UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

AOL Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2014 Annual Meeting

of Stockholders and Proxy Statement

May 22, 2014

9:00 a.m., Pacific Time

The L.A. Hotel Downtown

Los Angeles, California

April 8 2014

Dear Fellow Stockholders:

Please join us for AOL Inc.’s Annual Meeting of Stockholders on May 22, 2014, at 9:00 a.m. (Pacific Time) at The L.A. Hotel Downtown, 333 South Figueroa Street, Los Angeles, California 90071. We are pleased to be utilizing the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

In accordance with this rule, we are sending stockholders of record at the close of business on March 27, 2014 a Notice of Internet Availability of Proxy Materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. We also will report on matters of current interest to our stockholders.

Your vote is important. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting.

Thank you for your continued support of AOL Inc.

Sincerely,

Tim Armstrong

Chairman and Chief Executive Officer

PROXY VOTING METHODS

If at the close of business on March 27, 2014 you were a stockholder of record, you may vote your shares by proxy through the internet, by telephone or by mail, or you may vote in person at our Annual Meeting of Stockholders to be held on May 22, 2014 (the “Annual Meeting”). If at the close of business on March 27, 2014 you held shares through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or nominee. In these cases, you may vote directly over the internet or by telephone or you may vote by mail by submitting a voting instruction form. We encourage you to vote through the internet or by telephone, both of which you may do 24 hours a day, 7 days a week. In addition, if at the close of business on March 27, 2014 you were a stockholder of record or held shares through a bank, broker or other nominee, you may vote in person at the Annual Meeting. You may revoke your proxy and change your vote at the time and in the manner described on page 3 of the Proxy Statement.

If you hold your shares directly in your name in our stock records maintained by our transfer agent, Computershare Trust Company N.A., proxies submitted via the internet or by telephone must be received by 11:59 p.m., Pacific Time, on Wednesday, May 21, 2014.

If you hold shares through a bank, broker or other nominee, voting instructions submitted over the internet or by telephone as described above must be received by 11:59 p.m., Pacific Time, on Wednesday, May 21, 2014.

Proxies or voting instructions submitted by mail must be returned in the envelope provided to you with your paper proxy card or voting instruction form, and received not later than 9:00 a.m. Pacific Time, on Thursday, May 22, 2014.

You may vote by proxy:

BY INTERNET

•	If you have internet access, by following the instructions included in the Notice of Internet Availability of Proxy Materials or your proxy card.

BY TELEPHONE

•	By following the telephone voting instructions included in the proxy card or on the internet voting website specified on the proxy card.

BY MAIL

•	If you have not already received a printed copy of the proxy materials by mail, request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials and follow these additional steps:

•	When you receive the proxy card, mark your selections on the proxy card.

•	Date and sign your name exactly as it appears on your proxy card.

•	Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

AOL INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m. (Pacific Time) on Thursday, May 22, 2014

PLACE	The L.A. Hotel Downtown, 333 South Figueroa Street, Los Angeles, California 90071

ITEMS OF BUSINESS	1. To elect the nine director nominees listed in the Proxy Statement.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

3. To approve the Company’s executive compensation on an advisory basis.

4. To approve the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated.

5. To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE	You may vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting if you were a stockholder of record at the close of business on March 27, 2014.

VOTING BY PROXY	To ensure your shares are voted, you may vote your shares via the internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing, dating and promptly returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a bank, broker or other nominee, you may vote by submitting voting instructions to your bank, broker or nominee.

By Order of the Board of Directors,

Julie Jacobs

Executive Vice President, General Counsel and Corporate Secretary

This Notice of Annual Meeting and Proxy Statement

are being distributed to stockholders beginning on or about April 8, 2014.

AOL INC.

770 Broadway

New York, New York 10003

Telephone: (212) 652-6400

PROXY STATEMENT

Annual Meeting of Stockholders

May 22, 2014

9:00 a.m. (Pacific Time)

GENERAL INFORMATION

Q:	Why am I being provided with these materials?

A:	We have made these proxy materials available to you via the internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of AOL Inc. (the “Company” or “AOL”) of proxies to be voted at our Annual Meeting of Stockholders to be held on May 22, 2014 (the “Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. If at the close of business on March 27, 2014 you were a stockholder of record or held shares through a bank, broker or other nominee, you are invited to vote your shares and attend the meeting.

There are four proposals scheduled to be voted on at the Annual Meeting:

•	Election of nine director nominees.

•	Ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for 2014.

•	Approval of the Company’s executive compensation on an advisory basis.

•	Approval of the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated.

Q:	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:	Pursuant to the rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our proxy materials via the internet. We believe that the e-proxy process will expedite our stockholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 8, 2014 to stockholders of record entitled to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or your proxy card and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the internet or to request a printed copy from us may be found in the Notice.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on March 27, 2014 (the “Record Date”) may vote at the Annual Meeting. As of that date, there were 79,892,576 shares of our common stock outstanding

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and entitled to vote. You have one vote for each director nominee and for each other proposal to be voted on at the Annual Meeting with respect to each share of common stock held by you as of the Record Date, including shares:

•	Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”); and

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”)—street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or nominee how to vote their shares.

Q:	What constitutes a quorum?

A:	A majority of the voting power of the outstanding shares of common stock entitled to vote generally on the business properly brought before the Annual Meeting must be represented in person or by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. If you hold your shares in street name and do not provide voting instructions to your broker, New York Stock Exchange (“NYSE”) rules grant your broker discretionary authority to vote your shares on “routine matters” at the Annual Meeting, including the ratification of the appointment of the independent auditors in Proposal 2. However, the proposals regarding the election of directors, the advisory vote to approve executive compensation and the approval of the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated, are not considered “routine matters.” As a result, if you do not provide instructions, your shares will not be voted on Proposals 1, 3 and 4 (resulting in a “broker non-vote”). Although “broker non-votes” will be counted as present and entitled to vote for purposes of determining a quorum, we urge you to promptly provide voting instructions to your broker so that your shares are voted on all proposals.

Q:	How many votes are required to approve each proposal?

A:	Each director nominee shall be elected at the Annual Meeting by the vote of a majority of the votes cast with respect to the nominee. A majority of the votes cast with respect to election of a director nominee means that the number of votes cast “FOR” a nominee must exceed the votes cast “AGAINST” that nominee (with “abstentions” and “broker non-votes” not counted as votes cast with respect to that nominee).

Any other proposal requires the affirmative vote of a majority of the voting power of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and voting thereon. In addition, NYSE rules contain separate approval requirements with respect to the approval of the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated. Under NYSE rules, approval of this proposal requires the affirmative vote of a majority of votes cast.

Q:	How are votes counted?

A:	You may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more nominees. You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on each of the other proposals.

With respect to the election of directors, neither an abstention nor a broker non-vote will count as a vote cast “for” or “against” a director nominee. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

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With respect to each of the other proposals to be voted on at the Annual Meeting, neither an abstention nor a broker non-vote will count as voting with respect to the proposal. Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the proposal. However, for purposes of approval of the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated, under NYSE rules, abstentions are treated as votes cast, and, therefore, will have the same effect as an “against” vote.

If you sign and submit your proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with the Board’s recommendations specified below under “How does the Board recommend that I vote?” and in accordance with the discretion of the persons named on the proxy card (the “proxyholders”) with respect to any other matters that may be voted upon at the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

Q:	Who will count the vote?

A:	Representatives of Computershare Trust Company N.A., our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares:

•	“FOR” the election of each of the director nominees set forth in this Proxy Statement.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.

•	“FOR” the approval of the Company’s executive compensation on an advisory basis.

•	“FOR” the approval of the Company’s AOL Inc. 2010 Stock Incentive Plan, as amended and restated.

Q:	How do I vote my shares without attending the Annual Meeting?

A:	If you are a registered stockholder you may vote by granting a proxy using any of the following methods:

•	By Internet—If you have internet access, by submitting your proxy by following the instructions included in the Notice or your proxy card.

•	By Telephone—By submitting your proxy by following the telephone voting instructions included in the proxy card or on the internet voting website specified on the proxy card.

•	By Mail—If you have received or requested a printed copy of the proxy materials from us by mail, you may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in street name, your bank, broker or other nominee should give you instructions for voting your shares. In these cases, you may vote via the internet, by telephone or by mail by submitting a voting instruction form.

Internet and telephone voting facilities will close at 11:59 p.m. (Pacific Time) on May 21, 2014 for the voting of shares held by stockholders of record and for the voting of shares held in street name.

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Mailed proxy cards or voting instruction forms must be returned in the envelope provided to you with your proxy card or voting instruction form, and received by 9:00 a.m. (Pacific Time) on May 22, 2014.

Q:	How do I vote my shares in person at the Annual Meeting?

A:	First, you must satisfy the requirements for admission to the Annual Meeting as detailed below. Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring either your Notice or proof of stock ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. You may obtain directions to the Annual Meeting by contacting our Corporate Secretary via email at corporatesecretary@teamaol.com, via phone at (212) 652-6450, via fax at (703) 466-9813 or via mail to AOL Inc., 770 Broadway, New York, New York 10003.

Even if you plan to attend the Annual Meeting, we encourage you to vote in advance via internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	What does it mean if I receive more than one Notice or proxy card on or about the same time?

A:	It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote via internet or telephone, vote once for each Notice you receive. For more information, see “Householding of Proxy Materials” on page 98 of this Proxy Statement.

Q:	May I change my vote or revoke my proxy?

A:	Yes. Whether you have voted via internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to our Corporate Secretary, provided such statement is received at or prior to the Annual Meeting;

•	Submitting a vote at a later time via internet or telephone before the closing of those voting facilities at 11:59 p.m. (Pacific Time) on May 21, 2014;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (bank, broker or other nominee) giving you the right to vote the shares. Only the latest validly executed proxy that you submit will be counted.

Q:	Do I need a ticket to be admitted to the Annual Meeting?

A:	No, although only stockholders and one guest, and other individuals invited by the Company are entitled to attend the Annual Meeting. To obtain admission to the Annual Meeting, you must

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register in advance by emailing corporatesecretary@teamaol.com, by calling (212) 652-6450 or by faxing (703) 466-9813. You may bring one immediate family member as a guest. Please register by May 19, 2014. Please include the following information in your email, voicemail or fax:

•	your name and mailing address;

•	whether you need special assistance at the Annual Meeting;

•	the name of your immediate family member guest, if one will accompany you; and

•	if your shares are held for you in the name of your bank, broker or other nominee, evidence of your stock ownership (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement) as of March 27, 2014.

In addition, we may establish additional or different rules and regulations for admission into and the conduct of the Annual Meeting.

Q:	Do I also need to present identification to be admitted to the Annual Meeting?

A:	Yes, all stockholders and guests must present a government-issued form of identification in order to be admitted to the Annual Meeting.

Q:	Could other matters be decided at the Annual Meeting?

A:	We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the proxyholders will have the discretion to vote on those matters for you.

Q:	Who will pay for the cost of this proxy solicitation?

A:	We will pay for the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. We have hired Georgeson Inc. to solicit proxies. We will pay Georgeson Inc. a fee of $9,000, plus reasonable expenses, for these services. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable and documented expenses.

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DEVELOPMENTS SINCE THE 2013 ANNUAL MEETING

Since the 2013 Annual Meeting, at which each of the Company’s directors standing for election were reelected, we have followed through on the commitments we made to stockholders. Specifically, we have achieved the following:

•      Delivered strongest revenue growth in a decade and strong Adjusted OIBDA growth. We delivered our strongest revenue growth in a decade with year-over-year revenue growth of 6% and strong Adjusted OIBDA growth with year-over-year Adjusted OIBDA growth of 17%. We believe we are well positioned to continue our growth path in 2014.[1]

•      Solidified our position as a leader in programmatic advertising and expanded our video offering. In 2013 we completed the acquisition of Adap.tv, Inc., a leading global, programmatic video advertising platform for the world’s largest brands, agencies and publishers.

•      Made further progress in aligning our cost base with our strategic opportunities, while investing for the future. In 2013, we reduced expenses (excluding traffic acquisition costs (TAC)) while investing in the future growth of the Company. We intend to further leverage our infrastructure going forward.

•      Expanded our consumer and advertiser offerings into international markets. We now operate in over 18 countries.

•      Grew the number of domestic users on our properties and across our advertising network. In 2013 we successfully increased domestic traffic across our properties 5% year-over-year and across our advertising network 4% year-over-year.

•      Added one new independent director to the Board. The Board appointed Eve Burton, Senior Vice President and General Counsel of The Hearst Corporation, as a new independent director in September 2013.

•      Entered into a $250 million senior secured revolving credit facility. In 2013 we entered into a credit facility, significantly improving our capital structure and financial flexibility.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2014.

The Proxy Statement and Annual Report are available at http://corp.aol.com/proxymaterials.

[1]	Adjusted OIBDA is a non-GAAP financial measure and may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. A reconciliation of our GAAP to non-GAAP results can be found in Annex B attached hereto.

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ITEM 1—ELECTION OF DIRECTORS

The Board, upon recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), unanimously nominated the nine director nominees listed below for election to the Board at the Annual Meeting. Each of the nine nominees currently serves as a member of the Board and was last elected by the stockholders at the 2013 Annual Meeting of Stockholders, with the exception of Ms. Burton who was appointed to the Board in September 2013, after being recommended to our Nominating and Governance Committee by a non-management director of our Board.

Directors elected at the Annual Meeting will be elected to hold office until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise instructed, the proxyholders intend to vote the proxies held by them for the election of the nine director nominees named below. The proxies cannot be voted for more than nine candidates for director. If any of the nine director nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the proxyholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the proxyholders may vote just for the remaining nominees, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board. Set forth below are the principal occupations, business experience, qualifications, directorships and certain other information for each of the nine director nominees.

Nominees for Election as Directors

Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships
TIM ARMSTRONG Chairman and Chief Executive Officer AOL Inc. Director since 2009 Age 43

Mr. Tim Armstrong has served as Chairman and Chief Executive Officer of AOL Inc. since April 2009. Prior to that, Mr. Armstrong served as President, Americas Operations of Google Inc., a global technology company, and served on its operating committee. Mr. Armstrong joined Google Inc. in 2000 as Vice President, Advertising Sales, and in 2004 was promoted to Vice President, Advertising and Commerce and then in 2007 was named President, Americas Operations and Senior Vice President. Before joining Google Inc., Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com Inc. from 1998 to 2000. Prior to that, he served as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong started his career by co-founding and running a newspaper based in Boston, Massachusetts. Mr. Armstrong serves on the board of directors of priceline.com Incorporated, is a trustee of Lawrence Academy and The Paley Center for Media, is on the Board of Advisors of Action America, Inc., and is a Chair Emeritus of the Ad Council, a non-profit organization.

Skills and Qualifications

Mr. Armstrong brings to the Board extensive experience, expertise and background in internet marketing, sales and the interactive media industry gained from his former positions at Google Inc. He also possesses corporate leadership experience and extensive knowledge of our business gained from his position as Chief Executive Officer with responsibility for the day-to-day oversight of the Company’s business operations.

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Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships
EVE BURTON Senior Vice President and General Counsel The Hearst Corporation Director since 2013 Age 55

Ms. Eve Burton has served as Senior Vice President and General Counsel of The Hearst Corporation, a diversified media company, since March 2012. She joined The Hearst Corporation in 2002 as Vice President and General Counsel. She also serves as an Adjunct Professor of Constitutional Law and Journalism at the Columbia University Graduate School of Journalism. Prior to that Ms. Burton was Vice President and Chief Legal Officer of CNN from 2000 to 2001 and Vice President of the New York Daily News from 1995 to 2000. Ms. Burton practiced law at Weil, Gotshal & Manges from 1992 to 1995 and was a law clerk for the Honorable Leonard B. Sand in the U.S. District Court for the Southern District of New York. Ms. Burton serves on the board of directors of The Hearst Corporation and Gryphon Technologies L.C.

Skills and Qualifications

Ms. Burton brings to the Board legal and business experience as a general counsel engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. She brings insights into operational issues facing content companies in transition as well as an expertise in the area of media law, the First Amendment and government relations.

RICHARD DALZELL Former Senior Vice President and Chief Information Officer Amazon.com, Inc. Director since 2009 Age 57

Mr. Richard Dalzell was Senior Vice President and Chief Information Officer of Amazon.com, Inc., an online retailer, until his retirement in 2007. Previously, Mr. Dalzell served in numerous other positions at Amazon.com, Inc., including Senior Vice President of Worldwide Architecture and Platform Software and Chief Information Officer from 2001 to 2007, Senior Vice President and Chief Information Officer from 2000 to 2001 and Vice President and Chief Information Officer from 1997 to 2000. Prior to his employment with Amazon.com, Inc., Mr. Dalzell was Vice President of the Information Systems Division at Wal-Mart Stores, Inc. from 1994 to 1997.

Skills and Qualifications

Mr. Dalzell brings to the Board extensive experience, expertise and background in internet information technology gained from his service as the Chief Information Officer of Amazon.com, Inc. He also brings corporate leadership experience gained from his service in various senior executive roles at Amazon.com, Inc.

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Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships
ALBERTO IBARGÜEN President and Chief Executive Officer John S. and James L. Knight Foundation Director since 2011 Age 70

Mr. Alberto Ibargüen is the President and Chief Executive Officer of the John S. and James L. Knight Foundation, a private, independent foundation dedicated to the promotion of informed and engaged communities by funding quality journalism and media innovation, community engagement and the arts. Before joining the Foundation in 2005, Mr. Ibargüen served in various positions at Knight-Ridder, Inc. from 1995 to 2005, as Chairman & Publisher of The Miami Herald and as Vice President of International Operations, The Miami Herald and Publisher of El Nuevo Herald. Mr. Ibargüen serves on the boards of directors of American Airlines Group, Inc. and PepsiCo, Inc.

Skills and Qualifications

Mr. Ibargüen brings to the Board extensive experience, expertise and background with regard to media, journalism, and financial matters gained from his current position as the President and Chief Executive Officer of the John S. and James L. Knight Foundation and from his service in various positions at Knight-Ridder, Inc., in addition to his service on the Audit Committees of PepsiCo, Inc. and American Airlines Group, Inc.. He also brings public company board experience gained from his service on the boards of directors of American Airlines Group, Inc. and PepsiCo, Inc.

HUGH F. JOHNSTON Executive Vice President and Chief Financial Officer PepsiCo, Inc. Director since 2012 Age 52

Mr. Hugh Johnston has served since 2010 as Executive Vice President and Chief Financial Officer of PepsiCo, Inc., a global food and beverage company. Mr. Johnston joined PepsiCo in 1987 and has held a number of increasing leadership roles, including Executive Vice President, Global Operations and President, Pepsi-Cola North America Beverages from 2007 to 2009. Mr. Johnston left PepsiCo, Inc. from August 1999 through March 2002 to pursue a general management role as VP, Retail, at Merck Medco, leading the company’s retail pharmacy card business.

Skills and Qualifications

Mr. Johnston brings to the Board extensive experience, expertise and background in accounting, financial, strategy and general management matters gained from his current position as Executive Vice President and Chief Financial Officer of PepsiCo, Inc. and various senior executive roles at PepsiCo and Merck Medco.

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Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships
DAWN G. LEPORE Former CEO and Chairman of the Board drugstore.com, inc. Director since 2012 Age 60

Ms. Dawn Lepore was CEO and Chairman of the Board of drugstore.com, inc., a leading online retailer of health, beauty, and wellness products, which she led from 2004 until its sale to Walgreens in 2011. She also served as the former Interim Chief Executive Officer at Prosper Marketplace, Inc., a peer-to-peer lending marketplace from March 2012 to January 2013. Prior to joining drugstore.com, Ms. Lepore held leadership positions at The Charles Schwab Company, an investment services firm that provides brokerage, banking and investment-related services to consumers and businesses. In Ms. Lepore’s 21 years with Schwab, she held a variety of roles. Ms. Lepore served as Vice Chairman of technology, operations, administration, strategy and active trader, was Chief Information Officer, a member of Schwab’s executive committee and a trustee of SchwabFunds. Ms. Lepore serves on the boards of directors of Real Networks, Inc., Coupons.com Incorporated and TJX Companies, Inc. Ms. Lepore previously served on the board of directors of eBay Inc. from 1999 to January 2013, The New York Times Company from 2008 to 2011 and drugstore.com, inc. from 2004 to 2011.

Skills and Qualifications

Ms. Lepore brings to the Board extensive experience, expertise and background in internet commerce and information technology gained from her roles at Schwab and background in building and operating online businesses gained from her service as Chief Executive Officer and Chairman of the Board of drugstore.com, inc. She also brings public company board experience gained from her service as a board member of Real Networks, Inc., Coupons.com Incorporated, TJX Companies, Inc., eBay Inc., The New York Times Company and drugstore.com, inc.

PATRICIA MITCHELL President and Chief Executive Officer The Paley Center for Media Director since 2009 Age 71

Ms. Patricia Mitchell has served as President and Chief Executive Officer of The Paley Center for Media, a global non-profit cultural institution, since 2006. Before that, Ms. Mitchell was President and Chief Executive Officer of the Public Broadcasting Service, a non-profit public broadcasting television service, from 2000 to 2006. Ms. Mitchell also served as President of Turner Original Productions and CNN Productions and for more than two decades, Ms. Mitchell was a journalist and producer, serving as reporter, anchor, talk show host and executive for three broadcast networks and several cable channels. Ms. Mitchell previously served on the board of directors of Sun Microsystems, Inc. from 2005 to 2010, of Bank of America Corporation from 2001 to 2009 and Knight-Ridder from 2000 to 2004.

Skills and Qualifications

Ms. Mitchell brings to the Board extensive experience, expertise and background in media, telecommunications and broadcasting gained from her current service as the President and Chief Executive Officer of The Paley Center for Media, as well as her former role as President and Chief Executive Officer of the Public Broadcasting Service. In addition, Ms. Mitchell brings public company board experience gained from her service on the boards of Sun Microsystems, Inc., Bank of America Corporation and Knight-Ridder.

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Name, Title, Age and Tenure as a Director	Principal Occupation, Business Experience, Qualifications and Directorships
FREDRIC REYNOLDS Former Executive Vice President and Chief Financial Officer CBS Corporation Director since 2009 Age 63

Mr. Fredric Reynolds was with CBS Corporation, a media company, and its predecessor companies from 1994 until he retired in August 2009. Mr. Reynolds was Executive Vice President and Chief Financial Officer of CBS Corporation from 2005 to 2009. He also served as President and Chief Executive Officer of the Viacom Television Stations Group of Viacom Inc., and President of the CBS Television Stations Division of CBS, Inc. Before that, Mr. Reynolds served as Executive Vice President and Chief Financial Officer of Viacom Inc. and its predecessor CBS Corporation, which was formerly Westinghouse Electric Corporation. Mr. Reynolds joined Westinghouse from PepsiCo, Inc. Mr. Reynolds serves on the boards of directors of Mondelez International, Inc. (formerly Kraft Foods Inc.) and the Hess Corporation.

Skills and Qualifications

Mr. Reynolds brings to the Board extensive experience, expertise and background in media, telecommunications, accounting and financial matters gained from his service as the Chief Financial Officer of CBS Corporation, as well as his service on the Audit Committees of Mondelez International, Inc. (formerly Kraft Foods Inc.) and the Hess Corporation. He also brings corporate leadership experience gained from his service in various senior executive positions at CBS Corporation and Viacom Inc.

JAMES STENGEL President and Chief Executive Officer The Jim Stengel Company, LLC Director since 2009 Age 58

Mr. James Stengel has been President and Chief Executive Officer of The Jim Stengel Company, LLC, a marketing think tank and consulting firm, since 2008. Mr. Stengel is also currently an adjunct marketing professor at UCLA’s Anderson School of Management. Mr. Stengel worked at The Procter & Gamble Company, a global consumer products company, from 1983 to 2008, holding a variety of positions including Global Marketing Officer from 2001 to 2008. Mr. Stengel served on the board of directors of Motorola, Inc. prior to the spin-off of Motorola Mobility, Inc. in January 2011 and Motorola Mobility Inc. prior to its sale to Google Inc. in 2012.

Skills and Qualifications

Mr. Stengel brings to the Board extensive experience, expertise and background in branding and marketing, having served as the Global Marketing Officer of Procter & Gamble Company. He also brings public company board experience and leadership development experience gained from his service as a board member and as the Chairman of the Compensation and Leadership Committee of Motorola Mobility, Inc. prior to its sale to Google Inc. in 2012, and of Motorola, Inc. prior to the spin-off of Motorola Mobility, Inc. in January 2011.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NINE DIRECTOR NOMINEES NAMED ABOVE.

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BOARD OF DIRECTORS INFORMATION

Committees of the Board and Meetings

There are currently four standing committees of the Board: the Audit and Finance Committee, the Compensation and Leadership Committee, the Nominating and Governance Committee and the Executive Committee (each, a “Committee”). Currently, as discussed in more detail below, each Committee is comprised entirely of independent directors, consistent with the definition of “independent” under the NYSE listing standards applicable to boards of directors generally and board committees in particular. Each Committee is authorized to retain its own outside counsel and other advisors as it deems necessary or advisable.

The Board has adopted written charters for each of its standing Committees, copies of which are posted on our website at www.corp.aol.com/corpgov. A stockholder also may request a copy of these materials in print, without charge, by contacting our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003. Each of the Audit and Finance Committee, the Compensation and Leadership Committee, the Nominating and Governance Committee and the Executive Committee reviews its charter on an annual basis. Each Committee makes recommendations, as appropriate, to management or the full Board as a result of its charter review.

The following table summarizes the current membership of the Board and each of its standing Committees, as well as the number of times the Board and each Committee met during 2013.

Name	Board	Audit and Finance Committee	Compensation and Leadership Committee	Nominating and Governance Committee	Executive Committee

Tim Armstrong	Chairperson

Eve Burton*	Member			Member

Richard Dalzell*	Member		Member

Alberto Ibargüen*	Member	Member		Member

Hugh Johnston*	Member	Chairperson			Member

Dawn Lepore*	Member	Member

Patricia Mitchell*	Member			Chairperson	Member

Fredric Reynolds*	Member				Chairperson

James Stengel*	Member		Chairperson		Member

Number of 2013 Meetings	14	9	10	6	3

*Independent Director

The Transactions Committee of the Board was dissolved by the Board on August 8, 2013. Mr. Reynolds served as Chair of the Transactions Committee and Ms. Lepore served as a member of the Transactions Committee at the time of its dissolution.

Each current director attended 75% or more of the total number of meetings of the Board and of the Committees on which each such director served during 2013. In addition to the four standing Committees, the Board may approve, and has from time to time approved, the creation of special committees to act on behalf of the Board.

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Audit and Finance Committee

The Audit and Finance Committee of the Board (the “Audit and Finance Committee”), among other things:

•	assists in the Board’s oversight of the quality and integrity of our financial statements and accounting practices;

•	selects an independent registered public accounting firm, taking into account the vote on ratification by stockholders at our annual meeting;

•	pre-approves all services to be provided to us by our independent registered public accounting firm;

•	confers with our independent auditors on the matters required to be discussed under Auditing Standard No. 16 as well as such other matters relating to the annual financial audit as appropriate.

•	reviews the qualifications, independence and performance of our independent registered public accounting firm;

•	oversees our internal audit function;

•	meets with our independent auditor, our financial personnel and internal financial controllers regarding our internal controls and other matters; and assists in overseeing our compliance, internal controls and risk management policies. All members of the Audit and Finance Committee are “independent,” consistent with the NYSE listing standards applicable to boards of directors in general and audit committees in particular and SEC rules regarding audit committees. In addition, the Board has determined that each of the members of the Audit and Finance Committee is financially literate and that Mr. Johnston has sufficient accounting and related financial management expertise to satisfy the criteria to be an “audit committee financial expert” under the rules and regulations of the SEC.

In accordance with the Audit and Finance Committee charter, no Audit and Finance Committee member may simultaneously serve on more than two other public company audit committees unless the Board specifically determines that it would not impair the ability of an existing or prospective member to serve effectively on the Audit and Finance Committee. None of the current members currently serves on more than two other public company audit committees.

Compensation and Leadership Committee

The Compensation and Leadership Committee of the Board (the “Compensation Committee”), among other things:

•	sets our general policy regarding executive compensation and reviews, no less than annually, the compensation provided to our Chief Executive Officer (“CEO”) and such other senior executives of the Company as the Compensation Committee may, from time to time, determine should be subject to the Compensation Committee’s direct purview, currently including (i) the Company’s employees with the title of Executive Vice President or higher, (ii) any other officer within the scope of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Section 16 officer”) and (iii) each of the Company’s other employees, if any, whose annual total target compensation has a value of $3 million or greater;

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•	reviews and approves the compensation (including salary, bonus, equity, equity-based incentives and any other incentive compensation and other benefits, direct and indirect) of our CEO and other senior executives as are subject to the Compensation Committee’s direct purview;

•	reviews and approves corporate goals and objectives relevant to the CEO’s and other senior executives’ compensation, including annual performance objectives;

•	oversees our disclosure regarding executive compensation, including the Compensation Committee report on executive officer compensation as required by the SEC to be included in our annual Proxy Statement and included or incorporated by reference in our annual report on Form 10-K;

•	approves any employment agreements for our CEO and other senior executives;

•	oversees the Company’s overall compensation structure, practices, benefit plans and human development policies, including, as appropriate, reviewing and recommending compensation and benefit plans for Board approval;

•	annually considers whether there are any risks arising from the Company’s compensation policies and overall actual compensation practices for employees, including non-executive officers, that are reasonably likely to have a material adverse effect on the Company;

•	administers the Company’s executive bonus and equity-based incentive plans;

•	considers and recommends to the Board the frequency of the Company’s advisory vote to approve executive compensation;

•	oversees the Company’s response to any regulatory developments affecting compensation;

•	reviews and oversees executive leadership and organizational development and practices;

•	periodically reviews compliance by senior executives with the Company’s equity ownership guidelines;

•	annually assesses whether the work of compensation consultants involved in determining or recommending executive or director compensation has raised any conflict of interest that is required to be disclosed in the Company’s Proxy Statement and Annual Report on Form 10-K; and

•	reviews and makes recommendations to the Board (together with the Nominating and Governance Committee) regarding the Company’s response to stockholder proposals related to compensation matters for inclusion in our annual Proxy Statement.

All members of the Compensation Committee are “independent,” consistent with the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act and as “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)).

Delegation of Authority with Respect to Equity Grants

Pursuant to its charter, unless otherwise prohibited by law, our certificate of incorporation or our by-laws, the Compensation Committee may delegate its responsibilities to subcommittees or individuals. The Compensation Committee has delegated limited authority to individuals serving as our chief executive officer, chief financial officer, chief legal officer and chief human resources officer to make certain equity grants outside of the annual equity grant process to non-executive management

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employees who are newly hired or who are otherwise selected by the CEO to receive a grant other than employees with the title of Executive Vice President or higher, any other Section 16 officer or any employee whose annual total target compensation has a value of $3 million or greater.

Compensation Consultant

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant to provide it with objective and expert analyses, advice and information with respect to executive compensation. All executive compensation services provided by CAP were conducted under the direction or authority of the Compensation Committee. After considering the following six factors with respect to CAP: (i) the provision of other services to us by CAP; (ii) the amount of fees received from us by CAP, as a percentage of the total revenue of CAP; (iii) the policies and procedures of CAP that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the CAP consultant with a member of the Compensation Committee; (v) any of our stock owned by the CAP consultants; and (vi) any business or personal relationship of the CAP consultant or CAP with any of our executive officers, our Compensation Committee has concluded that no conflict of interest exists with CAP.

In addition to CAP, members of our Human Resources, Legal and Finance Departments support the Compensation Committee in its work.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” beginning on page 42 of this Proxy Statement.

Compensation Programs and Risk Management

Management engaged the executive compensation firm Exequity LLP to assist us in conducting a detailed review and analysis of risk associated with the employee compensation plans administered by the Company in 2013, including (i) base pay, (ii) cash-based incentive plans, (iii) sales incentive plans and (iv) equity plans.

Key characteristics of our compensation plans and programs, such as the structure of annual and long-term incentives, the combination and number of metrics used in such programs, the positions eligible to participate, the use and availability of discretion (including the ability of program administrators to limit award payouts), individual target and maximum awards and the timing of payouts were analyzed based on the level of risk associated with the plans and programs.

The assessment also identified and evaluated characteristics of the plans and programs that mitigate risk associated with compensation, including the processes for calculating payouts under incentive compensation programs (such as third-party verification or determination of performance achieved), approval processes (including the ability of program administrators to limit award payouts), maximum payouts, use of a combination of long-term and short-term incentive programs with different time horizons for measuring performance, share ownership and equity retention policies for senior executives, the mix of cash bonuses and long-term equity incentive compensation, the existence of claw-back and anti-pledging policies, and multi-year vesting schedules for equity awards.

Based on this detailed review and analysis, management and the Compensation Committee determined that there are no risks arising from the Company’s compensation plans and programs that are reasonably likely to have a material adverse effect on the Company.

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Nominating and Governance Committee

The Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), among other things:

•	develops and recommends to the Board our corporate governance principles and otherwise takes a leadership role in corporate governance matters;

•	reviews, evaluates the adequacy of, and recommends to the Board, amendments to our by-laws, certificate of incorporation and other governance policies;

•	reviews and makes recommendations to the Board regarding the purpose, structure, composition and operations of our various Committees;

•	identifies, reviews and recommends directors for election to the Board and establishes procedures for stockholders to recommend director candidates for the Nominating and Governance Committee to consider;

•	reviews compliance by non-employee directors with the Company’s stock ownership guidelines for non-employee directors;

•	reviews the compensation for non-employee directors and makes recommendations to the Board;

•	reviews the leadership structure of the Board and recommends changes to the Board as appropriate and makes a recommendation to the independent directors regarding the appointment of the lead independent director (the “Lead Independent Director”);

•	annually evaluates the performance of the Chairman of the Board and the Lead Independent Director;

•	oversees the Board’s annual self-evaluation process;

•	reviews and approves related-person transactions;

•	reviews and makes recommendations to the Board regarding our response to stockholder proposals for inclusion in our annual Proxy Statement; and

•	oversees and monitors general governance matters including communications with stockholders, regulatory developments relating to corporate governance and our corporate social responsibility activities.

All of the members of the Nominating and Governance Committee are “independent” as defined by the NYSE listing standards.

Executive Committee

The Executive Committee of the Board (the “Executive Committee”), consisting of the Lead Independent Director (as described below) and the Chairs of the Audit and Finance Committee, the Nominating and Governance Committee and the Compensation Committee, provides flexibility to act promptly between regularly scheduled meetings of the Board. During these intervals, the Board has granted to the Executive Committee all the powers of the Board in the management of the business and affairs of the Company, including the ability to review and approve all of the Company’s proposed transactions in which the dollar amount for any such proposed transaction equals or exceeds $10 million and is no greater than $100 million, except (i) as limited by the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, the rules of the NYSE or applicable law or regulation and (ii) with respect to matters that are specifically reserved for another committee of the Board. The Executive Committee also oversees the CEO succession planning process, including an emergency succession plan.

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GOVERNANCE OF YOUR COMPANY

Our Standards of Business Conduct, our Code of Ethics for Our Senior Executive and Senior Financial Officers, our Corporate Governance Policy, our Committee charters and other corporate governance information are available on our website at www.corp.aol.com/corpgov. Any stockholder also may request them in print, without charge, by contacting our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003.

Standards of Business Conduct

Our Standards of Business Conduct apply to our employees and members of the Board. The Standards of Business Conduct establish policies pertaining to, among other things, employee conduct in the workplace, electronic communications and information security, accuracy of books, records and financial statements, securities trading, confidentiality, conflicts of interest, fairness in business practices, the Foreign Corrupt Practices Act, the UK Bribery Act, antitrust laws and political activities and solicitations.

Our Chief Ethics and Compliance Officer oversees adherence to the Standards of Business Conduct in addition to overseeing our compliance function throughout our business. Our Chief Ethics and Compliance Officer also assists in the communication of the Standards of Business Conduct and oversees employee education regarding its requirements, including online compliance training. All employees worldwide participate in annual business conduct training.

We maintain an employee help line, called the SBC Help Line. The SBC Help Line and the Whistleblower Procedures discussed below are the Company’s primary mechanisms for receiving and acting on business conduct and ethical complaints. Through the SBC Help Line, employees can report integrity concerns or seek guidance on business conduct matters. In some countries, local and regional differences in culture and law limit the scope and types of reports we may accept through our SBC Help Line. We provide alternative reporting direction for employees in these countries. The SBC Help Line has a toll-free number for U.S.-based employees, and provides toll-free international numbers for employees based in some countries outside the United States. Employees may also report integrity concerns via an online form, mail, fax or email. If an employee alleges a complaint, our Chief Ethics and Compliance Officer receives the report and then coordinates with internal and outside resources, as appropriate, to investigate reported concerns. The Chief Ethics and Compliance Officer regularly reports to the Audit and Finance Committee inquiries and complaints we receive through the SBC Help Line and any resulting investigations and corrective actions.

Code of Ethics for Our Senior Executive and Senior Financial Officers

Our Code of Ethics for Our Senior Executive and Senior Financial Officers (the “Code of Ethics”) applies to certain senior management of the Company, including individuals in the role of CEO, Chief Financial Officer (“CFO”), Controller and the senior-most tax executive (and others performing similar senior executive functions at the Company from time to time in the future). Among other things, the Code of Ethics mandates that the designated officers engage in and promote honest and ethical conduct, avoid conflicts of interest and disclose any material transaction or relationship that reasonably could be expected to give rise to a conflict, protect the confidentiality of non-public information about the Company, take all reasonable measures to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations and promptly report any possible violation of the Code of Ethics. Additionally, the Code of Ethics requires that these individuals

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promote full, fair, accurate, timely and understandable disclosure in the Company’s publicly filed reports and other public communications and sets forth standards for accounting practices and records. We hold individuals to whom the Code of Ethics applies accountable for adherence to the Code of Ethics. Our Chief Ethics and Compliance Officer oversees and assists in the communication of the Code of Ethics.

We intend to disclose any amendments to or waivers of provisions of the Standards of Business Conduct or Code of Ethics granted to directors or executive officers by posting such information on our website.

Whistleblower Procedures

With respect to complaints and concerns regarding accounting, internal accounting controls and auditing, and in response to Section 301 of the Sarbanes-Oxley Act of 2002, the Audit and Finance Committee has established additional procedures, referred to as Whistleblower Procedures. Under these procedures, as under our standard SBC Help Line procedures, persons, including employees of the Company, may submit, without fear of retaliation, and, where the law permits, anonymously, an allegation of questionable accounting, internal accounting controls or auditing matters to the Company through the SBC Help Line options described above. Employees may also report these types of complaints and concerns to the Company’s Controller. The Chief Ethics and Compliance Officer’s regular reports to the Audit and Finance Committee include these complaints and concerns, and if the Chief Ethics and Compliance Officer and/or Company management determine that an allegation is both credible and material to the Company’s financial reporting, financial condition or internal controls, they will inform the Audit and Finance Committee promptly and they will assist in determining the manner in which such material allegation is to be investigated.

Corporate Governance Policy

Our commitment to good corporate governance is reflected in our Corporate Governance Policy, which describes the Board’s views on a wide range of governance topics. The Corporate Governance Policy is reviewed no less than annually by the Nominating and Governance Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.

Significant Governance Practices

Board Composition and Director Nomination Process

Our director recruitment process involves, among other steps: developing criteria for selecting members of the Board; identifying potential candidates; reviewing the potential candidates against the relevant criteria; interviewing the potential candidates; and exchanging relevant information between us and the potential candidates.

The Nominating and Governance Committee evaluates director candidates in accordance with the director membership criteria described in our Corporate Governance Policy. The Nominating and Governance Committee evaluates a candidate’s qualifications to serve as a member of our Board based on the skills and characteristics of individual directors as well as the composition of our Board as a whole. With regard to the criteria for our Board members, we believe that each director should possess integrity, judgment, acumen, familiarity with our business, independence of thought and the

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ability to work collegially, as well as the time and ability to make a constructive contribution to the Board. In addition, we endeavor to provide that the Board has the appropriate overall mix of professional skills and background, industry experience, financial expertise (including expertise that would qualify a director as a “financial expert” as that term is defined under the rules and regulations of the SEC), age, diversity and geographic background to fulfill the roles of the Board and its committees. In particular, we seek skilled persons in the areas of finance, accounting, technology, marketing and general executive management, as well as those who are experienced in the areas of advertising, media and government. Finally, we seek to have a substantial majority of the Board members who are independent under the NYSE listing standards, and have a majority of the Board members possess prior experience working closely with, or serving on, the board of a public company.

At least annually, in connection with the director nomination process, the Board evaluates its composition to assess the skills and experience that are currently represented on the Board, as well as those that the Board will find valuable in the future, given the Company’s current position and strategic plans. This evaluation enables the Board to update the Board membership criteria as the Company’s needs evolve over time and to assess the effectiveness of efforts at pursuing diversity. In connection with the nominations of each of the current Board members for election as directors at the Annual Meeting, the Board considered the biographical information and director qualifications set forth with respect to each Board member under “Item 1—Election of Directors—Nominees for Election as Directors.”

The Nominating and Governance Committee considers and reviews all candidates in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee has established procedures for stockholders of the Company to recommend director candidates. Stockholders who wish to recommend director candidates for the Nominating and Governance Committee’s consideration should send their recommendation to our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003 and should include:

•	the full name, address and telephone number of the stockholder making the recommendation and of the candidate being recommended;

•	the number of shares of the Company’s stock that are beneficially owned by the stockholder making the recommendation and the amount of time such shares have been held;

•	a description of all arrangements or understandings between the stockholder and the candidate;

•	a brief explanation of the value or benefit that the stockholder making the recommendation believes that the candidate would provide to the Company as a director along with a copy of the candidate’s résumé, references and an executed written consent of the candidate to be interviewed by the Nominating and Governance Committee, if the Nominating and Governance Committee chooses to do so in its discretion, and to serve as a director of the Company if elected; and

•	an analysis of the candidate’s qualifications to serve on the Board and on each of the Board’s committees in light of the criteria set forth in the Company’s by-laws and Corporate Governance Policy (including all regulatory requirements incorporated by reference therein).

Our amended and restated by-laws provide that any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to our Board, if such stockholder complies with the applicable advance notice procedures in the Company’s by-laws, which are discussed on page 97 of this Proxy Statement.

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Annual Meeting of Stockholders

We encourage all of our directors to attend each annual meeting of stockholders. Seven of the eight directors who were members of our Board at the time of our 2013 Annual Meeting of Stockholders attended that meeting.

Director Independence and Independence Determinations

Under NYSE rules, a director is not independent unless the Board makes an affirmative determination to such effect. In order to determine that a director is independent, the Board must affirmatively determine that the director has no material relationship with the Company, and the director must satisfy the standards and objective tests set forth under NYSE rules.

In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that exist between the director and the Company, or between entities with which the director is affiliated and the Company. In the event a director has a relationship with the Company that is relevant to his or her independence, the Board determines in its judgment whether such relationship is material. During its independence review, the Board considered that Mr. Armstrong, our Chairman and CEO, serves on the Board of Trustees of The Paley Center for Media, a non-profit institution, where Ms. Mitchell serves as President and CEO. The Board determined that this relationship does not impair Ms. Mitchell’s independence because Mr. Armstrong does not serve on the Executive Compensation Committee of The Paley Center for Media’s Board of Trustees or otherwise determine or influence Ms. Mitchell’s compensation.

Our Corporate Governance Policy requires that a substantial majority of the members of the Board and that all the members of the Audit and Finance Committee, the Compensation Committee and the Nominating and Governance Committee be independent under the NYSE regulations. The Board has determined that each of the following director nominees is independent: Ms. Burton, Ms. Lepore and Ms. Mitchell, and Messrs. Dalzell, Ibargüen, Johnston, Reynolds and Stengel. Mr. Armstrong, our CEO, is not independent. In addition, the Board previously determined that Ms. Susan Lyne (who resigned from the Board on March 1, 2013) was independent prior to her resignation.

Board Leadership Structure

The Board has determined that combining the CEO and Chairman positions is currently the appropriate leadership structure for the Company. The Board believes that combining the CEO and Chairman roles fosters clear accountability, effective decision-making and alignment on corporate strategy between the Board and the senior management of the Company. Nevertheless, the Board believes that “one-size” does not fit all, and that the decision of whether to combine or separate the positions of CEO and Chairman depends upon each company’s particular circumstances at a given point in time. Accordingly, the Board intends to carefully consider from time to time, including during its annual self-evaluation, whether the CEO and Chairman positions should be combined or separated based on what the Board believes is best for the Company and its stockholders at that time.

The Board has a Lead Independent Director who is elected by the independent members of the Board. Currently, the Lead Independent Director is Mr. Reynolds. As set forth in the Company’s Corporate Governance Policy, the responsibilities of the Lead Independent Director include:

•	presiding at executive sessions of the non-employee and independent directors and at meetings of the Board at which the Chairperson is not present;

•	serving as the liaison between the Chairperson of the Board and the independent directors;

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•	approving the schedule, agenda and information for Board meetings (including having the ability to include specific items on those agendas);

•	providing leadership and serving as temporary Chairperson of the Board and CEO in the event of the inability of the Chairperson or CEO to fulfill his or her role due to crisis or any other event or circumstance;

•	advising the Chairperson of the Board with respect to consultants and legal and financial advisors who may report directly to the Board;

•	convening executive sessions of the non-employee and independent directors when necessary and appropriate; and

•	being available, as appropriate, for communication with the Company’s stockholders.

As part of its evaluation of the Board’s leadership structure, the Board considered the fact that it has appointed a Lead Independent Director with responsibilities that are substantially similar to many of the functions typically fulfilled by a board chairman, including presiding at executive sessions of independent directors and convening such sessions when necessary and appropriate, serving as the liaison between the CEO and the independent directors, approving the agenda for Board meetings and being available for communication with the Company’s stockholders. The Board believes that the Lead Independent Director position balances the need for effective and independent oversight of management with the significant benefits of strong, unified leadership. In addition, the Board has noted that all of the members of the Board other than Mr. Armstrong are independent, and that all of the members of each of the committees of the Board are independent, within the meaning of “independent” under NYSE listing standards.

The Board has also considered that the combined role of CEO and Chairman promotes unified leadership and direction for the Company as it continues to execute its strategy to improve the Company’s growth trajectory and create meaningful stockholder value. Additionally, the Board believes that the current structure promotes effective decision-making by seeing that the Board’s agenda responds to the Company’s strategic opportunities and challenges and that the Board receives the information it needs to fulfill its responsibilities. The Board also considered that the combined role of CEO and Chairman allows one person to speak on behalf of the Company to its customers, employees and stockholders, and minimizes inefficiencies that might arise under a different structure as the Board and management respond to developments affecting the Company. The Board believes that its existing structure is in the best interest of the Company and our stockholders, as it allows for a balance of authority between the CEO and Chairman and the independent directors and provides an environment in which the independent directors, under the leadership of the Lead Independent Director, are fully informed, have significant input into the content of Board meeting agendas and are able to provide objective and thoughtful oversight of management.

Executive Sessions of Non-Employee and Independent Directors

In 2013, the independent directors on the Board met in executive sessions, without any employee directors or management present. Executive sessions of the non-employee directors and independent directors are led by the Lead Independent Director and facilitate candid discussion of the independent directors’ viewpoints regarding the performance of management and the strategic direction of the Company.

Board and Committee Evaluations

Annually the Board and each of the Audit and Finance, Compensation and Leadership and Nominating and Governance Committees evaluate and discuss their respective performances and

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effectiveness, as required by our Corporate Governance Policy and their respective charters. These evaluations cover a wide range of topics, including, but not limited to, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Policy and Committee charters, which are posted on our website at www.corp.aol.com/corpgov.

Communications with the Board of Directors

Stockholders and other interested parties who wish to communicate with our Board or a particular member of our Board (including the Lead Independent Director) or with the non-management or independent directors as a group, may do so by addressing such communications to our Corporate Secretary, AOL Inc., 770 Broadway, New York, New York 10003 or corporatesecretary@teamaol.com, who will forward such communications to the appropriate party. Such communications may be made confidentially or anonymously. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees will be forwarded to the Chairman (or Lead Independent Director, as the case may be). Communications that relate to matters that are within the responsibility of one of the Committees will also be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be sent to the appropriate contact person within the Company. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Oversight of Risk Management

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing the Company. The Board carries out its risk oversight responsibilities primarily through the Audit and Finance Committee, which is responsible for oversight of the Company’s risk management policies and procedures. The Company is exposed to a number of risks including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Audit and Finance Committee discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The CFO is responsible for the Company’s risk management function and works closely with the Company’s senior management to identify risks material to the Company. The CFO reports regularly to the CEO and the Audit and Finance Committee regarding the Company’s risk management policies and procedures. In that regard, the CFO meets with the Audit and Finance Committee regularly to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit and Finance Committee also reports to the Board on a regular basis to apprise Board members of its discussions with the CFO regarding the Company’s risk management efforts. The CEO or CFO report directly to the Board at least annually to apprise it directly of the Company’s risk management efforts.

In addition, the Compensation Committee discusses with management the Company’s major risks associated with the Company’s compensation plans and programs as described on page 15 of this Proxy Statement.

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ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit-Related Matters

Report of the Audit and Finance Committee

In accordance with its charter, the Audit and Finance Committee assists the Board in fulfilling responsibilities in a number of areas. These responsibilities include, among others: (i) overseeing the quality and integrity of our financial statements and accounting practices; (ii) selecting an independent registered public accounting firm (taking into account the vote on ratification by the stockholders); (iii) pre-approving all services to be provided to us by our independent registered public accounting firm; (iv) reviewing and discussing matters required to be discussed under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and amended from time to time, and such other matters pertaining to the annual financial audit as the Committee may deem appropriate; (v) reviewing the independence of our independent registered public accounting firm; (vi) overseeing our internal audit function; (vii) meeting with our independent registered public accounting firm and appropriate financial and accounting personnel regarding our internal controls and other matters; and (viii) overseeing all of our compliance, internal controls and risk management policies. To assist it in fulfilling its oversight and other duties, the Audit and Finance Committee regularly meets separately with the internal auditor, the independent registered public accounting firm and management.

Independent Registered Public Accounting Firm and Internal Audit Matters

The Audit and Finance Committee discussed with the Company’s independent registered public accounting firm its plan for the audit of the Company’s annual consolidated financial statements as of and for the year ended December 31, 2013 (the “2013 Annual Financial Statements”), as well as reviews of the Company’s quarterly financial statements (the “2013 Quarterly Financial Statements” and together with the 2013 Annual Financial Statements, the “2013 Financial Statements”). The Audit and Finance Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its audits and quarterly reviews of the 2013 Financial Statements, as well as its evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit and Finance Committee has also appointed Ernst & Young as the Company’s independent registered public accounting firm for 2014.

The Audit and Finance Committee has reviewed and approved the annual internal audit plan for 2014 and has met with the head of the internal audit group, with and without management present, to review and discuss internal audit matters.

Financial Statements as of and for the year ended December 31, 2013

Management has the primary responsibility for the Company’s financial statements and the reporting process, including its systems of internal and disclosure controls (including internal control over financial reporting). The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the consolidated financial statements with U.S. generally accepted accounting principles (“GAAP”).

In this context, the Audit and Finance Committee has met and held discussions with management and the independent registered public accounting firm with respect to the 2013 Financial Statements. Management represented to the Audit and Finance Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. GAAP.

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In connection with its review of the Company’s year-end financial statements, the Audit and Finance Committee has reviewed and discussed with management and the independent registered public accounting firm the consolidated financial statements, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the effectiveness of the Company’s internal control over financial reporting. The Audit and Finance Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable PCAOB rules, including the quality and acceptability of the Company’s accounting policies, financial reporting processes and controls. The Audit and Finance Committee also received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with Ernst & Young its independence from the Company and its management. The Audit and Finance Committee further considered whether the provision by the independent registered public accounting firm of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair the independent registered public accounting firm’s independence.

In performing its functions, the Audit and Finance Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group and independent registered public accounting firm, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. GAAP and the effectiveness of the Company’s internal control over financial reporting.

In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit and Finance Committee recommended to the Board, and the Board approved, that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”) filed with the SEC.

Submitted by the Audit and Finance Committee of the Company’s Board of Directors:

Hugh Johnston (Chair)

Alberto Ibargüen

Dawn Lepore

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

The Audit and Finance Committee has established a policy (the “Pre-Approval Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services. The Pre-Approval Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit and Finance Committee and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Pre-Approval Policy requires the specific pre-approval of all other permitted services. In evaluating any pre-approval, the Audit and Finance Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on registered public accounting firm independence, including whether provision of the service: (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company; (ii) would place the independent registered public accounting firm in the position of auditing its own work; (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of

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the Company; or (iv) would place the independent registered public accounting firm in a position of being an advocate for the Company. Additionally, the Audit and Finance Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s business, personnel, culture, accounting systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company. The Audit and Finance Committee also considers the relative level of fees for audit and non-audit services in deciding whether to pre-approve such services. The Audit and Finance Committee has delegated to its Chair the authority to address certain requests for pre-approval of services between meetings of the Audit and Finance Committee, and the Chair must report any pre-approval decisions to the Audit and Finance Committee at its next regular meeting. The Pre-Approval Policy is designed to provide that there is no delegation by the Audit and Finance Committee of authority or responsibility for pre-approval decisions to management of the Company. The Audit and Finance Committee monitors compliance by management with the Pre-Approval Policy by requiring the CFO, pursuant to the Pre-Approval Policy, to report to the Audit and Finance Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm. Management has also implemented internal procedures to promote compliance with the Pre-Approval Policy.

Audit and Non-Audit Fees

In connection with the audit of the 2013 Annual Financial Statements and review of the 2013 Quarterly Financial Statements the Company entered into an agreement with Ernst & Young that sets forth the terms under which Ernst & Young performed audit and review services for the Company.

The following table presents the aggregate fees billed for professional services rendered by Ernst & Young for the audit and review of our financial statements for 2013 and 2012 and the aggregate fees for other services rendered by Ernst & Young billed in those periods (in thousands):

	2013	2012
Audit fees(1)	$4,787	$5,016
Audit-related fees(2)	$6	$20
Tax fees(3)	$1,125	$1,048
All other fees (4)	$83	$9

Total	$6,001	$6,093

(1)	Audit fees related to audits of financial statements, reviews of quarterly financial statements and related reports and reviews of registration statements and certain periodic reports filed with the SEC.
(2)	Audit-related fees related primarily to the audit of employee benefit plans and agreed-upon procedure services.
(3)	Tax fees related to domestic and international tax return preparations, refund claims and tax payment planning were $718 thousand and $535 thousand in 2013 and 2012, respectively. Other tax service fees, which include domestic and international tax advisory services relating to routine tax advice and issues (including earnings and profit analysis and stock and asset basis calculations), were $407 thousand and $513 thousand in 2013 and 2012, respectively.
(4)	Fees related to permitted advisory services related to the examination of information technology dependent internal controls, a subscription for Ernst & Young’s online accounting research tool, and business certification in accordance with IAB measurement guidelines.

The Audit and Finance Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young’s independence and concluded that it was compatible.

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The Audit and Finance Committee has selected Ernst & Young to serve as our independent registered public accounting firm for 2014. The Audit and Finance Committee evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit and Finance Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities, and the auditors’ technical expertise, tenure as the Company’s independent auditors and knowledge of the Company’s global operations and industry. In this Item 2, we are asking stockholders to ratify the selection of Ernst & Young to serve as our independent registered public accounting firm for 2014. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit and Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.

The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young unless you specify otherwise. Ernst & Young has served as the independent registered public accounting firm of the Company since the complete legal and structural separation of the Company from Time Warner Inc. (“Time Warner”) in December 2009, following which we became an independent, publicly-traded company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

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ITEM 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote to approve the Company’s executive compensation as disclosed herein. Accordingly, in this Item 3, stockholders are being asked to approve the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related compensation tables and narrative discussion in the Proxy Statement for the Annual Meeting.

The Company believes that it is appropriate to seek the views of stockholders on the design and effectiveness of the Company’s executive compensation program. The Company’s goal for its executive compensation program is to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The Company believes that its executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of its stockholders.

Stockholders are encouraged to read the Compensation Discussion and Analysis, compensation tables and narrative discussion in this Proxy Statement beginning on page 42 of this Proxy Statement, which discuss in detail how our compensation policies and procedures implement our compensation philosophy and how our 2013 performance relates to our 2013 compensation decisions.

Key Financial and Operational Highlights

In 2013, as a result of the leadership of our executives and their execution of the Company’s key strategies, we had a strong financial year. Our achievements included:

•	Delivering strongest revenue growth in a decade with year-over-year revenue growth of 6%.

•	Delivering strong Adjusted OIBDA growth with year-over-year Adjusted OIBDA growth of 17%;[2]

•	Achieving global advertising revenue growth year-over-year in all four quarters in 2013;

•	Ending the year with the 6th consecutive quarter of unique visitor growth across our properties;

•	Achieving record low churn of 1.3% in the fourth quarter, compared to 1.8% in the prior year period;

•	Solidifying our position as a leader in programmatic advertising and expanding our video offering with the acquisition of Adap.tv, Inc.;

•	Repurchasing 3.9 million shares as part of our disciplined capital allocation strategy to return value to our stockholders; and

2 Adjusted OIBDA is a non-GAAP financial measure and may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. A reconciliation of our GAAP to non-GAAP results can be found in Annex B attached hereto.

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•	Entering into a $250 million senior secured revolving credit facility.

Key Compensation Practices Highlights in 2013

•	Recent executive compensation program highlights include the following:

•	We introduced a new type of equity grant for certain business segment leaders that tied achievement of segment performance criteria (SPSUs) to compensation, to emphasize our pay-for-performance philosophy.

•	We introduced a new business segment performance component for segment employees under the Company’s Annual Bonus Plan (ABP) to more closely link accountability and performance at the business segment level with compensation.

•	We introduced two new metrics under the Company performance component under the ABP to be more consistent with the measures on which the Company historically has focused its quarterly and annual earnings results.

As an advisory vote, this proposal is not binding upon the Board or the Company. Whether a majority of the votes cast by our stockholders are cast in favor of or against the advisory resolution, our Board and its Compensation Committee will not be required to change our compensation programs as a result. However, the Board and the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will review and consider the outcome of the vote when making future decisions on executive compensation.

Taking into account the advisory vote of stockholders regarding the frequency of advisory votes to approve executive compensation at our 2011 Annual Meeting, the Board’s current policy is to include a resolution regarding approval of the Company’s executive compensation annually until the next advisory vote on frequency occurs. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2015 Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE

APPROVAL OF THE FOREGOING RESOLUTION APPROVING THE

COMPANY’S EXECUTIVE COMPENSATION ON AN ADVISORY BASIS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

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ITEM 4—APPROVAL OF THE AOL INC. 2010 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED

General

We are asking the Company’s stockholders to approve the amendment and restatement of the AOL Inc. 2010 Stock Incentive Plan. In this section, we refer to the existing AOL Inc. 2010 Stock Incentive Plan as the “Existing Plan” and the amended and restated version of the plan as the “Stock Incentive Plan.” The amendment and restatement of the Existing Plan will:

•	Increase the number of shares available for issuance of awards under the Existing Plan by 7 million plus any shares that remain available for issuance under our other equity plans (which we refer to as our Other Plans, as defined below) and any shares subject to outstanding awards under our Other Plans that may become available again for issuance of awards in accordance with the Stock Incentive Plan’s terms, which we refer to collectively as the Share Authorization, as described further below;

•	Eliminate the “fungible share reserve” so that each one share issued pursuant to any award under the Stock Incentive Plan will count as the issuance of one share for the purpose of computing shares remaining available for issuance under the Stock Incentive Plan;

•	Provide that any shares subject to an award that are held back or tendered in payment of an option price or purchase price with respect to an award, tendered or held back to satisfy any tax withholding obligation with respect to an award, or not issued upon the net settlement or exercise of a stock appreciation right will be added back to the shares remaining available for issuance under the Stock Incentive Plan;

•	Extend the term of the Existing Plan through March 26, 2024; and

•	Make other clarifying and administrative amendments.

These changes to the Existing Plan are contingent upon receipt of stockholder approval of the Stock Incentive Plan.

We are also asking our stockholders to re-approve the material terms of the Stock Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Stock Incentive Plan is designed to allow for the grant of awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m). Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that qualifies as “performance-based compensation.” In order for awards under the Stock Incentive Plan to be eligible to qualify as “performance-based compensation” for purposes of Code Section 162(m), among other things, the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by the Company’s stockholders. The material terms include the employees eligible to receive compensation under the Stock Incentive Plan, a description of the business criteria on which any performance goals are based for awards under the Stock Incentive Plan, and the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these material terms of the Stock Incentive Plan are described below, and approval of the Stock Incentive Plan will constitute approval of the material terms of the Stock Incentive Plan for purposes of Code Section 162(m).

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Effective as of March 27, 2014, the Board approved the amendment and restatement of the Stock Incentive Plan and recommended its submission to the stockholders for approval at our annual meeting. Although not all of the changes to the Stock Incentive Plan are required to be approved by stockholders, the discretionary amendments have been included in the Stock Incentive Plan that the Company is submitting for stockholder approval.

The Company believes that operation of the Stock Incentive Plan is important in attracting and retaining talented employees and directors essential to the Company’s long-term growth and success. The Stock Incentive Plan enables the Company to closely align the interests of employees and its stockholders by providing the Company the ability to award employees stock-based compensation and other performance-based compensation. If Item No. 4 is not approved by our stockholders, we believe our ability to attract and retain talent in our industry will be seriously and negatively impacted. Competition to attract talented and experienced management and employees in our industry is intense and having a substantial equity compensation program is necessary to attract and retain our executives and other employees.

Material Amendments

The material differences between the Existing Plan and the Stock Incentive Plan are described below. For further information on the terms of the Stock Incentive Plan, please see the complete text of the Stock Incentive Plan, which is attached as Annex A to this Proxy Statement.

Increase in Share Authorization

The Company is seeking to increase the share reserve under the Existing Plan by 7 million shares and to simplify the administration of our equity program by rolling over into the Existing Plan any shares that remain available for issuance under our Other Plans. If the Stock Incentive Plan is approved, we will stop granting awards under these Other Plans. The maximum number of shares authorized for issuance under the Stock Incentive Plan is referred to as the Share Authorization for purposes of this section. The Board believes that without the requested Share Authorization increase, the Company may not be able to maintain its current equity compensation programs after 2014.

Under the Existing Plan, 24,638,331 shares were reserved for issuance of awards (which number includes shares that have already been issued or are subject to outstanding awards under the Existing Plan as described below). Under the Stock Incentive Plan, a maximum of 31,638,331 shares plus any shares that remain available for issuance pursuant to future awards under our Other Plans as of March 27, 2014 and any shares subject to outstanding awards under the Other Plans as of March 27, 2014 (as described below) that cease to be subject to such awards upon expiration, termination, cancellation, forfeiture or the settlement in cash of any such award will be available for grants of awards. The Share Authorization under the Stock Incentive Plan includes 7,355,058 shares that have already been issued under the Existing Plan, 8,923,100 shares that are currently subject to outstanding awards under the Existing Plan (assuming that performance awards vest in the maximum number of shares) and 2,776,786 shares that remain available for issuance under our Other Plans as of March 27, 2014. If the Stock Incentive Plan is approved, no further awards will be made under the Other Plans. The Company believes that the administration of the Company’s equity plans will be simplified if all equity awards are granted under the Stock Incentive Plan, rather than continuing to grant and administer awards under the Existing Plan and the Other Plans.

The Company believes that the proposed increase to the Share Authorization represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity

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incentives, which are a critical component of our overall compensation program as described above. If approved, the 7 million share increase will increase the potential future dilution of our fully diluted common stock as of March 31, 2014 by 5.2% as compared to the potential future dilution of our fully diluted common stock under our Existing Plan and Other Plans as of the same date. If approved, the total future dilution, or “total overhang”, attributable to outstanding awards and shares available for future issuance under the Stock Incentive Plan, calculated on a fully dilutive basis and not including any shares that may become available for issuance under the Stock Incentive Plan pursuant to awards outstanding under the Other Plans, will be 25.4% as of March 31, 2014. Assuming that the aggregate equity awards are granted at levels consistent with our historical practice, we generally expect that the Share Authorization should be sufficient to cover the Company’s projected equity awards at least until our 2016 annual meeting of stockholders.

The Compensation Committee determined that it is the appropriate time to request an increase in the number of shares authorized under the Existing Plan because it is reasonably likely that the total number of shares currently available for future grants under all of our employee equity plans would not be sufficient to cover projected grants up to the date of our 2015 annual meeting. The Compensation Committee is aiming to avoid a situation in which the Company does not have a sufficient pool of available shares to cover projected equity awards such as: 2015 grants to executives and high-performing employees, equity awards for new promotions, new hire inducement awards, and potential grants to new employees acquired in connection with Company acquisitions.

In determining the number of shares to request for the increase to the Share Authorization, the Compensation Committee considered forward-looking, multi-year share usage estimates and projections prepared by management in consultation with Exequity, the number of shares currently available for future grants under all our employee equity plans, and historical equity usage patterns. The forward-looking share usage estimates incorporate factors such as planned market-competitive annual grants to executives and high-performing employees, estimated equity awards for employee promotions, estimated inducement awards for new hires at all levels in the organization, potential stock price volatility, and projected cancellations of existing equity awards (because such awards would be added back to the number of shares available for future grants under the Stock Incentive Plan). Projections for these variables were informed by the Company’s historical equity usage patterns, and were adjusted for potential stock price volatility, projected headcount changes, program design changes, proposed changes to share counting under the Stock Incentive Plan, and other factors. Based on all of these considerations, the Share Authorization increase being submitted for stockholder approval is the estimated number of additional shares that would be needed such that the total Share Authorization would last until the 2016 annual meeting of stockholders (according to the multi-year share usage estimates and projections prepared by management in consultation with Exequity).

As described above, one factor the Compensation Committee considered when evaluating the Share Authorization increase was the Company’s historical equity usage patterns, including the Company’s annual and 3-year average “burn rate.” The burn rate measures the dilutive impact of our equity program over a specific time period. We calculate our annual “burn rate” by dividing the total number of equity awards granted in one year (assuming that performance awards vest at target) by the weighted average number of shares outstanding during the year. The 3-year average “burn rate” is the sum of the annual burn rates for the last three years divided by three. The Company’s burn rate for 2013 was 3.1% and our 3-year average was 3.9%.

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Information Regarding Awards Made Under our Existing Plan and Other Plans

While the Existing Plan is the primary equity plan that we use to grant equity awards, we also have awards outstanding under plans assumed in acquisitions, including the AOL Inc. Long-Term Incentive Plan for the Employees of the HuffingtonPost Media Group, the AOL Inc. 2013 Adap.tv Acquisition Stock Incentive Plan, and the AOL Inc. 2014 Gravity Acquisition Stock Incentive Plan (together, the “Other Plans”). A copy of each of the Other Plans has been previously filed with the Securities and Exchange Commission. As of March 27, 2014, in the aggregate 2,776,786 shares remained available for future awards under the Other Plans.

The following table summarizes the overhang from awards outstanding under the Existing Plan and the Other Plans as of March 31, 2014:

Award	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Options	6,418,851	$22.5137	6.758 years
Unvested Restricted Stock and RSUs(1)	4,094,678	Not applicable	Not applicable
Total Overhang(2)	10.5%

(1)	Assumes that all performance awards vest in the maximum number of shares.
(2)	Represents the total number of shares reserved for issuance under outstanding awards as a percent of the Company’s fully-diluted total common shares outstanding.

Elimination of the Fungible Share Reserve

All shares issued pursuant to equity awards under the Stock Incentive Plan following its approval (including previously granted awards) will count against the total Share Authorization as one share. There will no longer be a distinction between how one share is counted for purposes of reducing the Share Authorization based on the form of the award. Under the Existing Plan, shares that are subject to restricted stock awards, restricted stock units or other stock-based awards denominated in shares are counted as 1.61 shares for every share granted. Under the Stock Incentive Plan, each one share granted and/or issued pursuant to a restricted stock award, restricted stock unit award (including PSU and SPSU awards (as defined in the Compensation Discussion and Analysis section beginning on page 42)), an other-stock based award, a stock option or a stock appreciation right will count as the issuance of one share for the purpose of computing shares remaining available for issuance under the plan, including shares issued following approval of the Stock Incentive Plan pursuant to all such awards granted prior to such approval.

Change in Share Counting Provisions

As under the Existing Plan, there are certain circumstances under the Stock Incentive Plan in which shares will not be treated as having been issued pursuant to awards, and therefore will not decrease the Share Authorization under the Stock Incentive Plan. Generally, the Existing Plan provides that to the extent an award expires, is forfeited, terminated, cancelled or settled in cash, the shares subject to the award will be added back to the Share Authorization. The Stock Incentive Plan would further provide that any shares that, after approval of the Stock Incentive Plan, are held back or tendered in payment of an option price or purchase price of an award award, tendered or held back to satisfy any tax withholding obligation with respect to an award, or not issued upon the net settlement or exercise of a stock appreciation right (including, in each case, pursuant to and/or in respect of awards granted prior to approval of the Stock Incentive Plan) will be added back to the Share Authorization. Shares reacquired by the Company on the open market using cash proceeds attributable to the exercise price or purchase price of an award will continue to not be added back to the Share Authorization under the Stock Incentive Plan.

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Extension of the Term of the Stock Incentive Plan

The term of the Stock Incentive Plan will expire on March 27, 2024 such that no further awards may be granted after March 26, 2024 (ten years after the effective date of the Stock Incentive Plan as approved by the Board and submitted for stockholder approval at our annual meeting). Currently, the term of the Existing Plan is set to expire on November 20, 2019.

Summary of the Stock Incentive Plan

The essential features of the Stock Incentive Plan, including the proposed amendments, are summarized below. This summary does not purport to be a complete description of all the provisions of the Stock Incentive Plan, and is subject to and qualified in its entirety by reference to the complete text of the amended Stock Incentive Plan, which is attached as Annex A hereto. Any stockholder of the Company who wishes to obtain a copy of the actual Stock Incentive Plan document may do so upon written request to the Corporate Secretary at the Company’s principal executive offices.

Shares Subject to the Stock Incentive Plan. Subject to stockholder approval, the total number of shares of common stock that may be issued under the Stock Incentive Plan is 34,415,117 plus any shares subject to awards made under Other Plans that return to the share reserve as described below (the “Share Authorization”), which number includes shares that have already been issued or are subject to outstanding awards under the Existing Plan. The Share Authorization is subject to adjustment to reflect stock splits, reorganizations and other changes in the capital structure of the Company and transactions as provided in the Stock Incentive Plan. Taking into account shares that have been previously issued and awards that have been previously granted under the Existing Plan, as of March 27, 2014, the Stock Incentive Plan will have 16,642,775 shares plus any shares that return to the plan from awards granted under the Other Plans available for issuance pursuant to future awards after its approval by stockholders.

The Company will reserve the number of shares of common stock necessary to satisfy the maximum number of shares that may be issued under the Stock Incentive Plan. Shares that are subject to awards that have expired, been cancelled, terminated, forfeited or settled for cash will be added to the shares available for awards under the Stock Incentive Plan. Similarly, shares that are subject to awards that have been issued under the Other Plans that are cancelled, forfeited or settled for cash after March 27, 2014 will be added to the shares available for awards under the Stock Incentive Plan. In addition, the following shares will be added to the shares available for awards under the Stock Incentive Plan: (i) shares that are held back or tendered by participants to the Company as full or partial payment or the exercise price of purchase price of awards or awards under Other Plans; (ii) shares that are held back or tendered by participants to the Company to meet the tax withholding obligations with respect to an award or an award under an Other Plan; and (iii) shares that were not issued upon the net settlement or net exercise of a Stock Appreciation Right. After the approval of the Stock Incentive Plan, if any Option or Stock Appreciation Right or other award covering Shares under the Stock Incentive Plan is settled in cash, the number of Shares underlying such cash-settled award shall again be available for awards under the Stock Incentive Plan. Shares repurchased on the open market with proceeds from an award will not increase the number of shares available for awards under the Stock Incentive Plan.

The maximum number of shares with respect to which awards may be granted during each calendar year to any given participant may not exceed 2,600,000 shares of common stock. The annual grant limit under the preceding sentence shall only apply to an award, other than an Option or a Stock Appreciation Right, if such award is intended to be “performance-based” as that term is used in Code

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Section 162(m). The maximum number of awards that may be granted as incentive stock options under the Stock Incentive Plan may not exceed 34,415,117 shares of common stock.

Eligibility. Employees, prospective employees, directors and advisors of the Company and its Affiliates are eligible to participate in the Stock Incentive Plan. As of March 27, 2014, approximately 4,633 employees and 8 non-employee directors currently qualify to participate in the Stock Incentive Plan. Advisors to the Company may also become eligible to participate in the Stock Incentive Plan if determined by the Compensation Committee.

Stock Options and Stock Appreciation Rights. The Compensation Committee may award nonqualified or incentive stock options (“Options”) under the Stock Incentive Plan. Options granted under the Stock Incentive Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Compensation Committee at the time of grant, but in no event will an Option be exercisable beyond the date that is ten years from the date of grant (five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company). Participants awarded Options or Stock Appreciation Rights will not receive dividends or dividend equivalents or have any voting rights with respect to shares of common stock underlying the Options or Stock Appreciation Rights.

The exercise price per share of common stock for any Option awarded will not be less than the fair market value of a share of common stock on the day the Option is granted. Fair market value is defined under the Stock Incentive Plan as the closing sales price of a share of our common stock on the NYSE. To the extent permitted by the Compensation Committee, the exercise price of an Option may be paid in cash or its equivalent, in shares of common stock having a fair market value equal to the aggregate Option exercise price; partly in cash and partly in shares of common stock; or through the delivery of irrevocable instructions to a broker to sell shares of common stock obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate Option exercise price for the shares of common stock being purchased.

The Compensation Committee may grant Stock Appreciation Rights independent of or in conjunction with an Option. The exercise price of a Stock Appreciation Right will not be less than the fair market value (i.e., the closing price) of a share of common stock on the date the Stock Appreciation Right is granted; except that, in the case of a Stock Appreciation Right granted in conjunction with an Option, the exercise price will not be less than the exercise price of the related Option. A Stock Appreciation Right will in no event be exercisable beyond the date that is ten years from the date of grant. Each Stock Appreciation Right granted independent of an Option shall entitle a participant upon exercise to an amount equal to (i) the excess of (A) the fair market value (i.e., the closing price) on the exercise date of one share of common stock over (B) the exercise price, times (ii) the number of shares of common stock covered by the Stock Appreciation Right, and each Stock Appreciation Right granted in conjunction with an Option will entitle a participant to surrender the Option and to receive such amount. Payment will be made in shares of common stock and/or cash (any share of common stock valued at fair market value (i.e., the closing price)), as determined by the Compensation Committee.

No Repricing. The Stock Incentive Plan prohibits the repricing of Options or Stock Appreciation Rights awarded under the Stock Incentive Plan, unless such action is approved by the Company’s stockholders in accordance with the applicable rules of the NYSE.

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Restricted Stock. The Compensation Committee will determine the number of shares of Restricted Stock to be granted to a participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company and the other terms and conditions of Restricted Stock Awards.

Restricted Stock Units (RSUs). The Compensation Committee will determine the number of Restricted Stock Units, known as RSUs, to be granted to a participant, the duration of the period during which, and the conditions, if any, under which, the RSUs may be forfeited to the Company and the other terms and conditions of RSUs.

Other Stock-Based Awards. The Compensation Committee, in its sole discretion, may grant stock awards, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our common stock. Such stock-based awards may be in such form, and dependent on such conditions, as the Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares of common stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance Goals and Code Section 162(m). The maximum number of shares with respect to awards (including awards of Restricted Stock, RSUs or other stock-based awards that are intended to be performance-based compensation under Code Section 162(m)) that may be granted to a participant during a calendar year is 2,600,000 shares. The foregoing limitation will be adjusted proportionately by the Compensation Committee in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the shares of common stock and its determination shall be final, binding and conclusive. Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to the Company’s “covered employees.” An exception to this rule applies to compensation that is paid to a covered employee pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a calendar year. Compensation paid pursuant to options and stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value (i.e., the closing price) of a share of common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Code Section 162(m) or the regulations thereunder, in applying the foregoing limitation, if any Option or Stock Appreciation Right is canceled, the canceled award shall continue to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant. With respect to Restricted Stock, RSUs and other stock-based awards, the general rule is that in order for such awards (such as RSUs) to qualify as performance-based compensation, the Compensation Committee must establish a performance goal with respect to such award in writing not later than 90 days after the commencement of the services to which it relates (or, in the case of performance periods for less than one year, not later than the date upon which 25% of the performance period lapses) and while the outcome is substantially uncertain. In addition, the performance goal must be stated in terms of an objective formula or standard. There can be no guarantee, however, that amounts payable under the Stock Incentive Plan will be treated as qualified performance-based compensation under Code Section 162(m).

Currently, interpretive guidance issued by the Internal Revenue Service defines a “covered employee” under Code Section 162(m) as the Company’s chief executive officer and the three other most highly compensated officers of the Company other than the chief financial officer.

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The Stock Incentive Plan includes the following performance criteria that may be considered by the Compensation Committee when granting performance-based awards: (i) operating income before depreciation and amortization (“OIBDA”), including adjusted OIBDA; (ii) operating income (either before or after, either or any combination of, interest, taxes, depreciation and/or amortization); (iii) earnings per share or in the aggregate; (iv) return on stockholders’ equity; (v) stock price; (vi) revenues or sales; (vii) advertising revenue or sales; (viii) free cash flow; (ix) return on invested capital; (x) total stockholder return; (xi) net sales or revenue growth; (xii) return on assets; (xiii) return on capital; (xiv) return on sales; (xv) return on revenue; (xvi) operating cash flow; (xvii) cash flow return on equity; (xviii) cash flow return on investment; (xix) earnings before or after taxes, interest, depreciation, and/or amortization; (xx) gross or operating margins; (xxi) productivity ratios; (xxii) expense targets; (xxiii) margins; (xxiv) operating efficiency; (xxv) market share; (xxvi) working capital targets and change in working capital; (xxvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xxviii) reductions in expenses; (xxix) net economic value; (xxx) completion or progress on the achievement of significant transactions, acquisitions, divestitures, product development and/or projects or processes; (xxxi) results of customer satisfaction surveys; (xxxii) product price; (xxxiii) achievement of product and/or service quality goals; and/or (xxxiv) credit rating.

Termination of Service. An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the Stock Incentive Plan terminates continuous service with the Company, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of service, the award shall terminate to the extent not exercised on the last day of the period specified in the award agreement or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a nonqualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Adjustments Upon Certain Events. In the event of any stock dividend or split, reorganization, recapitalization, merger, spin-off, share exchange or any other similar transaction, the Compensation Committee, in its sole discretion, shall (subject to limitations due to Code Section 409A) adjust (i) the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the Stock Incentive Plan or pursuant to outstanding awards; (ii) the maximum number of shares for which awards may be granted during a calendar year to any participant; (iii) the Option price or exercise price of any Stock Appreciation Right; and/or (iv) any other affected terms of such awards.

Upon the occurrence of a change in control of the Company (as defined in the Stock Incentive Plan), the Stock Incentive Plan provides that the Compensation Committee may (subject to limitations due to Code Section 409A) (i) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an award; (ii) cancel awards for fair value; (iii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the Stock Incentive Plan as determined by the Compensation Committee in its sole discretion; or (iv) provide that for a period of at least 30 days prior to the change in control, such Options will be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such Options will terminate. The Compensation Committee is not obligated to treat all awards in the same manner nor to take any action with respect to all awards if it determines to take action with respect to certain awards.

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Administration. The Stock Incentive Plan is administered by the Compensation Committee, which may delegate its duties and powers in whole or in part to any subcommittee of the Compensation Committee consisting solely of at least two individuals who are intended to qualify as “independent directors” within the meaning of the NYSE listed company rules, “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, as amended (or any successor rule thereto) and, to the extent required by Code Section 162(m), “outside directors” within the meaning thereof. The Compensation Committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan.

Amendment and Termination. The Board or the Compensation Committee may at any time amend, suspend or terminate the Stock Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, applicable rules of any stock exchange or national market system and the rules of any foreign jurisdiction applicable to awards granted to residents of the jurisdiction, the Company shall obtain stockholder approval of any such amendment to the Stock Incentive Plan in such a manner and to such a degree as required.

Transferability. Unless otherwise determined by the Compensation Committee, awards under the Stock Incentive Plan may not be transferred or assigned by a participant otherwise than by will or the laws of descent and distribution. An award that is exercisable after the death of a participant may be exercised by the legatees, personal representatives or distributees of the participant.

New Plan Benefits

The benefits that will be awarded or paid in the future under the Stock Incentive Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. The Company’s Nominating and Governance Committee is responsible for determining the compensation of our non-employee directors. The Company’s current approved program for awards to non-employee directors provides for an annual equity award of restricted stock units covering a number of shares equal to $150,000. The number of restricted stock units is determined by dividing the $150,000 by the per-share closing price of the Company’s common stock on the date of grant (rounded downward to the nearest whole share). A non-employee director who is newly appointed to the Board other than in connection with our annual meeting of stockholders will also receive an initial award of restricted stock units determined in the same manner as the annual awards, but the grant-date value of the award is prorated based on the remaining length of time during the year during which the non-employee director is anticipated to serve on the Board. See “Non-Employee Director Compensation” beginning on page 90 for equity granted to our non-employee directors in 2013. See the “Grants of Plan-Based Awards in 2013” table beginning on page 66 for equity granted to our Named Executive Officers (“NEOs”) in 2013.

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Awards under the Existing Stock Plan

The following table sets forth the options, restricted stock units and restricted stock awards that have been received by or allocated under the Existing Plan since it was adopted on November 20, 2009 through February 28, 2014 to the following persons or groups: (i) our CEO; (ii) each of our other NEOs (as listed below); (iii) our current executive officers as a group; (iv) our current non-executive officer directors as a group; (v) each nominee for election as a director; and (vi) all employees, other than current executive officers, as a group. On February 28, 2014 the closing sale price of our common stock, as reported on the NYSE, was $43.78 per share.

Name	Number of Securities Underlying Options Granted Since Adoption of Existing Plan	Number of Securities Underlying RSUs or Restricted Shares Granted Since Adoption of Existing Plan
Mr. Armstrong	4,006,715	915,730
Ms. Dykstra	129,905	136,922
Ms. Jacobs	304,868	147,469
Mr. Lord	85,895	97,080
Ms. Lyne	83,171	96,764
All current executive officers as a group	4,794,605	1,543,465
All non-executive officer directors as a group	84,336	142,439
All employees, other than current executive officers, as a group	8,015,102	8,762,928

Tax Status of Stock Incentive Plan Awards

The following discussion of the U.S. federal income tax status of awards under the Stock Incentive Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Nonqualified Stock Options. If the Option is a nonqualified Option, no income is realized by the participant at the time of grant of the Option, and no deduction is available to the Company at such time. At the time of exercise (other than by delivery of shares of common stock to the Company), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value (i.e., the closing price) of the shares of common stock on the date of exercise over the exercise price, and the Company receives a tax deduction for the same amount, subject to possible limitations imposed by Code Section 162(m). Any gain that the participant realizes upon subsequent disposition of the shares will be short- or long-term capital gain, depending on how long the shares were held. If a participant exercises a nonqualified Option by delivering shares of common stock in lieu of paying cash for the strike price, the participant will not recognize gain or loss with respect to the exchange of such shares, even if the fair market value of such shares is different from the participant’s

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tax basis. The participant, however, will be taxed as described above with respect to the exercise of the nonqualified Option as if the participant paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Incentive Stock Options. The grant of an incentive stock option under the Stock Incentive Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no tax deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will generally recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value (i.e., the closing price) of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Code Section 162(m).

The “spread” under an incentive stock option—i.e., the difference between the fair market value (i.e., the closing price) of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights. No income is realized by the participant at the time a Stock Appreciation Right is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and the Company will be entitled to a deduction of equivalent value.

Restricted Stock. The grant of Restricted Stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares (i.e., the closing price) on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to a tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Code Section 162(m). Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

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Recipients of Restricted Stock may make an election under Code Section 83(b) (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such Restricted Stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value (i.e., the closing price) on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Code Section 83(b) Election must be made within thirty days from the time the Restricted Stock is issued.

Restricted Stock Units. The Company receives a tax deduction and the participant recognizes taxable income equal to the fair market value of the RSUs at the time the shares of common stock (or the equivalent value in cash or other property) are issued. Code Section 83(b) is not applicable to RSUs. The value of any part of an award of RSUs distributed to participants is taxable as ordinary income to such participant in the year in which such award is settled, and the Company will be entitled to a corresponding tax deduction.

Other Stock-Based Awards.   The U.S. federal income tax consequences of other stock-based awards under the Stock Incentive Plan (other than RSUs) will depend upon the actual terms and conditions of such Awards when granted and are not currently determinable.

Company Deduction and Code Section 162(m).   Code Section 162(m) generally allows the Company to obtain tax deductions without limit for performance-based compensation. The Stock Incentive Plan is designed to permit the grant of Options and Stock Appreciation Rights, and certain awards of Restricted Stock, RSUs and other stock-based awards that are intended to qualify as “performance-based compensation” not subject to Code Section 162(m)’s $1,000,000 deductibility cap. The rules and regulations promulgated under Code Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Stock Incentive Plan will be fully deductible under all circumstances. Additionally, it is possible that certain awards granted under the Stock Incentive Plan will not be intended to qualify as “performance-based compensation” under Code Section 162(m).

Section 409A.   The American Jobs Creation Act of 2004 introduced a new section of the Code (“Code Section 409A”) covering certain nonqualified deferred compensation arrangements. Code Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. The Stock Incentive Plan permits the grants of various types of awards, which may or may not be exempt from Code Section 409A. If an award is subject to Code Section 409A, and if the requirements of Code Section 409A are not met, the taxable events described in this section could apply earlier than described, and could result in the imposition of the 20% additional tax plus interest. Restricted Stock Awards, Options and Stock Appreciation Rights that comply with the terms of the Stock Incentive Plan, are designed to be exempt from Code Section 409A. RSUs granted under the Stock Incentive Plan may be subject to Code Section 409A unless they are designed to satisfy the short-term deferral exemption from Code Section 409A. If not exempt, such RSUs must be specifically designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AOL INC. 2010 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2013, about the Company’s outstanding equity compensation awards and shares of common stock reserved for future issuance under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2)(3) (a)	Weighted-average exercise price of outstanding options, warrants and rights(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(5) (c)
Equity compensation plans approved by security holders(1)	8,672,856	$21.76	20,466,010
Equity compensation plans not approved by security holders	0	—	0
Total	8,672,856	$21.76	20,466,010

(1)	Consists of shares that may be issued under the AOL Inc. 2010 Stock Incentive Plan ,as amended and restated as of June 14, 2012 (“AOL Inc. 2010 Stock Incentive Plan”), the HP Plan (as defined below) and Adap.tv Plan (as defined below) in the form of stock options, stock appreciation rights, restricted stock, RSUs, PSUs or other stock-based awards.
(2)	Consists of 6,278,778 shares of our common stock issuable upon the exercise of outstanding options, 1,612,842 shares of our common stock issuable upon the vesting of RSUs and a maximum of 500,228 shares of our common stock issuable upon the vesting of PSUs awarded under the AOL Inc. 2010 Stock Incentive Plan, and 201,961 shares of our common stock issuable upon the exercise of outstanding options and 79,047 shares of our common stock issuable upon the vesting of RSUs outstanding under the HP Plan. See footnote 3 below for further details about the HP Plan.
(3)	In connection with our acquisition of TheHuffingtonPost.com, Inc. (“Huffington Post”) in March 2011, we assumed the HuffingtonPost.com, Inc. Long-Term Incentive Plan (as amended and restated, the “HP Plan”) and, generally, converted into Company shares all Huffington Post shares either subject to outstanding options or still available for issuance under the HP Plan. The number in this column includes 281,008 shares of Company common stock issuable upon the exercise of outstanding options and RSUs under the HP Plan.
(4)	The weighted-average exercise price pertains only to the 6,480,739 outstanding options and not to the outstanding RSUs and PSUs, which by their nature have no exercise price.
(5)	Consists of (i) 8,674,802 shares of Company common stock available for future issuance under the AOL Inc. 2010 Stock Incentive Plan, (ii) 66,800 shares of Company common stock available for future issuance under the HP Plan, (iii) 2,560,325 under the AOL Inc. 2013 Adap.tv Acquisition Stock Incentive Plan (as amended and restated, the “Adap.tv Plan”) which plan we assumed in connection with our acquisition of Adap.tv, Inc. and (iv) 9,164,083 under the Employee Stock Purchase Plan. In connection with our acquisition of Adap.tv, Inc.in September 2013 and the assumption of the Adap.tv Plan, at the time of the acquisition we converted into Company shares all outstanding Adap.tv Inc. options and shares still available for future issuance.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains (1) our executive compensation philosophy, process and policies, (2) the elements of our compensation programs applicable to our Named Executive Officers (each an “NEO”) for 2013, (3) the compensation of our NEOs during 2013, and (4) other compensation policies and information.

The following individuals were our NEOs for 2013:

Name	Title
Tim Armstrong	Chairman and Chief Executive Officer (“CEO”)

Karen Dykstra*	Executive Vice President and Chief Financial and Administrative Officer (“CFAO”)

Julie Jacobs	Executive Vice President, General Counsel and Corporate Secretary

Robert Lord**	Executive Vice President and CEO of AOL Platforms

Susan Lyne***	Executive Vice President and CEO of AOL Brand Group

*	Ms. Dykstra was promoted to the role of Executive Vice President and Chief Financial and Administrative Officer in July 2013. She had been serving as Executive Vice President and Chief Financial Officer prior to the promotion.
**	Mr. Lord became Executive Vice President and CEO of AOL Platforms (formerly AOL Networks) in August 2013.
***	Ms. Lyne became Executive Vice President and CEO of AOL Brand Group in February 2013.

EXECUTIVE SUMMARY

An analysis of our recent stock performance, financial and operational performance and recent industry pay trends demonstrated that pay decisions made by the Compensation Committee in 2013 rewarded NEOs for their performance and balanced short-term and long-term incentives to align compensation with the short-term and long-term goals of the Company. These decisions were consistent with our compensation philosophy and further aligned our NEOs’ interests with those of our stockholders.

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2013 Stock Performance

As set forth in the chart below, our one year Total Shareholder Return (“TSR”) of 57% surpassed the one-year TSR of the Morgan Stanley High Technology Index of 32%, the S&P 500 return of 30% and the S&P 400 return of 32%.

2013 Financial and Operational Highlights

As described in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our most recent Annual Report on Form 10-K, fiscal year 2013 was a strong year operationally and financially. We aggressively executed our business strategy in 2013 and created stockholder value by doing the following:

•	Delivering strongest revenue growth in a decade with year-over-year revenue growth of 6%.

•	Delivering strong Adjusted OIBDA growth with year-over-year Adjusted OIBDA growth of 17%;[3]

•	Achieving global advertising revenue growth year-over-year in all four quarters in 2013;

•	Ending the year with the 6th consecutive quarter of unique visitor growth across our properties;

•	Achieving record low churn of 1.3% in the fourth quarter, compared to 1.8% in the prior year period;

•	Solidifying our position as a leader in programmatic advertising and expanding our video offering with the acquisition of Adap.tv, Inc.;

•	Repurchasing 3.9 million shares as part of our disciplined capital allocation strategy to return value to our stockholders; and

•	Entering into a $250 million senior secured revolving credit facility.

[3]	Adjusted OIBDA is a non-GAAP financial measure and may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. A reconciliation of our GAAP to non-GAAP results can be found in Annex B attached hereto.

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How Pay Was Tied to Performance in 2013 and Aligned with Stockholder Interests

In connection with restructuring the Company into three business segments for the 2013 fiscal year, the Compensation Committee and executive management extensively reviewed our executive compensation program at the end of 2012. The review process included examining the program design as well as the financial and operational metrics of cash and equity incentive programs of our proxy peer group (“Industry Peer Group”) that includes companies with which we compete for talent, business or investment capital, as well as of other companies with whom we compete. The Compensation Committee, after reviewing alternatives presented by executive management and review by its independent compensation consultant, made substantial changes to our 2013 executive compensation program. The primary goal of the changes was to ensure that our executive compensation program closely reflects the way the Company has been aligned organizationally to execute on its strategy as well as maintain the tie between pay and performance and the creation of enduring stockholder value.

The material changes to the executive compensation program approved by the Compensation Committee for 2013 are as follows:

•	Added the following financial metrics to the company performance component under our annual incentive cash bonus plan (“ABP”) that the Compensation Committee and executive management believe are key drivers of Company performance: (i) Revenue Net of TAC and (ii) Adjusted Earnings Per Share (see page 53 for definitions and further discussion);

•	Added a new component to the ABP that, for purposes of determining incentive compensation for certain NEOs who lead business segments, is tied directly to the performance of such segments (“Segment Performance Component”). The Compensation Committee and executive management believe that the new component will drive operational focus and enhance accountability for the performance of the business segments. The new component includes segment-specific metrics, such as business segment Adjusted OIBDA and business segment Revenue Net of TAC, that the Compensation Committee and executive management believe are important measures of a segment’s financial and operational performance; and

•	Created the segment performance share unit (“SPSU”), a form of performance-based equity award with vesting conditioned on the financial performance of a business segment, in order to drive and reward superior performance of the leaders of our business segments as well as to align the compensation of such leaders with our stockholders.

The Compensation Committee believes that each of the above changes further aligns executive pay with performance in the near-term and rewards sustainable financial and operational achievements that create enduring stockholder value.

The following other elements of our executive compensation program also reflect the link between pay and performance:

•	The majority of our executive pay is not fixed. For example, in 2013, our CEO’s fixed pay was 15.4% of his target direct compensation. Fixed pay for our other NEOs averaged 16.4% of target direct compensation.

•	As a result of our strong Company performance in 2013, our NEOs earned an annual bonus payout above target with respect to the Company-wide performance component of our ABP.

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•	For our NEOs who led a reportable business segment, their payout under our ABP reflected business segment performance that was below financial and operational targets for their business segment.

OUR EXECUTIVE COMPENSATION PHILOSOPHY, PROCESS AND POLICIES

Our Compensation Goals and Principles

The goal of our executive compensation program is to attract and retain talented executives and to reward executives in a manner that aligns compensation with short-term and long-term goals of the Company and creating enduring stockholder value. In 2013, the following principles guided us in determining the compensation of our NEOs:

•	Accountability for Business Performance. Compensation should be significantly tied to our overall Company and business segment financial and operating performance so that executives are held accountable through their compensation for the performance of the business operations for which they are responsible and for creating enduring stockholder value.

•	Accountability for Individual Performance. Compensation should be tied, in part, to the executive’s individual performance to encourage and reflect individual contributions to our performance.

•	Independence. Compensation should be consistent with high standards of corporate governance which include having an independent Compensation Committee of the Board review and set executive compensation using its own independent advisors that are hired and funded by the Compensation Committee to assist with carrying out its responsibilities.

•	Retain and Attract Talent. Compensation should reflect the competitive marketplace to enable us to attract, retain and motivate talented executives over the long term as required to achieve the Company’s objectives.

How We Considered the 2013 “Say-on-Pay” Advisory Vote

At the 2013 Annual Meeting of Stockholders in May 2013, our stockholders voted, on an advisory basis, on a resolution regarding the Company’s executive compensation (the “say on pay proposal”). The say-on-pay proposal was approved by more than 95% of the votes cast demonstrating stockholder support for our overall executive compensation program during 2012. The Compensation Committee considered this a favorable result and believed it showed strong stockholder support for the Company’s compensation practices and the decisions taken by the Compensation Committee and thus the Compensation Committee did not make any specific changes to the compensation for NEOs as a result the advisory vote. Notwithstanding the result of the vote, however, as noted above, the Compensation Committee reviewed the overall design of the compensation program for NEOs in 2013 and ultimately decided to make substantial changes as described above.

Our current policy is to include a resolution regarding approval of the Company’s executive compensation annually and such a proposal is submitted to our stockholders during the Annual Meeting as described Item 3 of this Proxy Statement. The Compensation Committee considered and will continue to consider the outcome of these advisory votes when evaluating future executive compensation arrangements. We expect to hold the next vote on the frequency of advisory votes to approve executive compensation at our 2017 annual meeting.

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Roles and Responsibilities in Determining Executive Compensation

Role of Compensation Committee

Our Compensation Committee is comprised entirely of independent directors. The Compensation Committee oversees the design and implementation of our compensation and benefit plans and policies and equity incentive plans. The Compensation Committee determines the compensation of our NEOs, including reviewing and approving employment agreements and annual compensation relating to the CEO and certain senior executives including the NEOs. The Compensation Committee also reviews and approves corporate, segment and individual goals relevant to such executives and evaluates performance in light of such goals and objectives, and exercises oversight over the disclosures regarding executive compensation.

Role of Management

Our CEO and CFAO, assisted by input from members of our Human Resources, Finance and Legal departments, regularly reviews the Company’s executive compensation philosophy with the Compensation Committee. Our CEO, with the assistance of the Human Resources department, annually reviews the performance and compensation of the other NEOs and makes recommendations to the Compensation Committee as described in greater detail below. Our Human Resources department staff provides information to the Compensation Committee on peer group practices and on survey data.

Role of Compensation Consultants

The Compensation Committee has selected Compensation Advisory Partners (“CAP”) as its independent executive compensation advisor pursuant to the Compensation Committee charter. CAP works with the members of the Compensation Committee and management to provide strategic guidance to the Compensation Committee regarding executive and director compensation.

We also retain the executive compensation firm Exequity LLP (“Exequity”) to provide guidance to our management on executive compensation matters. Specific services provided by Exequity include, but are not limited to, the identification of relevant peer group companies, a review of our executive compensation practices, views of non-employee director compensation, as well as modeling of potential equity pool designs. For the purposes of assessing the competitiveness of our executive compensation programs with respect to pay and program design, Exequity conducts and/or validates external benchmarking analyses relative to peer companies selected and approved by management and the Compensation Committee. Management utilizes Exequity as a strategic consultant on key decisions and market trends relating to our executive compensation philosophy and programs. Exequity does not provide advice to the Compensation Committee regarding the amount or form of executive compensation.

Performance Review Process

We determine regular base salary merit increases, annual bonuses and equity grants, if any, through an annual review of all employees, including the NEOs, which we use to measure individual performance over the course of the performance year against pre-set financial, operational and individual goals. This process assists in confirming that each NEO’s compensation is tied to our overall financial and operating performance, the performance of our business segments, individual achievement and the execution of our strategic initiatives and demonstration of our values.

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Mr. Armstrong, in consultation with our Human Resources department, conducted the 2013 performance assessment of each other NEO, and shared the relevant compensation recommendations with the Compensation Committee. In connection with Mr. Armstrong’s performance assessment, Mr. Armstrong prepared a written self-assessment, and met with each of the Chairman of the Compensation Committee and the Lead Independent director to discuss his performance. The Compensation Committee then conducted an independent performance assessment of Mr. Armstrong and shared and discussed this assessment with the Board in executive session. The Board then communicated their assessment of Mr. Armstrong’s performance with Mr. Armstrong.

Use of Compensation Surveys and Other Comparative Data

In connection with our annual executive compensation planning process, both management and the Compensation Committee review compensation surveys of public and private technology companies and other multinational companies prepared by Radford Consulting. We also use data relating to our Industry Peer Group as defined below. In the course of applying this information, management and the Compensation Committee reviewed Radford Consulting median and 75th percentile data for total direct compensation and calibrated the Company’s executive compensation program for 2013 such that NEO’s target total compensation opportunities were positioned between these two benchmarks—with actual pay being closer to 75th percentile peer benchmarks when Company performance and individual performance is strong and actual pay being below peer median benchmarks when Company, segment and individual performance is not strong.

The Compensation Committee annually reviews the composition of the Industry Peer Group and makes modifications warranted by our continually evolving business. In 2013, we did not revise our Industry Peer Group as we felt it adequately reflected:

•	companies with which we compete for talent because attracting and retaining employees that possess a depth of expertise in highly sought after specialty areas, including engineering, mobile and editorial, is critical to achieving the Company’s long-term objectives; and

•	companies with which we compete based on the scope of our operations, as measured by revenue. Revenues in 2012 for the revised 2013 Industry Peer Group ranged from $1.0 billion to $77.8 billion, with median 2012 revenues of approximately $4.4 billion, as compared to the Company’s 2012 revenues of approximately $2.2 billion. The list of companies included in the Industry Peer Group is as set forth below.

Adobe Systems Incorporated Akamai Technologies Inc. Autodesk, Inc. CA, Inc. Discovery Communications, Inc. Electronic Arts Inc. Gannett Co.	Google Inc. IAC/InterActiveCorp Interpublic Group of Companies, Inc. Intuit Inc. LinkedIn Microsoft Corporation Netflix Inc.	The New York Times Company priceline.com Inc. Salesforce.com, Inc. Symantec Corporation Time Warner Cable Inc. Yahoo! Inc.

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Compensation Policies and Practices

The following table describes the Company’s compensation policies and practices that help to advance the Compensation Committee’s compensation philosophy and that are designed to discourage excessive risk taking.

What We Do	What We Don’t Do

• Compensation is tied to performance against clearly articulated Company and business segment financial goals and individual performance goals.	• The Company does not have guaranteed annual bonuses.

• The Compensation Committee exercises discretion to reduce bonus plan funding when it believes financial, operational and other targets have not been fully met.	• We do not over-emphasize short or long term compensation to the detriment of the other.

•      The Company mitigates compensation-related risks by utilizing multi-year vesting, performance-based equity and multiple performance targets across different types of equity awards (options, RSUs, PSUs and SPSUs).

• Our equity award agreements do not provide for automatic “single trigger” vesting acceleration upon a change in control.

• We have different performance goals for our annual and long term incentive plans.	• Employment agreements for NEOs do not provide for any “tax gross-up” payment in respect of golden parachute payments.

•      The RSU and stock option award agreements (our time-based vesting awards) for the NEOs provide for accelerated vesting after a change in control only if the NEO is also terminated without cause, resigns for good reason or remains employed through the one year anniversary of the change in control.

• The Company does not provide a defined benefit pension plan or supplemental executive retirement plan for its executives.

•      All of our performance based awards for the NEOs provide for accelerated vesting based on actual performance level achieved if, within 12 months following a change in control, the NEO is terminated without cause, resigns for good reason, or terminates due to death or disability.

• The Company’s equity plan prohibits stock option repricing.

• Employment agreements for NEOs have substantially the same terms offered other senior executives in the Company.

•      The Company does not permit its NEOs to engage in hedging transactions unless such individual received the Company’s stock as a result of a merger or other acquisition transaction and such hedging transaction may not last for a period not to exceed six months from and including the closing date of any such acquisition.

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What We Do	What We Don’t Do

• The Company has stock ownership guidelines with which all NEOs are required to comply.	• The Company does not permit its NEOs to pledge Company stock without prior authorization of the General Counsel.

• The Company has a clawback policy.	• The Compensation Committee does not allow its independent compensation consulting firm to provide any other services to the Company.

• The Compensation Committee reviews our executive compensation program annually and has engaged an independent compensation consulting firm (CAP) to advise it.

Elements of our Executive Compensation Program

Our compensation philosophy described above is reflected in the elements of our executive compensation program, which are listed in the table below. The annual compensation of our NEOs consists of three principal components: annual cash compensation, short-term incentive compensation and long-term equity-related incentive compensation. These elements are reviewed annually by the Compensation Committee, our CEO and our CFAO to further achieve our compensation objectives and goals.

	Compensation Program	Brief Description	NEOs Eligible to Participate	Goal Alignment

Annual Cash Compensation	Base salary	Annual fixed cash compensation based on individual performance and competitive market data	All NEOs	Compensate competitively in market and motivate high degree of business performance

Short Term Incentive Compensation	Annual Bonus Plan	Annual cash payment based on the achievement of Company financial objectives, individual performance and, in the case of certain NEOs, segment objectives	All NEOs	Compensate competitively in market and motivate high degree of business performance Pay for performance Promote alignment of reward with stockholders’ interests and short-term goals

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	Compensation Program	Brief Description	NEOs Eligible to Participate	Goal Alignment

Long Term Incentive Compensation	Stock Options	Time-based vesting over a multi-year period. The number of awards granted varies based on performance, competitive market position and position within the organization	All NEOs	Compensate competitively in market Pay for performance Retention Align executive and long term stockholder interests
		Performance–based vesting options:options may vest over a two-year period based on the Company’s stock price appreciation	CEO	Compensate competitively in market Pay for performance Promote alignment of reward with stockholders interests Retention

	Restricted Stock Units	Awards vest over a multi-year period. The number of awards granted varies based on performance, competitive market position and position within the organization	All NEOs	Compensate competitively in market Pay for performance Align executive and long term stockholder interests Retention

	Performance Stock Units	TSR PSUs: Vesting based on achievement of relative total shareholder return	All NEOs	Compensate competitively in market Pay for performance Align reward with stockholders interests Retention
		Revenue PSUs: Vesting based on revenue goals that align with Company’s strategic plan during a three-year period	CEO	Compensate competitively in market Pay for performance Promote alignment of reward with stockholders interests Retention Focus executive on creating long-term stockholder value
		SPSUs: Vesting over two year period and dependent on the achievement of specific business segment operating targets	NEOs who lead a business segment

Compensate competitively in market

Motivate high degree of business performance

Pay for performance

Promote alignment of reward with stockholders interests

Retention

Focus executive on creating long-term stockholder value

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2013 COMPENSATION OF OUR NEOs

Base Salary

In setting and reviewing base salaries, we consider the nature and scope of each executive’s responsibilities, the executive’s prior compensation and performance in his or her job, the pay levels of our similarly situated executives and published market data (including both the Radford Global Technology Survey and the data for our Industry Peer Group).

Our executives’ base salaries do not increase as part of the annual review process. However, in connection with outstanding performance, promotions, new employment agreements that occur during the year, salary levels are reviewed by the Compensation Committee and may be increased to recognize outstanding performance and to align compensation with comparative peer levels. During 2013, Ms. Dykstra received a 7.1% salary increase as of July 1, 2013 in connection with her promotion to CFAO. Ms. Jacobs received a 8.3% salary increase as of October 1, 2013 in connection with the role she played in the successful acquisition of Adap.tv and her consistent superior leadership and performance. Mr. Lord and Ms. Lyne joined the Company during 2013; their base salaries were determined after an arms’ length negotiation process and after a review of comparative peer base salary levels from data in the Industry Peer Group and the salary they were receiving at the time of hire.

Short Term Incentive Compensation - Performance–Based Cash Awards

We provide annual performance based cash awards to our NEOs under our AOL Inc. Annual Incentive Plan for Executive Officers (the “Executive AIP”) and the ABP. Only certain of our NEOs participate in the Executive AIP, which is intended to allow our annual bonuses to those NEOs to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Code”). For 2013, Mr. Armstrong, Ms. Jacobs and Ms. Lyne participated in the Executive AIP.

Once the sole performance measure under the Executive AIP in 2013 is met (which is the achievement of a threshold level of positive “Adjusted Net Income”) a participating NEO’s cash bonus is then determined based on the guidelines and criteria of the ABP, subject to a cap that is equal to the lesser of 4.0% of our “Adjusted Net Income” or $4 million. “Adjusted Net Income” for this purpose is defined as income from continuing operations as defined under U.S. GAAP, excluding special items and transactions not indicative of our core operating performance. We had Adjusted Net Income of approximately $146.4 million in 2013, which satisfied the performance requirement of the Executive AIP.

Target Incentive Levels

Payouts under the ABP are based on the level of achievement against annual performance goals based on a target incentive level. Payouts may not exceed 200% of a participant’s target incentive level. The table below shows the target incentive level for each of our NEOs as of December 31, 2013.

Executive	ABP Target Bonus (as a % of base salary)
Tim Armstrong	200%
Karen Dykstra(1)	125%
Julie Jacobs	100%
Robert Lord	100%
Susan Lyne	100%

(1)	The target bonus level for Ms. Dykstra was 100% prior to her promotion to CFAO on July 1, 2013. In accordance with the terms of our annual bonus plan, her target bonus for 2013 was prorated to reflect the target level increase to 125% as of July 1, 2013.

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These targets were established to position target total cash opportunities for AOL’s NEOs in-between the median and 75th percentile benchmarks relative to the Industry Peer Group and the Radford Global Technology Survey and promote the Company’s emphasis on pay-for-performance.

Annual Bonus Plan (ABP)

The ABP is critical for rewarding outstanding Company performance, individual performance and behaviors that contribute to the achievement of corporate financial and strategic objectives. Our NEOs’ performance criteria are based on individual performance, overall Company financial metrics, and in the case of Mr. Lord and Ms. Lyne, who each lead a business segment, segment metrics.

The following charts reflect the performance components assessed in determining our NEOs’ cash incentive payment under the ABP and the relative weighting (expressed as a percentage of the executive’s target incentive). Each of our NEOs, other than our CEO, is an Executive Vice President (“EVP”) of the Company. Ms. Dykstra and Ms. Jacobs are Corporate EVPs. Mr. Lord and Ms. Lyne are Non-Corporate EVP’s as each leads a business segment.

The Compensation Committee chose the 70% Company performance versus 30% individual performance weighting for the CEO and Corporate EVPs because it emphasizes the importance of the Company’s overall financial performance for executives with a Company-wide responsibility and reinforces individual accountability for the achievement of an executive’s goals for the year. The Compensation Committee chose the 20% Company performance versus 50% business segment and 30% individual performance weighting for Non-Corporate EVPs because it believes that emphasizing business segment performance is critical in driving operational focus and business segment accountability.

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ABP Performance Metrics and Payouts

Company Performance Component

With respect to the Company performance component (“Company Performance Component”) under the ABP for 2013, the Compensation Committee selected the financial metrics and relative weighting listed below to assess performance.4

Adjusted OIBDA (50%) — the Company’s operating income before depreciation and amortization excluding the impact of restructuring costs, non-cash equity-based compensation, gains and losses on all disposals of assets, non-cash asset impairments and write-offs and special items.

Free Cash Flow (20%) — cash provided by continuing operations, less capital expenditures, product development costs and principal payments on capital leases.

Revenue Net of TAC (20%) – the Company’s revenue for fiscal year 2013, minus traffic acquisition costs for the same period, as reported in the Company’s trending schedules for the period ending December 31, 2013.

Adjusted Earnings Per Share (10%) – net income attributable to the Company excluding the impact of restructuring costs, gains and losses on all disposals of assets, non-cash asset impairments and write-offs and special items (e.g., interest expense on a revolving credit facility) divided by diluted weighted average common shares outstanding normalized for the impact of any stock splits, reverse stock splits or other such transactions executed by the Company that materially change the number of shares outstanding. Income tax expense for purposes of Adjusted Earnings Per Share is calculated based on the Company’s marginal tax rate.

At the beginning of the 2013 ABP plan year, Mr. Armstrong and Ms. Dykstra proposed the annual goals to the Compensation Committee—both Company financial metrics and relative weightings and, with respect to executive officers (and other senior management), individual performance goals—which were then reviewed by the Compensation Committee. Then upon the recommendation of Mr. Armstrong and Ms. Dysktra, the Compensation Committee approved funding levels and targets for each of the metrics that correlated to the Company’s strategic and operating plan. In general, each of the four metrics operates independently.

The 2013 ABP targets for the overall Company Performance Component were as follows:

•	$435 million in Adjusted OIBDA;
•	$218 million in Free Cash Flow;
•	$1,897 million in Revenues Net of TAC; and
•	Adjusted Earnings Per Share of $1.61.

Achievement of each of these targets would have called for 100% funding, subject to approval by the Compensation Committee.

[4]	Adjusted OIBDA, Free Cash Flow, Revenue Net of TAC, Adjusted Earnings per Share are non-GAAP financial measures and may be different than similarly-titled non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. A reconciliation of our GAAP to non-GAAP results can be found in Annex B attached hereto.

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For 2013, we achieved the following against the above targets: Adjusted OIBDA of $481 million which was 111% of target, Free Cash Flow of $192 million which was 88% of target, Revenue Net of TAC of $1,841 million which was 97% of target, and Adjusted Earnings Per Share of $1.74 which was 108% of target. The cumulative effect of the Company’s performance against the targets resulted in a funding level of 104% of target.

Segment Performance Component

For Mr. Lord, CEO of AOL Platforms, and Ms. Lyne, CEO of AOL Brand Group, 50% of their ABP award was based on the performance of the business segment that they lead measured against previously approved financial and operational metrics for their business segments. For Mr. Lord and Ms. Lyne the metrics included but were not limited to Revenue Net of TAC, Adjusted OIBDA, number of full-time employees, and unique visitors.

The Compensation Committee,Mr. Armstrong and Ms. Dykstra intended that the business segment performance targets assigned for Mr. Lord and Ms. Lyne be challenging, yet attainable. The Compensation Committee funded Mr. Lord’s and Ms. Lyne’s Segment Performance Components at 65% and 73%, respectively. For Mr. Lord, the Segment Performance Component funding amount reflects the level of AOL Platforms Group achievement against the segment targets. For Ms. Lyne, the Segment Performance Component funding amount reflects the Compensation Committee’s overall assessment of the performance of Ms. Lyne’s business segment, including performance achievement against the segment targets.

Individual Performance Component

The individual performance metrics of the ABP are based on the NEO’s individual performance rating in his or her annual review. Below are the individual achievements the Compensation Committee considered for each NEO for 2013 in evaluating individual performance for purposes of the ABP.

Tim Armstrong

•	Led the Company in its most successful year in the last decade measured by strong financial and operating results.

•	Led the Company in its successful acquisition of Adap.tv, Inc., furthering the Company strategy to globalize content, be a leader in video and brand sectors and automate global brand advertising.

•	Led efforts that resulted in the Company breaking a record for most monthly video ads served.

•	Formulated and executed a strategy that continued revenue growth.

•	Brought in new talent at the executive level.

Karen Dykstra

•	Led Finance team in successful acquisition of Adap.tv, Inc.

•	Executed a $250 million senior secured revolving credit facility.

•	Continued share repurchase program, resulting in the repurchase of 3.9 million shares in 2013.

•	Managed annual strategic planning process, leading to realignment of company resources with strategic investment priorities.

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•	Drove annual budgeting process with focus on revenue and Adjusted OIBDA growth in 2013.

Julie Jacobs

•	Continued leading a world-class Legal Department and providing best in class legal services that support the strategic business units in achieving their objectives while appropriately managing risks.

•	Led legal team in executing acquisitions and other transactions that accelerated the Company’s business strategy including the successful acquisition of Adap.tv, Inc. and negotiating various key executive employment agreements, including for Mr. Lord and Ms. Lyne.

•	Under her direction, the Legal Department maintained a strong ethics and compliance program supporting the values of the Company.

•	Continued to successfully maintain a streamlined and efficient Board planning process to allow the Board to best fulfill its obligation of oversight of the Company.

•	Drove process improvements to increase efficiency and cut costs.

Robert Lord

•	Played a significant role in the successful acquisition and integration of Adap.tv, Inc.

•	Instrumental in AOL Platforms’ hosting of the advertising industry’s inaugural Programmatic Upfront, featuring major agencies and brand marketers who made financial commitments for 2014.

•	Instrumental in launch of programmatic buying tools across display, mobile and social.

•	Led AOL Platforms in its continued commitment to premium formats.

•	Played a significant role in formation of AOL Platforms’ enterprise sales efforts.

•	Played a significant role in the Company being recognized for number one ranking for video advertisements served.

•	Played a significant role in launching concept of “context-based ad experiences” for agencies, brand advertisers and publishers.

Susan Lyne

•	Brought strategic direction to a large portfolio of diverse brands to create a Brand Group with focused priorities.

•	Drove development of cross-brand platforms to enable robust contributor network and distribution of content to partner sites.

•	Instrumental in expanding product talent and accelerating product innovation and mobile development across the Brand Group.

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The Compensation Committee awarded the following incentive bonus amounts to NEOs for 2013:

Executive(1)	Target Incentive Bonus (as a % of base salary)	ABP Target Bonus	Individual Component (30%)	Company Performance Component (70% for Corporate NEOs and 20% for Segment NEOs)	Segment Performance Component (50% for Segment NEOs)	Total Bonus
Tim Armstrong	200%	$2,000,000	$720,000	$1,456,000	—	$2,176,000
Karen Dykstra(2)	125%	$819,716	$319,693	$596,761	—	$916,454
Julie Jacobs	100%	$650,000	$253,500	$473,200	—	$726,700
Robert Lord(3)	100%	$314,384	$113,178	$65,392	$102,175	$280,745
Susan Lyne(4)	100%	$586,849	$144,365	$122,065	$214,200	$480,630

(1)	Total bonus payout amount equals a full-year bonus award under the Executive AIP/ABP based on the executive’s target incentive bonus amount at the executive’s year end base salary.
(2)	Total bonus payout amount for Ms. Dykstra reflects a full-year incentive bonus award under the ABP prorated on a daily basis to reflect her bonus target percentage increase on July 1, 2013 in connection with her promotion.
(3)	Total bonus payout amount for Mr. Lord reflects an incentive bonus award under the ABP prorated on a daily basis beginning on the starting date of employment (August 1, 2013).
(4)	Total bonus payout amount for Ms. Lyne reflects an incentive bonus award under the ABP prorated on a daily basis beginning on the starting date of employment (March 1, 2013).

Special Individual Cash Awards

During 2013 our CEO, with the approval of the Compensation Committee, awarded special individual cash awards to recognize individual performance that played a material role in the achievement of significant objectives of the Company, such as the consummation of strategic transactions or initiatives. Ms. Dykstra received $250,000 in recognition of her role in the Company’s successful execution of a $250 million senior secured revolving credit facility and for her role in the Company’s acquisition of Adap.tv, Inc. Ms. Jacobs received a special individual cash performance award of $100,000 for her role in the Company’s acquisition of Adap.tv, Inc. and for consistent superior leadership and performance.

Sign–On Cash Payments

In connection with entering into an employment agreement with Mr. Lord effective as of August 1, 2013, the Compensation Committee approved a sign-on cash payment award in the amount of $500,000. The sign-on cash payment was intended to compensate Mr. Lord for the annual cash bonus that he forfeited as a result of leaving his prior job during 2013.

Long-Term Incentive Compensation

Long-term equity incentive awards are designed not only to provide executives with an opportunity to earn a competitive level of compensation, but also to advance the principle of pay-for-performance, to align the executive’s interests with those of our stockholders and to provide a significant retention tool.

When determining the amounts for the 2013 equity awards to NEOs, the Compensation Committee reviewed peer data and set the total grant date fair values of equity awards for NEOs such that the total compensation opportunities for our NEOs were between the median and 75th percentile benchmarks relative to data for our Industry Peer Group and the Radford Global Technology Survey. Additionally, opportunities were calibrated such that actual realized pay would be closer to 75th

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percentile peer benchmarks when Company performance and individual performance was strong and actual realized pay would be below peer median benchmarks when Company performance and individual performance were not strong. In making their determination, the Compensation Committee also considers the contributions made by the NEOs during the year, their prospects for successful contributions going forward, and the amounts of awards previously granted. See “Agreements with Named Executive Officers — Narrative to the 2013 Summary Compensation Table and the Grants of Plan-Based Awards in 2013 Table” beginning on page 66 of this Proxy Statement.

The Compensation Committee does not consider the amount of outstanding stock options and other stock awards, including restricted stock units and performance stock units, currently held by an NEO when making annual awards because such awards represent compensation attributable to prior years.

Equity Awards Granted in 2013

The following table describes the types of equity incentives awarded to NEOs during 2013 and reflects the Compensation Committee’s focus on ensuring that a significant portion of our NEO’s equity awards at risk and tied to specific performance criteria.

2013 Long Term Incentive (“LTI”) Design
CEO 2013 Equity Awards in connection with 2013 Annual Grant
	Performance-Based LTI Awards		Time-Based LTI Awards
	TSR PSUs	Rev PSUs	Options
% of Total Grant	33 1/3%	33 1/3%	33 1/3%
NEOs Receiving Equity Awards in connection with 2013 Annual Grant, Promotions, New Hires, and Outstanding Performance
	Performance-Based LTI Awards		Time-Based LTI Awards
	TSR PSUs		Options	Restricted Stock Units
% of Total Grant	33 1/3%		33 1/3%	33 1/3%
NEOs Receiving Equity Awards to Replace Equity Forfeited at time of 2013 Hire (Ms. Lyne)
Performance-Based LTI Awards
SPSUs
% of Total Grant	100%

The Company does not coordinate equity grants around the release of favorable or unfavorable Company information. Additionally, the Company does not backdate stock options or grant options retroactively. For further details on the equity grants, including target award levels, made to the NEOs in 2013, see the “Grants of Plan-Based Awards in 2013” table below and the description of these awards under the “Potential Payments Upon a Termination of Employment or Change in Control for 2013” beginning on page 78 of this Proxy Statement.

Stock Options

Time-Based Stock Options

We grant stock options because we believe that they provide executives with a strong incentive to continue employment with us and focus on creating long-term stockholder value. Because the ultimate value received by option holders is directly tied to increases in our stock price, stock options serve to link the interests of management and stockholders and to motivate executives to make decisions that will increase the long-term total return to stockholders. Time-based stock options granted to our NEOs

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during 2013 in connection with our annual performance review and upon commencement of employment vest over a four-year period. The exercise price of options awarded is the closing price of our common stock on the date of grant. Beginning in the fourth quarter of 2013, the Committee changed the vesting terms of stock options for our Executive Vice Presidents to three years to more closely align our vesting practices with our peers. As a result, the options granted in November 2013 to Ms. Dykstra in connection with her promotion and to Ms. Jacobs to reward her performance vest over three years. Time-based stock options granted to our NEOs include termination provisions that the Compensation Committee believes will encourage option holders to remain employed with us on a long-term basis.

Performance-Based Stock Options

Performance-based stock options were not awarded in 2013. However, in 2013, our CEO earned a portion of the performance-based stock option granted to him in 2012. Under the terms of the award, 50% of the option award vested on June 15, 2013, the first anniversary of its grant date, since the Company achieved the stock price performance goal prior to this date. In order for this portion of the award to be earned and vest on the first anniversary of the grant date, our stock price needed to exceed $32.52 for twenty consecutive days. This stock price is 20% above the average closing price of our common stock for the 20 days prior to the grant date. The remaining 50% of the option award will vest on June 15, 2014, the second anniversary of its grant date, subject to Mr. Armstrong’s continued employment through this date, as the stock price performance requirement associated with this portion of the award was also achieved in 2013. The performance requirement for this portion of the option award required our stock price to exceed $35.23 for twenty consecutive days, which stock price is 30% above the average closing price of our common stock for the 20 days prior to the grant date.

Restricted Stock Units

We also award restricted stock units, known as RSUs, representing the full value shares of our common stock at the time of grant. The Compensation Committee believes that RSUs enhance retention value as they vest over several years and provide greater compensation certainty than stock options. RSUs granted to our NEOs at the beginning of 2013 in connection with their annual performance review vest over a four-year period. Beginning in the third quarter of 2013, the Compensation Committee changed the vesting terms of RSUs to three years to more closely align us with our peers.

Performance Stock Units

The Compensation Committee also awards the following types of equity awards: (i) performance units with vesting based on Company’s total shareholder return as compared to the total shareholder return of companies in the Morgan Stanley High Technology Index measured over a three-year period of time (“TSR PSUs”), (ii) performance units with vesting based on revenue goals that align with the Company’s revenue goals measured over a three-year period of time (“Rev PSUs”) and (iii) performance units with vesting based on segment performance goals (“SPSUs”).

TSR PSUs

NEOs receiving TSR PSU awards in 2013 were granted a target number of shares under each TSR PSU award. The value of each NEO’s target award was set based on reference to competitive market values and internal equity considerations as further described under the section “Use of Compensation Surveys and Other Comparative Data” above. Subject to the NEO’s continuous employment through the vesting date, actual TSR PSUs earned could be anywhere from 0 to 200% of the target number of shares. The TSR PSUs have a three year performance period. At the end of the performance period, awards are earned based on the Company’s relative TSR compared to the

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companies in the Morgan Stanley High Technology Index as further explained below. The Compensation Committee determined that the Morgan Stanley High Technology Index continued to be an appropriate relative benchmark in 2013 since it includes several of the companies against which the Company typically evaluates its stock price performance.

The Compensation Committee selected TSR relative to a high technology peer index as the performance metric for this component of the long-term incentive program because it rewards executives for the achievement of one of the Company’s key strategic operating long-term performance measures—return to our stockholders relative to returns for comparable alternate investments. Additionally, the Compensation Committee believes that the performance range shown below results in payouts that are commensurate with demonstrated performance, including a significant reduction in the actual payouts relative to target payouts (including the risk of a zero payout) if the Company’s TSR is below the median peer standard, and potential increases in payouts relative to target payouts if Company’s TSR exceeds the median peer standard. The Compensation Committee determined that the TSR PSUs would serve as an effective performance-based balance to the time-vested RSUs and time-vested stock options that make up the remainder of the NEOs’ (other than the CEO) long-term incentive portfolios

The three year performance period for the TSR PSUs granted in 2013 will end on December 31, 2015, and between zero and 200% of the target TSR PSU’s will be earned and will vest based on the following payout scale:

AOL’s Relative Total Shareholder Return Percentile Rank	TSR PSU’s Earned as a % of Target*
<25th percentile	0%
25th percentile	50%
40th percentile	75%
50th percentile	100%
75th percentile	150%
90th percentile	180%
>90th percentile	200%

*	The number of TSR PSUs earned is scaled if results are between specified percentages.

In order to determine the number of TSR PSUs earned at the end of the three-year performance period, we will calculate the Company’s TSR and compare it to the TSR of companies in the Morgan Stanley High Technology Index. For purposes of the calculation, “TSR” is equal to the appreciation in the stock price of a company from the beginning of the performance period to the end of the performance period, plus dividends deemed reinvested in company stock on a cumulative basis. The effect of taxes resulting from the payment of dividends or the deemed sale or exchange of underlying shares are not to be taken into consideration. The stock prices at the beginning and end of the performance period will be determined using the trailing average stock price over the 30 days prior to the beginning and end of the performance period, as applicable.

Revenue PSUs

Our CEO also received an award of Revenue PSUs (“Rev PSUs”) in 2013. These awards are designed to operate similarly to the TSR PSUs, but they are earned based on achievement of two equally weighted performance goals related to the Company’s revenue, as more fully set forth in the

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table below. The Compensation Committee chose these two revenue related goals based on the larger strategic and financial goals of the Company. The Compensation Committee recognized that growing advertising revenue in the long-term was imperative to the success of the Company while requiring a balance against the ongoing revenue maintenance goals. As with the TSR PSUs, Mr. Armstrong was granted a target level of Rev PSUs that may be earned following the end of a three-year performance measurement period. The Rev PSUs may be earned based on the following payout scale following the end of the three-year performance measurement period. The minimum performance thresholds for both goals must be achieved in order for any Rev PSUs to be earned.

Advertising Revenue Goal		Revenue Maintenance Goal
Advertising Revenues net of TAC as a % of 2013-2015 Total Cumulative Consolidated AOL Revenue	Rev PSUs Earned as a % of 50% of Target	2015 Total Consolidated AOL Revenue as a % of 2012 Total Consolidated AOL Revenue	Rev PSUs Earned as a % of 50% of Target
60%(1)	50%	100%(2)	50%
70%	75%	110%	75%
80%	100%	120%	100%
90%	150%	130%	150%
100%	200%	140%	200%

(1)	Minimum performance level for the Advertising Revenue Goal.
(2)	Minimum performance level for the Revenue Maintenance Goal. If Mr. Armstrong’s employment were terminated in 2014 (or it had been terminated in 2013) as a result of death or disability or within one year after a change in control without cause, for good reason or upon death or disability, then the minimum performance level for purposes of earning shares with respect to the Advertising Revenue Goal would be 90% (if termination were to occur in 2014) or 85% (if termination had occurred in 2013).

SPSUs

Starting in 2013, the Compensation Committee began awarding SPSUs to certain senior level employees directly supporting our operating segments and/or brands, including Ms. Lyne. For 2013, the SPSUs were only earned if the segment performance targets under the ABP were met. The target awards were set with reference to competitive market values and internal equity considerations as further described under the section “Use of Compensation Surveys and Other Comparative Data” above. Subject to Ms. Lyne’s continuous employment through the vesting date, actual SPSUs earned could be anywhere from 0 to 300% of the target number of shares and may be settled in shares or cash.

If SPSUs are earned, half vest on the date the Compensation Committee determines performance and half vest on the first anniversary of such date, provided the executive remains employed with the Company. In order for Ms. Lyne’s SPSUs to have been earned for the 2013 performance period, the following minimum performance requirements had to be achieved: (i) the Company had to achieve positive Adjusted Net Income for 2013 and (ii) the business segment that Ms. Lyne leads had to achieve at least 100% of its performance targets under the ABP. Since Ms. Lyne’s Segment Performance Component under the ABP was not funded at 100%, she did not earn any shares under the SPSU award.

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OTHER COMPENSATION POLICIES AND PRACTICES

Termination Payments and Benefits

All of our NEOs are parties to employment agreements with the Company that provide for termination payments and benefits in the event of an involuntary termination of employment without “cause” or resignation for “good reason” (each as defined in the employment agreements with our NEOs) or due to the NEO’s death or disability. The severance payment amounts and other post-termination provisions of the employment agreements generally reflect the Company’s negotiations with each NEO, our belief that the terms are appropriate under the circumstances based on the significance of the executive officer’s position with us, our ability to attract and retain talent as a result of executive management changes and the amount of time it would take the executive to locate another position. None of our NEOs is entitled to receive a gross-up payment for any payments following a change in control that may constitute “parachute payments,” as defined in Section 280G or 4999 of the Code.

We believe that the provisions in the employment agreements with our NEOs governing termination and severance arrangements in various circumstances are consistent with our compensation objectives to attract, motivate and retain highly talented executive officers in a competitive environment and are generally consistent with arrangements being offered by other companies in the technology industry to similarly situated executives.

We have not generally considered an NEO’s right to receive payments and benefits upon an involuntary termination of employment as a factor in annual compensation decisions. We do not view the post-termination benefits as a factor in overall compensation setting due to the fact that a termination without cause or another triggering event may never occur during the applicable NEO’s term of employment. For a discussion of the termination and severance packages for our NEOs, see “Potential Payments Upon a Termination of Employment or Change in Control for 2013” beginning on page 78 of this Proxy Statement.

Retirement and Benefit Programs

The Company maintains the AOL Savings Plan, a defined contribution 401(k) retirement plan in which the U.S.-based employees of the Company and its affiliates are generally eligible to participate. The Company does not maintain a non-qualified deferred compensation plan for its employees or a defined benefit pension plan. Our NEOs also are eligible to participate in health and welfare programs that are generally available to all our employees in the United States.

Perquisites and Personal Benefits

Except as reflected in the “All Other Compensation” column in the 2013 Summary Compensation Table, we do not generally provide perquisites or personal benefits to our NEOs that are not available to all of our employees.

Code Section 162(m) Considerations

Code Section 162(m) generally limits our ability to deduct compensation over $1 million to certain of our executives unless the compensation qualifies as “performance-based compensation,” as defined in Code Section 162(m). In structuring the compensation programs that apply to those executives, we considered the requirements and consequences of Code Section 162(m). In this regard, we adopted the Executive AIP, which is intended to provide for the payment of performance-based annual cash bonuses to certain of our executives. Although we have taken into account the potential application of Code Section 162(m) on incentive compensation awards and other compensation decisions, we may

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approve, in our sole discretion, compensation in excess of $1 million for certain of our executives that does not qualify as “performance-based compensation” for purposes of Code Section 162(m) in order to maintain flexibility to provide competitive levels of compensation for our executive officers.

Executive Compensation Recovery Policy (“Clawback Policy”)

The Company has adopted an Executive Compensation Recovery Policy pursuant to which, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the United States securities laws as a result of the intentional misconduct by an officer of the Company having a title of Executive Vice President or higher, the Board (or a committee thereof) may require such officer to reimburse the Company for any bonus or other incentive-based or equity-based compensation, including any profits realized from the sale of the Company’s securities, that was paid to such officer during the 12-month period following the first public issuance or filing with the SEC of the financial document of the Company in which the material noncompliance was contained. The independent directors of the Company will determine whether material noncompliance with a financial reporting requirement is the result of intentional misconduct of the officer.

Executive Stock Ownership Guidelines

We maintain stock ownership guidelines for our senior executives. These guidelines specify the following, as may be applicable to our NEOs:

•	Chief Executive Officer—must own Company equity equal to or greater than six (6) times his base salary

•	Other Named Executive Officers—must own Company equity equal to or greater than the lesser of (i) 18,000 shares or (ii) one (1) times his or her base salary

Each executive officer has five years from the date they become subject to the guidelines to meet the applicable threshold. For this purpose, ownership of Company common stock includes only shares that the executive owns outright and unvested RSUs. Executives are required to hold Company shares (including vested RSUs) until guidelines are met. Thereafter, Company share may be disposed of as long as remaining ownership equals or exceeds thresholds.

As of March 12, 2014, each of the NEOs had met or was on track to meet the ownership requirements within the required timeline.

Restrictions on Hedging and Pledging Arrangements for Named Executive Officers

Under our Insider Trading Policy our employees, directors and officers, including our NEOs, bear the economic risk as well as the benefits of owning Company common stock. In this regard, no director, employee, or officer, including NEOs, may (i) enter into options, warrants, puts and calls or similar instruments with respect to the Company’s securities, (ii) enter into hedging arrangements (other than those pre-approved by the Corporation as a result of a merger or other acquisition transaction), or (iii) sell such securities “short”. Additionally, our employees, directors and officers, including our NEOs, may not pledge Company common stock as collateral for a loan, without first obtaining pre-clearance from our General Counsel.

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Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC.

Submitted by the Compensation Committee of the Company’s Board of Directors:

James Stengel (Chair)

Richard Dalzell

Compensation Committee Interlocks and Insider Participation

Ms. Lyne served on the Compensation Committee until February 2013. She began employment with the Company on March 1, 2013. None of the other directors who served on the Compensation Committee in 2013 was during 2013 or previously an officer or employee of the Company or of any of its subsidiaries, and none of the directors who served on the Compensation Committee in 2013 is, or since the beginning of 2013 was, a participant in a related person transaction that requires disclosure under SEC rules. During 2013, none of the Company’s executive officers served on the board of directors, the compensation committee or any similar committee of another entity (not including entities exempt from tax under Section 501(c)(3) of the Internal Revenue Code) that has one or more of its executive officers serving on our Board or Compensation Committee.

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Tabular Executive Compensation Disclosure

2013 SUMMARY COMPENSATION TABLE

The following table presents information concerning total compensation paid to each of the NEOs for his or her service to us for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011, to the extent he or she was a NEO during such year or such information has been previously included in the Company’s filings with the SEC. For additional information regarding salary, incentive compensation and other components of the NEOs’ total compensation, see “Compensation Discussion and Analysis” on page 42 of this Proxy Statement.

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Tim Armstrong Chairman and Chief Executive Officer	2013	$1,000,000	$—	$2,255,092	$1,043,088	$2,176,000	$7,650	$6,481,830
	2012	$1,000,000	$500,000	$2,757,575	$5,051,163	$2,750,000	$12,684	$12,071,422
	2011	$1,000,000	$—	—	—	$2,204,000	$12,534	$3,216,534
Karen Dykstra	2013	$725,000	$250,000	$1,240,011	$492,614	$916,454	$8,430	$3,632,509
Executive Vice President	2012	$287,917	$275,000	$1,910,260	$571,759	$268,524	—	$3,313,460
and Chief Financial and
Administrative Officer
Julie Jacobs	2013	$612,500	$100,000	$848,660	$341,449	$726,700	$126,895	$2,756,204
Executive Vice President,	2012	$600,000	$549,448	$199,988	$274,191	$825,000	$21,155	$2,469,782
General Counsel and	2011	$495,833	$324,724	$88,781	$125,250	$608,794	$8,030	$1,651,412
Corporate Secretary
Robert Lord	2013	$312,500	$500,000	$2,246,155	$1,000,679	$280,745	$1,031	$4,341,110
Executive Vice President
and Chief Executive
Officer, AOL Platforms
Susan Lyne	2013	$600,009	$—	$1,983,148	$655,799	$480,630	$5,155	$3,724,741
Executive Vice President
and Chief Executive
Officer, AOL Brand Group

(1)	The Summary Compensation Table reports information for the Chief Executive Officer, Chief Financial Officer (CFO) and the three other most highly compensated executive officers during fiscal year 2013. Ms. Dykstra joined the Company as Executive Vice President and CFO in September 2012 and was promoted to Chief Financial and Administrative Officer (CFAO) as of July 1, 2013. Mr. Lord joined the Company as Executive Vice President and CEO, AOL Platforms on August 1, 2013. Ms. Lyne became Executive Vice President and CEO of AOL Brand Group in February 2013.
(2)	Ms. Lyne’s salary includes fees received for serving as a director of the Board in the amount of $16,676 prior to assuming the role of Executive Vice President and CEO, AOL Brand Group. The amount for Ms. Dykstra reflects her prior base salary through June 30, 2013 and an increase in base salary as of July 1, 2013 as a result of her promotion to the role of Chief Financial and Administrative Officer. The amount for Ms. Jacobs reflects her prior base salary through September 30, 2013 and an increase in base salary as of October 1, 2013 in recognition of consistent superior leadership and performance.
(3)	The amount reported in 2013 for Ms. Dykstra reflects a special individual cash award in the amount of $250,000 in recognition of her role in the Company’s successful execution of a $250 million senior secured revolving credit facility and for her role in the Company’s acquisition of Adap.tv. The amount reported in 2013 for Ms. Jacobs reflects a special individual cash award in the amount of $100,000 for her role in the Company’s acquisition of Adap.tv, Inc. and for consistent superior leadership and performance. The amount reported for Mr. Lord reflects a special individual cash sign-on bonus in the amount of $500,000 paid at the time of joining the Company in August 2013 as Executive Vice President and CEO, AOL Platforms.
(4)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to Financial Accounting Standards Codification Topic 718 (“ASC 718”). We determined the number of shares subject to each of our NEO’s option grants on the grant date by multiplying the fair market value (as defined in the 2010 Stock Incentive Plan) of a share of our common stock on the grant date by a multiplier. The grant date “fair value,” as calculated in accordance with ASC 718, results in a different per share value for accounting purposes than does this methodology. For additional information about the valuation assumptions with respect to equity awards in accordance with ASC 718, refer to Note 8 of our financial statements in our 2013 Form 10-K.
The values reflected with respect to RSUs, PSUs and SPSUs are consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If TSR PSUs and Rev PSUs had been earned at the maximum level of 200% of target, the value would have been: Mr. Armstrong—$4,510,185 (includes all TSR PSU grants and Rev PSU grants); Ms. Dykstra—$1,430,086 (includes both TSR PSU grants); Ms. Jacobs—$980,719 (includes both TSR PSU grants); Mr. Lord—$2,492,327; and Ms. Lyne—$1,633,071. If SPSUs had been earned at the maximum level of 300% of target, the value of Ms. Lyne’s SPSUs would have been $1,499,924.

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(5)	The amounts set forth in the Non-Equity Incentive Plan Compensation column for 2013 reflect annual cash incentive awards made to the executives under the Executive AIP, except for the amounts set forth for Ms. Dykstra and Mr. Lord, which reflect annual cash incentive awards under the ABP.
(6)	The amounts shown in the All Other Compensation column for 2013 include the following
(a)	The amount set forth in this column with respect to Mr. Armstrong includes 401(k) matching contributions.
(b)	The amount set forth in this column with respect to Ms. Dykstra reflects amounts consisting of 401(k) matching contributions and Long Term Disability reimbursements.
(c)	The amount set forth in this column with respect to Ms. Jacobs reflects amounts consisting of $7,650 in 401(k) matching contributions and $780 in Long Term Disability reimbursements; and $118,465 of cash received during 2013 upon the vesting of RSU dividend equivalents that were issued in connection with a special cash dividend equity adjustment.
(d)	The amount set forth in this column with respect to Mr. Lord reflects amounts consisting of 401(k) matching contributions.
(e)	The amount set forth in this column with respect to Ms. Lyne reflects amounts consisting of 401(k) matching contributions and Long Term Disability reimbursements.

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GRANTS OF PLAN-BASED AWARDS IN 2013

The following table presents information with respect to each award of plan-based compensation to each NEO in 2013. The material terms of our annual and long-term incentive programs are described in the Compensation Discussion and Analysis beginning on page 42 of this Proxy Statement. There can be no assurance that the Grant Date Fair Value of stock and option awards will ever be realized.

Name (a)	Grant Date		Compensation Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Or Units (#)	All Other Option Awards (#)	Exercise or Base Price of Option Awards ($)(2)	Grant Date Fair Value of Stock & Option Awards ($)(3)
				Target ($)	Maximum ($)	Threshold (#)	Target (#)	Max. (#)
	(b)			(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Tim Armstrong	—		—	$2,000,000	$4,000,000	—	—	—	—	—	—	—
	7/1/2013	(4)	6/28/2013	—	—	13,598	27,196	54,392	—	—	—	$999,997
	7/1/2013	(5)	6/28/2013	—	—	13,598	27,196	54,392	—	—	—	$1,255,095
	7/1/2013	(6)	6/28/2013	—	—	—	—	—	—	74,294	$36.77	$1,043,088
Karen Dykstra	—		—	$819,726	$1,639,452	—	—	—	—	—	—	—
	2/15/2013	(7)	1/22/2013	—	—	—	—	—	9,067	—	—	$358,328
	2/15/2013	(6)	1/22/2013	—	—	—	—	—	—	25,395	$39.52	$355,784
	2/15/2013	(5)	1/22/2013	—	—	4,534	9,067	18,134	—	—	—	$496,781
	11/29/2013	(7)	11/6/2013	—	—	—	—	—	3,738	—	—	$166,640
	11/29/2013	(6)	11/6/2013	—	—	—	—	—	—	10,469	$44.58	$136,830
	11/29/2013	(5)	11/6/2013	—	—	1,869	3,738	7,476	—	—	—	$218,262
Julie Jacobs	—		—	$650,000	$1,300,000	—	—	—	—	—	—	—
	2/15/2013	(7)	1/22/2013	—	—	—	—	—	6,958	—	—	$274,980
	2/15/2013	(6)	1/22/2013	—	—	—	—	—	—	19,489	$39.52	$273,041
	2/15/2013	(5)	1/22/2013	—	—	3,479	6,958	13,916	—	—	—	$381,229
	11/29/2013	(7)	11/6/2013	—	—	—	—	—	1,869	—	—	$83,320
	11/29/2013	(6)	11/6/2013	—	—	—	—	—	—	5,234	$44.58	$68,408
	11/29/2013	(5)	11/6/2013	—	—	935	1,869	3,738	—	—	—	$109,131
Robert Lord	—		—	$314,384	$628,767	—	—	—	—	—	—	—
	8/1/2013	(7)	6/28/2013	—	—	—	—	—	26,385	—	—	$999,992
	8/1/2013	(6)	6/28/2013	—	—	—	—	—	—	69,060	$37.90	$1,000,679
	8/1/2013	(5)	6/28/2013	—	—	13,193	26,385	52,770	—	—	—	$1,246,164
Susan Lyne	—		—	$586,849	$1,173,698	—	—	—	—	—	—	—
	3/15/2013	(7)	2/26/2013	—	—	—	—	—	19,267	—	—	$666,638
	3/15/2013	(6)	2/26/2013	—	—	—	—	—	—	54,288	$34.60	$655,799
	3/15/2013	(5)	2/26/2013	—	—	9,634	19,267	38,534	—	—	—	$816,535
	5/1/2013	(8)	3/27/2013	—	—	—	12,946	38,838	—	—	—	$499,975

(1)	For Mr. Armstrong, amounts reflect terms pursuant to his employment agreements in conjunction with the terms of the ABP. Pursuant to the terms of the ABP, the amounts shown for each of the NEOs generally reflect amounts that would be payable based on each executive’s year end salary, except that (pursuant to the terms of the ABP) the amount for Ms. Dykstra reflects a full year target bonus under the ABP prorated on a daily basis to reflect a salary and bonus target level increase as of July 1, 2013 in conjunction with her promotion to CFAO. Pursuant to the terms of Mr. Lord’s and Ms. Lyne’s respective employment agreements, the amounts reflect bonuses prorated on a daily basis beginning on the starting date of the respective employment term. There is no threshold payment in the ABP and the maximum payout under the ABP guidelines is 200% of the bonus target. See “—Compensation Discussion and Analysis—2013 Compensation of our NEOs—Short Term Incentive Compensation.”
(2)	The exercise price of options awarded under the AOL Inc. 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant.
(3)	Represents the grant date fair value of each of these awards calculated in accordance with ASC 718. See footnote 4 to the 2013 Summary Compensation Table above.
(4)	Reflects awards of Rev PSUs.
(5)	Reflects awards of TSR PSUs and value based on target level.
(6)	Reflects awards of time-based stock options.
(7)	Reflects awards of RSUs.
(8)	Reflects awards of SPSUs.

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NARRATIVE TO THE 2013 SUMMARY COMPENSATION TABLE AND THE GRANTS OF PLAN- BASED AWARDS IN 2013 TABLE

The grants of options to purchase Company common stock and the awards of RSUs and PSUs (including SPSUs) were made under the 2010 Stock Incentive Plan. Unless otherwise provided in his or her employment agreement, the options were granted and RSUs and PSUs were awarded to the NEOs on the following terms and conditions:

•	The per share exercise price for each time-based option is the closing price of a share of our common stock on the date of the grant. The shares underlying each of the options granted prior to November 2013 will vest over a four-year period with 25% vesting on the first anniversary of the grant date and thereafter in equal monthly installments for the remaining 36 months. The shares underlying each of the options granted beginning in November 2013 will vest over a three-year period with one-third vesting on the first anniversary of the grant date and the remainder vesting thereafter in equal monthly installments for the remaining 24 months. Unvested options terminate on the fourth anniversary of the grant date. Holders of time-based options are not entitled to receive dividends or dividend equivalents and do not have any voting rights with respect to the shares of Company common stock underlying the stock options.

•	RSUs granted prior to November 2013 vest 50% on the second anniversary of the grant date and the remaining 50% vest in two equal installments on each of the third and fourth anniversaries of the grant date. RSUs granted beginning in November 2013 vest one-third on the first anniversary of the grant date and the remaining two-thirds vest in two equal installments on each of the second and third anniversaries of the grant date. Each RSU, once vested, entitles the holder to receive one share of our common stock within 60 days of the relevant vesting date. Holders of the RSUs are eligible to receive dividend equivalents on unvested RSUs, if and when regular cash dividends are paid on outstanding shares of Company common stock and at the same rate. The awards of RSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

•	TSR PSUs vest on the date the Committee certifies the achievement of certain performance criteria based on the Company’s TSR as compared to the TSR of companies in the Company’s peer group over a three-year period of time (“Performance Period”), subject to continued employment with the Company, which certification date shall be no later than March 15 of the year following the Performance Period. The number of performance shares actually earned pursuant to the TSR PSU is based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015 and subject to the Compensation Committee’s certification of performance and the NEO’s continuous employment through the vesting date. Actual performance shares earned could be anywhere from 0 to 200% of the target amount of shares. Other material terms of the TSR PSUs are described in the “Compensation Discussion and Analysis” above. Holders of TSR PSUs are eligible to receive dividend equivalents on unvested TSR PSUs, if and when regular cash dividends are paid on outstanding shares of Company common stock underlying the TSR PSUs and at the same rate. The awards of TSR PSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

•

Rev PSUs vest on the date the Committee certifies the achievement of certain performance criteria based on revenue goals that align with the Company’s revenue goals at the end of the Performance Period, subject to continued employment with the Company, which certification date shall be no later than March 15 of the year following the Performance Period. The

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number of performance shares actually earned pursuant to the Rev PSU is based on achievement of revenue goals that align with the Company’s revenue goals over the period beginning January 1, 2013 and ending December 31, 2015 and subject to the Compensation Committee’s certification of performance and NEO’s continuous employment through the vesting date. Actual performance shares earned could be anywhere from 0 to 200% of the target amount of shares. Other material terms of the Rev PSUs are described in the “Compensation Discussion and Analysis” above. Holders of the Rev PSUs are eligible to receive dividend equivalents, if and when regular cash dividends are paid on outstanding shares of Company common stock underlying the Rev PSUs and at the same rate. The awards of Rev PSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

•	SPSUs vest in two equal installments on the date the Compensation Committee determines the performance targets have been met for the period beginning January 1, 2013 and ending December 31, 2013 (“Determination Date”) and on the first anniversary thereof, subject to continued employment through the applicable vesting date. SPSUs may be earned if the Company performance thresholds under the ABP have been met and the operating segment has achieved at least 100% of its financial and operational targets under the ABP, and subject to the Compensation Committee’s certification of performance. SPSUs may be settled in shares or cash at the Compensation Committee’s discretion. Actual SPSUs earned could be anywhere from 0 to 300% of the target amount of shares. Other material terms of the SPSUs are described in the “Compensation Discussion and Analysis” above. Holders of SPSUs are eligible to receive dividend equivalents, if and when regular cash dividends are paid on outstanding shares of Company common stock underlying the SPSUs and at the same rate. The awards of SPSUs confer no voting rights on holders and are subject to restrictions on transfer and forfeiture prior to vesting.

Agreements with Named Executive Officers

Consistent with our goal of attracting and retaining executives in a competitive environment, we have entered into employment agreements with each of our NEOs. The employment agreements with the NEOs and the total grant date fair value for the equity grants made to NEOs in 2013 are described below.

Agreements with Mr. Armstrong

General. On March 29, 2012, the Company negotiated and the Compensation Committee approved, in consultation with CAP, a new employment agreement with Mr. Armstrong, effective as of March 29, 2012 (the “2012 Armstrong Agreement”). This agreement supersedes and replaces an employment agreement between the Company and Mr. Armstrong effective April 7, 2009 (the “2009 Armstrong Agreement”). The 2012 Armstrong Agreement provides for Mr. Armstrong to serve as the Company’s CEO through March 28, 2016. If, at the end of the term, Mr. Armstrong’s employment has not been terminated previously and Mr. Armstrong and the Company have not agreed to an extension or renewal of the Agreement or to the terms of a new employment agreement, Mr. Armstrong’s employment term shall continue on a month-to-month basis subject to termination by either party on 30 days’ written notice. The 2012 Armstrong Agreement sets a total target compensation for Mr. Armstrong at a level appropriate for his position and consistent with benchmarks for CEOs of comparable companies as determined by evaluating proxy data for our Industry Peer Group. The 2012 Armstrong Agreement provides for a continuing base salary of $1,000,000 and target annual bonus opportunity equal to 200% of base salary, earned in accordance with the Executive AIP, and not guaranteed. Mr. Armstrong continues to be able to participate in the Company’s retirement and welfare benefit plans. He is no longer entitled to any payments with respect to life insurance. The 2012

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Armstrong Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers. As a result, the 2012 Armstrong Agreement reduced some benefits to Mr. Armstrong compared to the 2009 Armstrong Agreement including lower cash severance benefits, the payment of cash severance benefits over time rather than in a lump sum, and no acceleration of vesting for future equity awards upon a termination without cause. For a further discussion of the terms of the 2012 Armstrong Agreement, see page 82 of this Proxy Statement.

In connection with entering into the 2012 Armstrong Agreement, on March 28, 2012, the Committee approved an award of a time-based stock option valued at $2,000,000 (213,219 shares), a performance-based stock option valued at $3,000,000 (target 372,439 shares), TSR PSUs valued at $1,000,000 (target 38,476 TSR PSUs) and Rev PSUs valued at $1,000,000 (target 38,476 Rev PSUs), each granted on June 15, 2012. Mr. Armstrong did not receive any other equity grant in 2011 or 2012. The number of shares subject to the time-based stock option and performance-based stock option was determined by dividing the approved value by a conversion factor based on the Black-Scholes value of the options, which for the time-based stock option results in a slightly different value than that determined under ASC 718 due to timing differences as to when the Black-Scholes value was determined for each purpose. For the TSR PSUs and the Rev PSUs, the target number of shares covered by each award was determined by dividing the approved value of the award by the closing price of the Company common stock on the grant date. The Company determined the fair value for the TSR PSU awards using a Monte Carlo simulation model (consistent with ASC 718), for purposes of the Summary Compensation Table and the Grants of Plan-Based Awards Table, which results in a value different than the value used by the Committee to determine the target number of shares subject to the award.

The time-based option vests over four years with 25% having vested on June 15, 2013, and the remainder thereafter vesting in equal monthly installments for the remaining 36 months. The performance-based stock option vests over a two-year period with (i) 50% of the options earned having vested on June 15, 2013, the first anniversary of the grant date, since the Company achieved the stock price performance goal prior to this date (in order for this portion of the award to be earned and vest, our stock price needed to exceed $32.52 for twenty consecutive days, a 20% increase from the average closing price of the Company’s common stock for the 20 trading days prior to the date of grant, and (ii) the remaining 50% of the options earned vesting on June 15, 2014, the second anniversary of its grant date, subject to Mr. Armstrong’s continued employment through this date, as the stock price performance requirement associated with this portion of the award was also achieved in 2013 (the performance requirement for this portion of the option award required our stock price to exceed $35.23 for twenty consecutive days, which stock price is 30% above the average closing price of our common stock for the 20 days prior to the grant date). The per share exercise price for the options is the closing price of our common stock on the date of grant. The number of performance shares actually earned pursuant to the TSR PSU is based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Armstrong’s continuous employment through the vesting date. Actual performance shares earned could be anywhere from 0 to 200% of the target amount of shares. The number of performance shares actually earned pursuant to the Rev PSU is based on achievement of revenue goals that align with the Company’s revenue goals over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Mr. Armstrong’s continuous employment through the vesting date. Actual performance shares earned pursuant to the Rev PSU could be anywhere from 0 to 200% of the target amount of shares.

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Mr. Armstrong received an annual 2013 equity grant at the time of the one year anniversary of his 2012 equity grant. The Compensation Committee approved an award of equity award valued at $3,000,000, with one-third in each of time-based stock options, Rev PSUs and TSR PSUs (74,294 stock options, target 27,196 Rev PSUs and target 27,196 TSR PSUs), each granted on July 1, 2013. Mr. Armstrong had not received an equity grant in February at the time other executives received their annual 2013 equity grants. The actual number of shares subject to each type of award was determined in a manner similar to that used for Mr. Armstrong’s 2012 awards as described above. The per share exercise price for the options is the closing price of our common stock on the date of grant.

In approving the 2013 equity awards to Mr. Armstrong, the Compensation Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

Agreements with Ms. Dykstra

On September 19, 2012, we entered into an employment agreement (the “Dykstra Agreement”) with Ms. Dykstra when she commenced employment as our Executive Vice President and CFO effective September 19, 2012.

Ms. Dykstra’s employment term is from September 19, 2012 to September 18, 2016, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term of employment for Ms. Dykstra was set at four years to reflect our standard practice. The Compensation Committee consulted with CAP to approve the total target compensation for Ms. Dykstra. The Dykstra Agreement provides for an annual base salary of $700,000 and target annual bonus opportunity of 100% of base salary. In order to compensate Ms. Dykstra for forgone compensation related to Board roles and lost vacation time and expenses, and as a hiring incentive, the Compensation Committee approved a cash sign-on payment equal to $200,000. If Ms. Dykstra resigned or was terminated for cause within the first year of her employment, Ms. Dykstra was required to repay the full amount of the sign-on bonus. If Ms. Dykstra resigns or is terminated for cause during the second year of her employment, Ms. Dykstra is required to repay 50% of the after-tax amount of the sign-on bonus. Ms. Dykstra’s agreement provides that to the extent a newly hired officer of the Company holding the title of Executive Vice President of the company receives equity with more favorable vesting terms than Ms. Dykstra’s initial equity grant terms or a current executive officer receives new equity with more favorable vesting terms than Ms. Dykstra’s initial equity grant terms, then Ms. Dykstra’s initial equity grants shall be amended to provide the same such vesting terms, unless in the case of the newly hired executive, the differing equity terms are in order to compensate for equity incentives from a previous employer that will be forfeited. The Agreement otherwise substantially conforms to the material terms established by the Company with respect to all of its executive officers.

On September 18, 2012, the Compensation Committee approved the material terms of the proposed compensation and the terms of the Dykstra Agreement. In connection with entering into the Dykstra Agreement, the Compensation Committee approved an equity award valued at $1,750,000, with one-third in each of stock options, RSUs and TSR PSUs (48,209 stock options, 16,487 RSUs and target 16,487 TSR PSUs), each granted on October 1, 2012. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% having vested on October 1, 2013 and the remaining shares vesting on a pro rata monthly basis for the 36 month period thereafter. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over four years with 50% vesting on October 1, 2014 and the remaining 50% vesting in two equal installments on October 1, 2015 and October 1, 2016. Actual performance shares earned pursuant to the TSR PSU could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the

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companies in the Company’s peer index over the period beginning January 1, 2012 and ending December 31, 2014, and subject to the Compensation Committee’s certification of performance and Ms. Dykstra’s continuous employment through the vesting date.

In connection with the annual 2013 Company equity grant, on January 22, 2013, the Compensation Committee approved an equity award to Ms. Dykstra valued at $1,075,000 with one-third in each of stock options, RSUs and TSR PSUs (25,395 stock options, 9,067 RSUs and target 9,067 TSR PSUs), each granted on February 15, 2013. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% having vested on February 15, 2014 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over four years with 50% vesting on February 15, 2015 and the remaining 50% vesting in two equal installments on February 15, 2016 and February 15, 2017. Actual performance shares earned pursuant to the TSR PSUs could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015, and subject to the Compensation Committee’s certification of performance and Ms. Dykstra’s continuous employment through the vesting date.

In connection with the expansion of Ms. Dykstra’s role at the Company to Chief Financial and Administrative Officer of the Company, on November 6, 2013 the Compensation Committee approved a first amendment to Ms. Dykstra’s employment agreement. Pursuant to this amendment, effective as of July 1, 2013, Ms. Dykstra’s base salary was increased from $700,000 to $750,000 and her annual target bonus opportunity was increased from 100% to 125% of base salary. The first amendment also provides that for calendar year 2013, Ms. Dykstra’s bonus opportunity will be pro-rated from January 1, 2013 through June 30, 2013 to reflect Ms. Dykstra’s target bonus opportunity and base salary prior to July 1, 2013. In connection with entering into the first amendment to the Dykstra Agreement, on November 6, 2013, the Compensation Committee approved an additional equity award for Ms. Dykstra valued at $500,000 with one-third in each of stock options, RSUs and TSR PSUs (10,469 stock options, 3,738 RSUs and target 3,738 TSR PSUs), each granted on the next regularly scheduled grant date of November 29, 2013. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a three-year period with one-third vesting on November 29, 2014 and the remaining shares vesting on a pro rata monthly basis for the 24 month period thereafter. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over three years with one-third vesting on November 29, 2014 and the remaining two-thirds vesting in two equal installments on November 29, 2015 and November 29, 2016. Actual performance shares earned pursuant to the TSR PSUs could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015, and subject to the Compensation Committee’s certification of performance and Ms. Dykstra’s continuous employment through the vesting date. The first amendment to the Dykstra Agreement further provides that to the extent that on or after November 1, 2013, the Company grants any equity award that becomes fully vested over a period of at least three years based on continuous service, the provisions of the Dykstra Agreement that require that the terms of the initial equity grant to Ms. Dykstra (which had four year vesting) be amended to include such more favorable vesting terms shall not apply and no amendments shall be made to the terms of Ms. Dykstra’s outstanding and unvested equity incentive awards on account of any such grant. In approving the amendments to the Dykstra Agreement and the related equity awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

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Agreements with Ms. Jacobs

On June 11, 2010, the Company entered into an employment agreement (the “Jacobs Agreement”) with Ms. Jacobs in connection with her promotion to Executive Vice President, General Counsel and Corporate Secretary effective May 10, 2010 to set forth the key terms of her continued employment with us in her new role. Ms. Jacobs’ employment term is from May 10, 2010 to April 30, 2014, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term for Ms. Jacobs was set at four years to reflect our standard practice. Pursuant to the terms of the Jacobs Agreement, effective May 10, 2010, Ms. Jacobs’ base salary was increased from $335,000 to $450,000 and her annual target bonus opportunity was increased from 50% to 75% of base salary.

In connection with entering into the Jacobs Agreement, on June 30, 2010, the Compensation Committee approved an equity award for Ms. Jacobs valued at $2,500,000, 60% in RSUs and 40% in a stock option (73,855 RSUs and a stock option for 164,122 shares), effective July 1, 2010. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The RSUs vest 50% on May 10, 2012 and the remaining 50% vests in two equal installments on each of May 10, 2013 and May 10, 2014. The per share exercise price for the option is the closing price of our common stock on the date of grant. The shares subject to the option vest over a four-year period with 25% having vested on May 10, 2011 and thereafter in equal monthly installments for the remaining 36 months. In approving Ms. Jacobs’ agreement and the related equity awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

On March 30, 2011, the Compensation Committee approved a first amendment to Ms. Jacobs’ employment agreement. Effective as of April 1, 2011, Ms. Jacobs’ base salary was increased from $450,000 to $500,000 and her annual target bonus opportunity was increased from 75% to 100% of base salary. On December 5, 2011, the Compensation Committee approved a second amendment to Ms. Jacobs’ employment agreement. Effective as of December 1, 2011, Ms. Jacobs’ annual base salary was increased from $500,000 to $600,000 in connection with her expanded role as head of the Corporate Development and Corporate Services Departments. On December 12, 2012, the Compensation Committee approved a third amendment to Ms. Jacobs’ employment agreement. The amendment provided for a minor modification intended to ensure documentary compliance under Code Section 409A . On November 6, 2013, the Compensation Committee approved a fourth amendment to Ms. Jacobs’ employment agreement in recognition of her continued high performance. Effective as of October 1, 2013, Ms. Jacobs’ base salary was increased from $600,000 to $650,000. In connection with entering into the fourth amendment to the Jacobs Agreement, on November 6, 2013, the Compensation Committee also approved an additional equity award for Ms. Jacobs valued at $250,000 with one-third in each of stock options, RSUs and TSR PSUs (5,234, stock options, 1,869 RSUs and target 1,869 TSR PSUs), each granted on the next regularly scheduled grant date of November 29, 2013. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a three-year period with one-third vesting on November 29, 2014 and the remaining shares vesting on a pro rata monthly basis for the 24 month period thereafter. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over three years with one-third vesting on November 29, 2014 and the remaining two-thirds vesting in two equal installments on November 29, 2015 and November 29, 2016. Actual performance shares earned pursuant to the TSR PSUs could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015, and subject to the Compensation Committee’s certification of performance and Ms. Jacobs’ continuous employment

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through the vesting date. In approving the amendments to the Jacobs Agreement and the related equity awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

In connection with the annual 2013 Company equity grant, on January 22, 2013, the Committee approved an equity award to Ms. Jacobs valued at $825,000 with one-third in each of stock options, RSUs and TSR PSUs (19,489 stock options, 6,958 RSUs and target 6,958 TSR PSUs), each granted on February 15, 2013. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% having vested on February 15, 2014 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over four years with 50% vesting on February 15, 2015 and the remaining 50% vesting in two equal installments on February 15, 2016 and February 15, 2017. Actual performance shares earned pursuant to the TSR PSUs could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015, and subject to the Compensation Committee’s certification of performance and Ms. Jacobs’ continuous employment through the vesting date.

Agreements with Mr. Lord

On July 18, 2013, the Company entered into an employment agreement (the “Lord Agreement”) with Mr. Lord when he commenced employment as our Executive Vice President and CEO of AOL Platforms effective August 1, 2013.

Mr. Lord’s employment term is from August 1, 2013 to July 31, 2017, and then continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term for Mr. Lord was set at four years to reflect our standard practice. The Lord Agreement provides for an annual base salary of $750,000 and a target annual bonus opportunity of 100% of base salary. As a hiring incentive, the Compensation Committee approved a cash sign-on payment equal to $500,000. If Mr. Lord resigns without good reason or is terminated for cause within the first year of his employment, Mr. Lord is required to repay the entire after-tax amount of the sign-on bonus. If Mr. Lord resigns without good reason or is terminated for cause during the second year of his employment, Mr. Lord is required to repay 50% of the after-tax amount of the sign-on bonus. The Lord Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers.

On June 28, 2013, the Compensation Committee approved the material terms of the proposed compensation and the terms of the Lord Agreement. In addition, in connection with entering into the Lord Agreement, the Compensation Committee approved an equity award valued at $3,000,000, with one-third in each of stock options, RSUs and TSR PSUs (69,060 stock options, 26,385 RSUs and target 26,385 TSR PSUs), each granted on August 1, 2013. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% vesting on August 1, 2014 and the remaining shares vesting on a pro rata monthly basis for the 36 month period thereafter. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over four years with 50% vesting on August 1, 2015 and the remaining 50% vesting in two equal installments on August 1, 2016 and August 1, 2017. Actual performance shares earned pursuant to the TSR PSUs could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015, and subject to the Compensation Committee’s certification of performance and

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Mr. Lord’s continuous employment through the vesting date. In approving Mr. Lord’s agreement and the awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

Agreements with Ms. Lyne

On February 27, 2013, the Company entered into an employment agreement (the “Lyne Agreement”) with Ms. Lyne with a term from March 1, 2013 to February 28, 2017. Following completion of the term, employment continues on a month-to-month basis until either party provides the other party with 30 days’ written notice of termination. The initial term for Ms. Lyne was set at four years to reflect our standard practice. The Lyne Agreement provides for an annual base salary of $700,000 and a target annual bonus opportunity of 100% of base salary. Effective immediately following commencement of employment with the Company, Ms. Lyne resigned as a director of the Board of the Company.

The Lyne Agreement substantially conforms to the material terms established by the Company with respect to all of its executive officers.

On February 26, 2013, the Compensation Committee approved the material terms of the proposed compensation and the terms of the Lyne Agreement. In addition, in connection with entering into the Lyne Agreement, the Compensation Committee approved an initial equity award valued at $2,000,000, with one-third in each of stock options, RSUs and TSR PSUs (54,288 stock options, 19,267 RSUs and target 19,267 TSR PSUs), each granted on March 15, 2013. The actual number of shares subject to each type of award was determined in a manner similar to that for Mr. Armstrong’s awards as described above. The shares subject to the option vest over a four-year period with 25% having vested on March 15, 2014 and the remaining shares vesting on a pro rata monthly basis for the 36 month period thereafter. The per share exercise price for the option award is the closing price of the common stock on the grant date. The RSUs vest over four years with 50% vesting on March 15, 2015 and the remaining 50% vesting in two equal installments on March 15, 2016 and March 15, 2017. Actual performance shares earned pursuant to the TSR PSUs could be anywhere from 0 to 200% of the target amount of shares based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer index over the period beginning January 1, 2013 and ending December 31, 2015, and subject to the Compensation Committee’s certification of performance and Ms. Lyne’s continuous employment through the vesting date.

In order to compensate Ms. Lyne for certain equity-based awards that may have been forfeited by Ms. Lyne or cancelled in connection with her commencement of employment with the Company, the Compensation Committee approved the grant of an additional equity award valued at $500,000 comprised of TSR PSUs. However, the additional equity award grant was subject to (a) the submission of documentation to the Company substantiating the forfeiture or cancellation of the prior awards within 60 days of the date Ms. Lyne commenced employment with the Company and (b) Ms. Lyne not becoming eligible to receive an equity-based award or other compensation pursuant to a segment-related compensation plan within 60 days of the date Ms. Lyne commenced employment with the Company. On March 27, 2013 the Compensation Committee approved a target allocation of SPSUs to Ms. Lyne valued at $500,000 (12,946 SPSUs based on the Company’s stock price on the allocation date). As a result, Ms. Lyne did not receive the additional award of TSR PSUs. Actual performance shares earned pursuant to the SPSU could be anywhere from 0 to 300% of the target number of SPSUs awarded based on the achievement of threshold performance requirements over the period beginning January 1, 2013 and ending December 31, 2013, and subject to the Compensation Committee’s certification of performance (such date of certification, the “Determination Date”). SPSUs may be settled in shares or cash at the Compensation Committee’s discretion. The amount of SPSUs earned, if any, vest in two equal installments on the Determination Date and on the first anniversary thereof, subject to Ms. Lyne’s continued employment through the applicable vesting date. Since threshold performance requirements were not met, Ms. Lyne did not earn any shares under the SPSU award. In approving Ms. Lyne’s agreement and the awards, the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant.

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OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The market or payout value of shares, units or other rights was calculated using the NYSE closing price of $46.62 per share of our common stock on December 31, 2013.

		Option Awards					Stock Awards
Name (a)	Date of Grant	Number of Securities Underlying Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Tim Armstrong	12/9/2009 (1)	542,314	—	—	$10.31	4/15/2019	—	—	—	—
	12/31/2009 (2)	1,841,339	—	—	$20.16	12/30/2019	—	—	—	—
	1/4/2010 (3)	805,222	—	—	$20.70	1/3/2020	—	—	—	—
	6/15/2012 (4)	92,362	153,942	—	$22.50	6/14/2022	—	—	—	—
	6/15/2012 (5)	215,115	—	215,116	$22.50	6/14/2022	—	—	—	—
	6/15/2012	—	—	—	—	—	—	—	76,952(6)	$3,587,502
	6/15/2012	—	—	—	—	—	—	—	19,238(7)	$896,876
	7/1/2013 (8)	—	74,294	—	$36.77	6/30/2023	—	—	—	—
	7/1/2013	—	—	—	—	—	—	—	54,392(9)	$2,535,755
	7/1/2013	—	—	—	—	—	—	—	13,598(10)	$633,939

Karen Dykstra	1/29/2010 (11)	12,048	—	—	$20.76	1/28/2020	—	—	—	—
	10/1/2012 (4)	16,240	39,449	—	$30.63	9/30/2022	—	—	—	—
	10/1/2012	—	—	—	—	—	16,487(12)	$768,624
	10/1/2012	—	—	—	—	—	—	—	32,974(6)	$1,537,248
	2/15/2013 (8)	—	25,395	—	$39.52	2/14/2023	—	—	—	—
	2/15/2013	—	—	—	—	—	9,067(12)	$422,704	—	—
	2/15/2013	—	—	—	—	—	—	—	18,134(9)	$845,407
	11/29/2013 (13)	—	10,469	—	$44.58	11/28/2023	—	—	—	—
	11/29/2013	—	—	—	—	—	3,738(14)	$174,266	—	—
	11/29/2013	—	—	—	—	—	—	—	7,476(9)	$348,531

Julie Jacobs	12/31/2009 (4)	170	—	—	$20.16	12/30/2019	—	—	—	—
	7/01/2010 (15)	—	19,760	—	$17.59	6/30/2020	—	—	—	—
	7/01/2010	—	—	—	—	—	18,465(16)	$860,838	—	—
	2/15/2011 (17)	—	5,062	—	$18.84	2/14/2021	—	—	—	—
	2/15/2011	—	—	—	—	—	2,040(18)	$95,105	—	—
	2/15/2012 (4)	—	24,103	—	$16.26	2/14/2022	—	—	—	—
	2/15/2012	—	—	—	—	—	10,649(12)	$496,456	—	—
	2/15/2013 (8)	—	19,489	—	$39.52	2/14/2023	—	—	—	—
	2/15/2013	—	—	—	—	—	6,958(12)	$324,382	—	—
	2/15/2013	—	—	—	—	—	—	—	13,916(9)	$648,764
	11/29/2013 (13)	—	5,234	—	$44.58	11/28/2023	—	—	—	—
	11/29/2013	—	—	—	—	—	1,869(14)	$87,133	—	—
	11/29/2013	—	—	—	—	—	—	—	3,735(9)	$174,266

Robert Lord	8/01/2013 (8)	—	69,060	—	$37.90	7/31/2023	—	—	—	—
	8/01/2013	—	—	—	—	—	26,385(12)	$1,230,069	—	—
	8/01/2013	—	—	—	—	—	—	—	52,770(9)	$2,460,137

Susan Lyne	3/15/2013 (8)	—	54,288	—	$34.60	3/14/2023	—	—	—	—
	3/15/2013	—	—	—	—	—	19,267(12)	$898,228	—	—
	3/15/2013	—	—	—	—	—	—	—	38,534(9)	$1,796,455

(1)	On April 15, 2009, pursuant to his employment agreement, Time Warner awarded Mr. Armstrong Time Warner stock options and RSUs. In connection with the conversion of Mr. Armstrong’s Time Warner former equity awards, these stock options and RSUs converted to AOL Inc. stock options and RSUs on December 9, 2009 under the same terms and conditions (including vesting) as the applicable Time Warner stock options and RSUs. The unvested stock options vested in two equal installments on January 15, 2010 and April 15, 2010. The RSUs vested in full on April 15, 2010.

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(2)	The stock options granted in 2009 vested over a three-year period, with one-third having vested on each of December 9, 2010 December 9, 2011 and, December 9, 2012.
(3)	The stock options granted vested over a two-year period in eight equal quarterly installments.
(4)	The stock options granted vested over a four-year period, with 25% having vested on the first anniversary of the grant date and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(5)	The stock options granted vest as follows: (i) 50% of the options vested on June 15, 2013, the first anniversary of the grant date because our price per share equaled or exceeded a 20% increase from the average closing price of Company’s common stock for the 20 trading days prior to the date of grant and equaled or exceeded such closing price for 20 consecutive trading days; and (ii) the remaining 50% of the options will vest on June 15, 2014 if a price per share equals or exceeds a 30% increase from the average closing price of Company’s common stock for the 20 trading days prior to the date of grant and equaling or exceeding such closing price for 20 consecutive trading days.
(6)	The TSR PSUs granted vest as follows: vesting is based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer group over the period beginning January 1, 2012 and ending December 31, 2014. Vesting occurs upon Compensation Committee certification that performance criteria have been met. Actual performance rights earned under the TSR PSUs could be anywhere from 0 to 200% of the number of performance rights granted. In accordance with SEC rules, the amount in the table assumes a payout at the maximum level based on current performance.
(7)	The Rev PSUs granted vest as follows: vesting is based on achievement of revenue goals that align with the Company’s revenue goals over the period beginning January 1, 2012 and ending December 31, 2014. Vesting occurs upon Committee certification that performance criteria have been met. Actual performance rights earned under the Rev PSUs could be anywhere from 0 to 200% of the number of performance rights granted. In accordance with SEC rules, the amount in the table assumes a payout at the threshold level based on current performance.
(8)	The stock options granted vest over a four-year period with 25% vesting on the first anniversary of the grant date and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(9)	The TSR PSUs vest as follows: vesting is based on the relative TSR of the Company as compared to the TSR of each of the companies in the Company’s peer group over the period beginning January 1, 2013 and ending December 31, 2015. Vesting occurs upon Compensation Committee certification that performance criteria have been met. Actual performance rights earned under the TSR PSUs could be anywhere from 0 to 200% of the number of performance rights granted. In accordance with SEC rules, the amount in the table assumes a payout at the maximum level based on current performance.
(10)	The Rev PSUs granted vest as follows: vesting is based on achievement of revenue goals that align with the Company’s revenue goals over the period beginning January 1, 2013 and ending December 31, 2015. Vesting occurs upon Committee certification that performance criteria have been met. Actual performance rights earned under the Rev PSUs could be anywhere from 0 to 200% of the number of performance rights granted. In accordance with SEC rules, the amount in the table assumes a payout at the threshold level based on current performance.
(11)	The stock options were granted to Ms. Dykstra on January 29, 2010 in connection with her role as a director of the Company. The options vested on January 29, 2011.
(12)	The RSUs granted vest as follows: RSUs vest over a four-year period with 50% vesting on the second anniversary of the grant date and the remaining 50% vesting in two equal installments on the third and fourth anniversaries of the grant date, respectively.
(13)	The stock options granted vest over a three- year period with one-third vesting on the first anniversary of the grant date and the remainder thereafter vesting in equal monthly installments for the remaining 24 months.
(14)	The RSUs granted vest as follows: RSUs vest over a three-year period with one third vesting on the first anniversary of the grant date and the remainder thereafter vesting in two equal installments on the second and third anniversaries of the grant date, respectively.
(15)	The stock options granted to Ms. Jacobs on July 1, 2010 vest over a four-year period with 25% having vested on May 10, 2011 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(16)	The RSUs granted to Ms. Jacobs on July 1, 2010 vest as follows: RSUs vest over a four-year period with 50% having vested on May 10, 2012, 25% having vested on May 10, 2013 and the remaining 25% vesting on May 10, 2014.
(17)	The stock options granted to Ms. Jacobs on February 15, 2011 vest over a four-year period with 25% having vested on February 4, 2012 and the remainder thereafter vesting in equal monthly installments for the remaining 36 months.
(18)	The RSUs granted to Ms. Jacobs on February 15, 2011 vest as follows: RSUs vest over a four-year period with 50% having vested on February 4, 2013 and the remaining 50% vesting in two equal installments on February 4, 2014 and February 4, 2015, respectively.

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OPTION EXERCISES AND STOCK VESTED DURING 2013

The following table sets forth information concerning option exercises and RSUs that vested during fiscal 2013 by or for the NEOs.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting($)
Tim Armstrong	—	—	—	—
Karen Dykstra	—	—	9,018(3)	$348,896
Julie Jacobs	95,845	$1,923,304	23,003	$1,018,237(4)
Robert Lord	—	—	—	—
Susan Lyne	12,048	$265,474	9,018(3)	$348,896

(1)	Represents the gross number of shares acquired upon exercise of vested options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations. The amount is determined by multiplying (i) the number of shares of Company common stock to which the exercise of the options related, by (ii) the difference between the per share price of Company common stock at exercise and the exercise price of the options.
(2)	Represents the gross number of shares acquired upon vesting without taking into account any shares that may be withheld to satisfy applicable tax obligations. The amount shown for stock awards is determined by multiplying the number of shares that vested by the per share closing price of Company common stock on the vesting date.
(3)	The shares for Ms. Dykstra and Ms. Lyne represent RSUs granted to each in her role as director prior to becoming an executive officer and reflect an equitable adjustment in connection with the special dividend whereby additional RSUs were awarded for each director RSU outstanding on December 14, 2012. Ms. Dykstra and Ms. Lyne have each chosen to defer settlement of the vested RSUs until after separation of service pursuant to the AOL Directors’ Deferred Compensation Plan.
(4)	The value realized on vesting for Ms. Jacobs includes $118,465, the amount in cash paid out pursuant to dividend equivalent rights attached to the RSUs.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2013

Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Karen Dykstra	$348,896		$216,714		$834,918
Susan Lyne	$348,896		$357,522		$1,236,906

(1)	Reflects the value (based on the per share closing price of our common stock on the applicable vesting date) of shares payable upon vesting of the RSUs awarded to Ms. Dykstra and Ms. Lyne in 2012 for their service as a directors of the Company and that vested on May 2, 2013 and September 14, 2013. Each of Ms. Dykstra and Ms. Lyne elected to defer the receipt of these RSUs pursuant to the terms of the Directors’ Deferred Compensation Plan. For information regarding Ms. Dykstra’s and Ms. Lyne’s deferred RSUs and the Directors’ Deferred Compensation Plan, see “Non-Employee Director Compensation” beginning on page 90 of this Proxy Statement.
(2)	Aggregate earnings with respect to Ms. Dykstra’s and Ms. Lyne’s DSUs and deferred RSUs (including dividend equivalents received in 2012) and include changes in the market value of the shares of common stock underlying all deferred RSUs that are credited to Ms. Dykstra and Ms. Lyne in 2013. These amounts are not included in the Summary Compensation Table because plan earnings were not preferential nor above market.
(3)	Reflects the value of Ms. Dykstra’s and Ms. Lyne’s vested account balance in the Directors’ Deferred Compensation Plan as of December 31, 2013 based on the per share closing price of our common stock on December 31, 2013 ($46.62).

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN

CONTROL FOR 2013

The following summaries and tables describe and quantify the estimated dollar value of potential additional payments and other benefits that would be provided to our NEOs (or, in the case of death, to their respective estates or beneficiaries) under the executives’ respective employment agreements and equity agreements and our compensation plans following a termination of their employment or the Company’s change in control, in each case assumed to have occurred on December 31, 2013.

Under the terms of our 2010 Stock Incentive Plan, a “change in control” will generally be triggered upon:

•	The acquisition by a person or entity of 30% or more of the combined voting power of the Company’s then outstanding securities;

•	A change in the composition of the majority of the Board without the approval of the existing Board;

•	A transaction such as a merger, reorganization, recapitalization or consolidation unless following such transaction the persons who beneficially owned the Company’s voting securities immediately prior to the transaction beneficially own more than 60% of the voting securities of the corporation resulting from the transaction in substantially the same proportions; or

•	The sale of all or substantially all of the Company’s assets.

Amounts actually received should any of the above described triggering events actually occur will vary based on factors such as timing during the year of any such event, the Company’s stock price, and any changes to our benefit arrangements and policies. The actual amount to be paid can only be determined at the time of an actual termination of employment.

The calculations exclude payments and benefits to the extent they do not discriminate in scope, terms or operation in favor of our NEOs and are available generally to all of our salaried employees, including any accrued vacation pay and medical and other group insurance coverage following disability. Ms. Dykstra and Ms. Lyne are also entitled to receive their vested account balances under the Directors’ Deferred Compensation Plan. For a description of the plan and their account balances as of December 31, 2013, please see “Non-Qualified Deferred Compensation for 2013” table on page 77 and “Non-Employee Director Compensation” on page 90 of this Proxy Statement.

Certain payments following a termination of employment without cause or for good reason will be delayed for six months following separation from service if required under Code Section 409A. In addition, receipt of the payments and benefits upon a termination without cause or for good reason is conditioned on the executive’s execution of our standard separation agreement that includes a release of claims against us. If the executive does not execute a separation agreement, he or she would not be entitled to severance benefits upon a termination without cause or for good reason as further described below.

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TERMINATION WITHOUT CAUSE/FOR GOOD REASON

OR CHANGE IN CONTROL AND TERMINATION WITHOUT CAUSE/FOR GOOD REASON

Named Executive Officer	Cash Severance(1)	Group Benefits Continuation(2)	Equity Awards: Stock Options, PSUs and RSUs(3)	Other Benefits	Total(4)
Tim Armstrong
Termination without Cause/for Good Reason	$4,000,000	$31,249	$0	—	$4,031,248
Change in Control and Termination without Cause/for Good Reason	$4,000,000	$31,249	$15,214,806	—	$19,246,054
Karen Dykstra
Termination without Cause/for Good Reason	$1,944,726	$20,233	$0	—	$1,964,958
Change in Control and Termination without Cause/for Good Reason	$1,944,726	$20,233	$4,742,197	—	$6,707,156
Julie Jacobs
Termination without Cause/for Good Reason	$1,625,000	$31,249	$616,425	—	$2,272,674
Change in Control and Termination without Cause/for Good Reason	$1,625,000	$31,249	$4,137,937	—	$5,794,186
Robert Lord
Termination without Cause/for Good Reason	$1,439,384	$31,249	$0	—	$1,470,632
Change in Control and Termination without Cause/for Good Reason	$1,439,384	$31,249	$3,382,158	—	$4,852,791
Susan Lyne
Termination without Cause/for Good Reason	$1,636,849	$14,688	$0	—	$1,651,537
Change in Control and Termination without Cause/for Good Reason	$1,636,849	$14,688	$2,682,536	—	$4,334,073

(1)	The NEOs’ employment agreements each provide for cash severance equal to the sum of (i) either 24 months of base salary payable in 48 installments (for Mr. Armstrong), or 18 months of base salary (payable in 36 installments for Ms. Dykstra, Mr. Lord and Ms. Lyne, and payable in a lump sum for Ms. Jacobs), (ii) if termination of employment occurs between January 1 and March 15, the prior year’s annual cash bonus (if not previously paid, and only to the extent it would have been payable to the executive and to other eligible employees), which amounts are not included in the above chart given a hypothetical termination date of December 31, and (iii) an annual bonus for the current year (payable at target, in the case of Ms. Jacobs), prorated through the executive’s termination date, payable if and when bonuses are paid to other employees. For Mr. Armstrong and Ms. Jacobs, the current year’s bonus for purposes of this table is assumed to be the full amount of the executive’s target annual bonus based on a hypothetical termination of employment on December 31, 2013 and, in accordance with our annual bonus plan, is based on the executive’s base salary as of December 31, 2013; for Ms. Dykstra, the current year’s bonus for purposes of this table is assumed to be the full amount of the executive’s target bonus based on a full year of eligible service, but (in accordance with our annual bonus plan) the amount reflects the change in her base salary and bonus target level resulting from her promotion to Chief Financial and Administrative Officer effective as of July 1, 2013; for Mr. Lord and Ms. Lyne, the current year’s bonus for purposes of this table is assumed to be the executive’s target bonus based on his or her base salary as of December 31, 2013, but (in accordance with our annual bonus plan) the amount has been prorated to reflect that Mr. Lord and Ms. Lyne commenced employment with us on August 1, 2013 and March 1, 2013, respectively.
(2)	Reflects the COBRA cost of medical, dental and vision benefit coverage for 18 months, based on the executive’s elected level of coverage for plan year 2014 and the rate applicable to such coverage effective as of January 1, 2014.
(3)

Pursuant to the terms of Mr. Armstrong’s employment agreement, the stock options granted to Mr. Armstrong in April 2009 and December 2009 will, to the extent then held by Mr. Armstrong, remain exercisable for 24 months following termination of employment (but in no event beyond the stock option’s expiration date). Mr. Armstrong’s employment agreement further provides that the stock options granted to Mr. Armstrong in January 2010 will, to the extent then held by Mr. Armstrong, remain exercisable for five years following termination of employment (but in no event beyond the stock option’s expiration

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date). All such stock options were already vested by their terms prior to December 31, 2013 and their value is not included in the table above.

The values set forth in the table above are based on (i) a hypothetical termination of employment without Cause or resignation for Good Reason (and the occurrence of a Change in Control, if applicable) on December 31, 2013, (ii) the excess (if any) of the closing sale price of our common stock on December 31, 2013 ($46.62 per share) over the exercise price with respect to stock options and performance–based options, and (iii) the closing sale price of our common stock on December 31, 2013 ($46.62 per share) with respect to RSUs and PSUs. For each RSU or PSU held by an executive as of December 5, 2012 that would vest based on a hypothetical termination of employment as of December 31, 2013, a dividend equivalent in the amount of $5.15 per RSU or PSU (as applicable) is included in the values specified above.

Except as provided below, all unvested time–based options, performance–based options, RSUs and PSUs (and any related dividend equivalents) will be immediately forfeited upon termination of a NEO’s employment without Cause or his or her resignation for Good Reason. Our equity awards do not provide for any accelerated vesting based solely on the occurrence of a Change in Control.

Time–Based Options and RSUs. In the event of Ms. Jacobs’ termination without Cause or resignation for Good Reason, Ms. Jacobs’ employment agreement and the award agreements governing her RSUs granted to her in July 2010 provide for accelerated vesting of a pro rata portion of such RSUs that were scheduled to vest on the next vesting date (and on any vesting date occurring during any severance period). In the event of a Change in Control, all unvested and outstanding time–based stock options and RSUs, including any related dividend equivalents, then held by our NEOs will fully vest upon the earlier of 12 months following the Change in Control or the executive’s termination without Cause or for Good Reason.

Performance–Based Options. Mr. Armstrong became vested in 50% of his performance-based stock option award on June 15, 2013 (having achieved the performance and service requirements associated with that tranche), the value of which is not included above. With respect to the remaining 50% of his performance-based stock option award, the awards provide that, if within 12 months following a Change in Control, Mr. Armstrong’s employment is terminated without Cause, for Good Reason, or due to death or disability, such remaining portion of the performance–based option award will vest if, during any portion of the performance period preceding the change of control, the volume weighted average price per share of our stock equals or exceeds $35.23 (or $30.50, as equitably adjusted for periods beginning December 3, 2012 to reflect the special cash dividend declared in December 2012) for 20 consecutive trading days (the “Second Threshold”). Applying these terms, the Second Threshold was met on March 5, 2013. Accordingly, the above chart reflects the value attributed to the accelerated vesting of the remaining 50% of Mr. Armstrong’s performance–based option award.

PSUs. If, within 12 months following a Change in Control, a PSU holder’s employment is terminated without Cause, for Good Reason, or due to death or disability, any then outstanding and unvested PSUs, including any related dividend equivalents, will vest based on the actual performance level achieved with respect to the applicable performance criteria, as follows:

TSR PSUs. Under the award agreements governing the TSR PSUs, the number of TSR PSUs that becomes vested is determined based on the percentile ranking of the Company’s TSR as compared to the TSR of the companies in the Morgan Stanley High Technology Index (determined to be a 97% percentile ranking for purposes of the TSR PSUs awarded in 2012 and a 63% percentile ranking for purposes of the TSR PSUs awarded in 2013, in each case based on a hypothetical termination of employment on December 31, 2013). At a relative percentile ranking of 97% (for purposes of the 2012 TSR PSUs) and 63% (for purposes of the 2013 TSR PSUs), the award agreements governing the TSR PSUs provide that TSR PSU holders would be eligible to vest in 200% of the target for their 2012 PSUs and 126% of the target for their 2013 TSR PSUs, including any related dividend equivalents.

Rev PSUs. Under the award agreements governing the Rev PSUs, the number of Rev PSUs that becomes vested is determined based on our level of achievement of (i) cumulative advertising revenues (net of traffic acquisition costs) for the portion of the performance period preceding termination of employment and (ii) our cumulative total revenues for the completed quarters of the fiscal year in which termination occurs, ending immediately preceding termination of employment, as compared to our cumulative total revenues for the same quarters in the preceding fiscal year. In comparing the results for 2012 with 2011 (for the Rev PSUs awarded in 2012) and the results for 2013 with 2012 (for the Rev PSUs awarded in 2013), we did not meet the revenue goals required for accelerated vesting of either the Rev PSUs awarded in 2012 or the Rev PSUs awarded in 2013, in either case based on a hypothetical termination of employment on December 31, 2013. Accordingly, the chart above does not include any value attributed to accelerated vesting of Rev PSUs.

(4)	Amounts payable to our NEOs (other than Ms. Jacobs) following a change in control that would constitute “parachute payments,” as defined under Section 280G or 4999 of the Internal Revenue Code, may be reduced to the extent necessary to avoid adverse tax consequences or excise taxes if a reduction would result in a greater after-tax benefit to the executive. The Company does not provide any gross-up payments for any adverse tax consequences.

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TERMINATION OF EMPLOYMENT DUE TO DISABILITY OR DEATH

Named Executive Officer	Base Salary	Pro Rata Target Annual Bonus(1)	Equity Awards: Stock Options, PSUs and RSUs(2)	Total
Tim Armstrong
Death or Disability	—	$2,000,000	$12,821,920	$14,821,920
Change in Control and Death/Disability	—	$2,000,000	$15,214,806	$17,214,806
Karen Dykstra
Death or Disability	—	$819,726	$3,728,384	$4,548,110
Change in Control and Death/Disability	—	$819,726	$4,742,197	$5,561,993
Julie Jacobs
Death or Disability	—	$650,000	$3,792,296	$4,442,296
Change in Control and Death/Disability	—	$650,000	$4,137,937	$4,787,937
Robert Lord
Death or Disability	—	$314,384	$2,348,915	$2,663,298
Change in Control and Death/Disability	—	$314,384	$3,382,158	$3,696,542
Susan Lyne
Death or Disability	—	$586,849	$1,928,065	$2,514,914
Change in Control and Death/Disability	—	$586,849	$2,682,536	$3,269,385

(1)	Our NEOs’ employment agreements each provide for payment of the executive’s target annual bonus, prorated through the executive’s termination date and payable if and when bonuses are payable to other employees. As set forth above, each executive’s target bonus (other than Mr. Lord and Ms. Lyne) is not prorated as the hypothetical termination date is December 31, 2013 for purposes of this proxy. For each of Mr. Lord and Ms. Lyne, the value set forth above is prorated since the executive commenced employment with us on August 1, 2013 and March 1, 2013, respectively. For Ms. Dykstra, the value set forth above reflects the change in her base salary and bonus target level in connection with her promotion to Chief Financial and Administrative Officer effective as of July 1, 2013.
(2)	The values set forth in the table above are based on (i) a hypothetical termination of employment due to a NEO’s death or disability on December 31, 2013, (ii) the excess (if any) of the closing sale price of our common stock on December 31, 2013 ($46.62 per share) over the exercise price with respect to time-based stock options and performance-based options, and (iii) the closing sale price of our common stock on December 31, 2013 ($46.62 per share) with respect to RSUs and PSUs. For each RSU or PSU held by an executive as of December 5, 2012 that would vest based on a hypothetical termination of employment as of December 31, 2013, a dividend equivalent in the amount of $5.15 per RSU or PSU (as applicable) is included in the values specified above.

Time–Based Options and RSUs. Pursuant to the terms of the applicable award agreements, all outstanding and unvested stock options and RSUs, including any related dividend equivalents, will fully vest on the date of the executive’s termination due to death or disability.

Performance–Based Options. Mr. Armstrong became vested in 50% of his performance-based stock option award on June 15, 2013 (having achieved the performance and service requirements associated with that tranche), the value of which is not included above. In the event of Mr. Armstrong’s termination due to death or disability, the remaining 50% of his performance-based stock option award will vest to the extent the applicable performance goals were achieved as of the date of death or disability. Based upon performance as of December 31, 2013, the above chart reflects the value associated with the vesting of the remaining 50% of Mr. Armstrong’s performance–based option award. See footnote 3 to the preceding table estimating payments to our NEOs upon a termination without Cause or for Good Reason.

PSUs. In the event of termination due to death or disability, PSUs then held by the executives, including any related dividend equivalents, will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved through the executive’s termination date with respect to the applicable performance criteria. However, no proration will be applied in the event that termination due to death or disability occurs within one year following a change in control. Based upon performance as of December 31, 2013, the above chart reflects the value of an award of 200% of the target for TSR PSUs awarded in 2012 and 126% of the target for TSR PSUs awarded in 2013, and any related dividend equivalents (prorated, in the case where termination due to death or disability does not occur within one year following a change in control, to reflect the completion of one year (in the case of TSR PSUs awarded in 2013) or two years (in the case of TSR PSUs awarded in 2012) of the three year performance

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period of the TSR PSUs as of the hypothetical termination date of December 31, 2013). None of the Rev PSUs were deemed to vest upon a termination as of December 31, 2013 based upon performance. See footnote 3 to the preceding table estimating payments to our NEOs upon a termination without Cause or for Good Reason for further explanation of the performance assumptions.

Mr. Armstrong

Termination of Employment for Cause or Resignation without Good Reason. In the event that Mr. Armstrong’s employment is terminated for “Cause” (generally defined as Mr. Armstrong’s (i) conviction of, or no contest or guilty plea to, a felony, (ii) failure or refusal to perform his lawful duties for us, if the failure or refusal remains uncured after 15 days’ notice to him, (iii) fraud, embezzlement, misappropriation or improper material destruction of our property, (iv) breach of any duty of loyalty to us, (v) violation of his confidentiality agreement or our Standards of Business Conduct, (vi) improper conduct substantially prejudicial to our business, (vii) failure to cooperate in any investigation involving the Company, (viii) indictment for a felony alleging fraud, embezzlement, misappropriation or destruction of our property, or alleging fraud, embezzlement or monetary theft with respect to another party), or he resigns without Good Reason (as defined below), Mr. Armstrong’s employment agreement provides he will receive his base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but he will not be entitled to any bonus payments.

Termination of Employment without Cause or Resignation for Good Reason. In the event that the Company terminates Mr. Armstrong’s employment without Cause, or he resigns for Good Reason (generally defined as (i) Mr. Armstrong no longer reporting to the Board, (ii) relocation of Mr. Armstrong’s principal office more than 50 miles from its location as of the date of his employment agreement, without his written consent, (iii) a material diminution in Mr. Armstrong’s duties, responsibilities, authority or title, (iv) a material diminution of his base salary, or (iv) our requiring him to engage in unlawful conduct upon express direction of the Board, in each case where the notice and cure periods specified in his employment agreement are also met), Mr. Armstrong will be eligible to receive the following additional severance payments and benefits:

Cash Severance. Mr. Armstrong will receive an amount equal to 24 months of his base salary, payable in 48 installments.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, Mr. Armstrong will receive his annual cash bonus for the calendar year prior to his termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (but not to exceed 100% of Mr. Armstrong’s target bonus), provided that the Company pays bonuses to eligible employees for that prior calendar year and Mr. Armstrong would have otherwise been eligible for the bonus payment if he had remained employed through the bonus payout date.

Prorated Current Year’s Annual Bonus. Mr. Armstrong will receive a lump-sum cash payment equal to Mr. Armstrong’s annual bonus for the year of his termination, prorated through the termination date, payable if and when bonuses are paid to other employees.

Group Benefits Continuation. If Mr. Armstrong elects medical, dental and/or vision benefit coverage under COBRA, the Company will pay for his COBRA coverage for up to 18 months.

Equity Awards. Pursuant to the terms of Mr. Armstrong’s employment agreement, the stock options granted to Mr. Armstrong in April 2009 and December 2009 will, to the extent then held by Mr. Armstrong, remain exercisable for 24 months following termination of employment (but in no event beyond the stock option’s expiration date). Mr. Armstrong’s employment agreement further provides that the stock options granted to Mr. Armstrong in

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January 2010 will, to the extent then held by Mr. Armstrong, remain exercisable for five years following termination of employment (but in no event beyond the stock option’s expiration date). All such stock options were already vested by their terms prior to December 31, 2013.

Pursuant to the award agreements governing Mr. Armstrong’s other time-based stock options, his performance-based options and his PSUs, all such awards (including any dividend equivalents related to the PSUs) will, to the extent then unvested, be forfeited upon termination of employment.

Limitations on Payments and Benefits. Mr. Armstrong agrees to assist us in any litigation, investigation or other matter involving his tenure at the Company; not to encourage or assist any person in litigation against us; and not to make disparaging or untruthful remarks about us. If Mr. Armstrong breaches, to our detriment, any of these or certain other obligations under the employment agreement, or any of the restrictive covenants described below, or any obligations under his confidentiality agreement or separation agreement, the Company has the right to seek recovery of the cash severance and COBRA payment benefits (as described above) paid to Mr. Armstrong. To the extent that amounts payable to Mr. Armstrong would be subject to the excise tax imposed on excess parachute payments under Code Section 4999, Mr. Armstrong will be paid either (a) the amounts in full, or (b) a reduced amount such that none of the payments would be subject to the Section 4999 excise tax, whichever would result in a greater payment for Mr. Armstrong on an after-tax basis. In addition, certain payments following termination of Mr. Armstrong’s employment may need to be delayed for six months to address the requirements of Code Section 409A .

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on Mr. Armstrong’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. Mr. Armstrong’s employment agreement does not provide for any additional benefits as a result of a change in control. The award agreements governing Mr. Armstrong’s performance-based options, and the time-based options granted to Mr. Armstrong in 2012 and 2013, provide that if, within 12 months following a change in control, the executive’s employment is terminated without Cause, for Good Reason, or due to death or disability, the options will become vested upon termination of employment (but, in the case of the performance-based options, only to the extent that the performance goals applicable to such performance-based options have been achieved at or prior to the change in control). The award agreements governing Mr. Armstrong’s Rev PSUs and TSR PSUs provide that, in the event a change in control occurs and the PSU award is outstanding at the earlier of (a) the end of the applicable performance period or (b) termination of employment without Cause, for Good Reason, or due to death or disability, in each case where such termination of employment occurs within 12 months following a change in control, the PSUs (and any related dividend equivalents) will become vested based on the actual performance level achieved as of the date of termination of employment with respect to the applicable performance criteria set forth in the PSU award agreement for the completed portion of the performance period. With respect to the TSR PSUs, if following a change in control, the Company’s shares are no longer publicly traded, then TSR performance will be determined as of the date of the change in control using a per share price based upon the total consideration of the change in control. Mr. Armstrong’s other equity awards were all fully vested prior to December 31, 2013.

Death or Disability. If Mr. Armstrong dies or his employment is terminated due to his disability (as defined in our long-term disability plan and subject to Code Section 409A ), he will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause” above:

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Prorated Bonus. Mr. Armstrong’s employment agreement provides that he will receive a lump sum cash payment equal to his annual bonus at the target level, prorated through his termination date.

Equity Awards. The award agreements governing Mr. Armstrong’s performance-based options, and the time-based options granted to Mr. Armstrong in 2012 and 2013, provide that, in the event the executive’s employment is terminated due to death or disability, any unvested portion of the options will become immediately vested (but, in the case of the performance-based options, only to the extent that the performance goals applicable to such award have been achieved as of the date of death or disability). The award agreements governing Mr. Armstrong’s PSUs provide that, in the event the executive’s employment is terminated due to death or disability (other than within 12 months following a change in control, as described above), any PSUs (and any related dividend equivalents) then held by the executive will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved with respect to the applicable performance criteria through the executive’s termination date. Mr. Armstrong’s other equity awards were all fully vested prior to December 31, 2013.

Restrictive Covenants. Mr. Armstrong’s confidentiality agreement provides that he is subject to restrictive covenants that obligate him not to disclose any of our confidential information at any time, and for 12 months after termination not to solicit any Company employee or the business of any customer or prospective customer with whom the executive had contact or about whom the executive received or developed confidential information during his last year of employment (other than business that does not compete with the Company’s products and services). Mr. Armstrong’s employment agreement also provides that, during his employment with us and for 12 months following termination of his employment, Mr. Armstrong is not permitted to compete with us by owning (other than as a less than 1% stockholder), controlling, managing or performing services for (i) Time Warner, Inc., Yahoo!, Inc., Google, Inc. (including its YouTube subsidiary), Microsoft Corporation, IAC/Interactive Corp., News Corporation, Facebook, Inc., LinkedIn Corporation, Yelp Inc., or Twitter Inc., or (ii) any entity that engages in any line of business that is substantially the same as any line of business that we engage in, conduct or, to his knowledge, have definitive plans to engage in or conduct, and have not ceased to engage in or conduct, or any of their respective affiliates, subsidiaries or successors. However, Mr. Armstrong is permitted to retain certain passive investments that were disclosed by Mr. Armstrong on or prior to entering into his employment agreement with us.

Ms. Dykstra, Mr. Lord and Ms. Lyne

Termination of Employment for Cause or Resignation without Good Reason. With respect to Ms. Dykstra, Mr. Lord and Ms. Lyne, in the event that the executive’s employment is terminated for “Cause” (generally defined as the executive’s (i) conviction of, or no contest or guilty plea to, a felony, (ii) failure or refusal to perform the executive’s lawful duties for us, if the failure or refusal remains uncured after 15 or 30 days’ notice (as the case may be) to the executive, (iii) fraud, embezzlement, more than minimal misappropriation, or improper material destruction of our property, (iv) breach of any duty of loyalty to us, (v) violation of the executive’s confidentiality agreement or our Standards of Business Conduct, (vi) improper conduct substantially prejudicial to our business, (vii) failure to cooperate in any investigation involving the Company, (viii) indictment for a felony alleging fraud, embezzlement, misappropriation or destruction of our property, or alleging fraud, embezzlement or monetary theft with respect to another party), or the executive resigns without Good Reason (as defined below), the executive’s employment agreement provides the executive will receive his or her base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but the executive will not be entitled to

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any bonus payments. For each of Ms. Dykstra and Mr. Lord, if the executive resigns (without Good Reason, in the case of Mr. Lord) or is terminated for Cause before the first anniversary of the executive’s employment commencement date, the executive will be required to repay the entire after-tax amount of the signing payment that the executive received. If the executive resigns (without Good Reason, in the case of Mr. Lord) or is terminated for Cause between the first and second anniversaries of the executive’s employment commencement date, the executive will be required to repay 50% of the after-tax amount of the signing payment that the executive received.

Termination of Employment without Cause or Resignation for Good Reason. In the event that the Company terminates Ms. Dykstra’s, Ms. Lyne’s or Mr. Lord’s employment without Cause, or the executive resigns for Good Reason (generally defined as (i) the executive no longer reporting to the Chief Executive Officer, (ii) relocation of the executive’s principal office more than 50 miles from its location as of the date of the executive’s employment agreement (for Ms. Dykstra and Ms. Lyne) or relocation outside of the New York City metropolitan area (for Mr. Lord), in each case without the executive’s written consent, (iii) a material diminution in the executive’s duties, responsibilities or authority, (iv) a material diminution of the executive’s base salary, in each case where the notice and cure periods specified in the executive’s employment agreement are also met), the executive will be eligible to receive the following additional severance payments and benefits:

Cash Severance. The executive will receive an amount equal to 18 months of base salary, payable in 36 installments.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, the executive will receive his or her annual cash bonus for the calendar year prior to the executive’s termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (for Ms. Dykstra) or based on actual attainment of performance goals for the year (for Mr. Lord and Ms. Lyne), but in each case not to exceed 100% of the executive’s target bonus, provided that the Company pays bonuses to eligible employees for that prior calendar year and the executive would have otherwise been eligible for the bonus payment if the executive had remained employed through the bonus payout date.

Prorated Current Year’s Annual Bonus. The executive will receive a lump-sum cash payment equal to the executive’s annual bonus for the year of termination, prorated through the termination date, payable if and when bonuses are paid to other employees.

Group Benefits Continuation. If the executive elects medical, dental and/or vision benefit coverage under COBRA, the Company will pay for COBRA coverage for up to 18 months.

Equity Awards. With respect to Ms. Dykstra, Mr. Lord and Ms. Lyne, all of the stock options, and RSUs and PSUs (and any related dividend equivalents), then held by the executive will (to the extent unvested) be forfeited.

Limitations on Payments and Benefits. Under their respective employment agreements, each of Ms. Dykstra, Mr. Lord and Ms. Lyne agrees to assist us in any litigation, investigation or other matter involving the executive’s tenure at the Company; not to encourage or to assist (for Ms. Dykstra) or incite (for Mr. Lord and Ms. Lyne) any person in litigation against us; and not to make disparaging or untruthful remarks about us. If the executive breaches, to our detriment, any of these or certain other obligations under the employment agreement, or any of the restrictive covenants described below, or any obligations under the executive’s confidentiality agreement or separation agreement, the Company has the right to seek recovery of the severance benefits (as described above) paid to the executive and, with respect to Mr. Lord, to stop providing any future severance benefits otherwise payable under

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his employment agreement. To the extent that amounts payable to the executive would be subject to the excise tax imposed on excess parachute payments under Code Section 4999 , the executive will be paid either (a) the amounts in full, or (b) a reduced amount such that none of the payments would be subject to the Section 4999 excise tax, whichever would result in a greater payment for the executive on an after-tax basis. In addition, certain payments following termination of the executive’s employment may need to be delayed for six months to address the requirements of Code Section 409A .

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on the executive’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. Ms. Dykstra’s, Mr. Lord’s and Ms. Lyne’s employment agreements do not provide for any additional benefits as a result of a change in control. The agreements that govern the executives’ stock option and RSU awards provide that the stock options and RSUs (and any related dividend equivalents) will (to the extent then unvested) become fully vested following a change in control upon the earliest of one year after the change in control or the termination of the executive’s employment without Cause or for Good Reason. The award agreements that govern each of the executives’ TSR PSUs provide that, in the event a change in control occurs and the TSR PSU award is outstanding at the earlier of (a) the end of the applicable performance period or (b) termination of employment without Cause, for Good Reason, or due to death or disability, in each case where such termination of employment occurs within 12 months following a change in control, the TSR PSUs (and any related dividend equivalents) will become vested based on the actual performance level achieved as of the date of termination of employment with respect to the applicable performance criteria set forth in the TSR PSU award agreement for the completed portion of the performance period. If, following a change in control, the Company’s shares are no longer publicly traded, then TSR performance will be determined as of the date of the change in control using a per share price based upon the total consideration of the change in control.

Death or Disability. If the executive dies or the executive’s employment is terminated due to disability (as defined in our long-term disability plan and subject to Code Section 409A ), the executive will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause or Resignation without Good Reason” above:

Prorated Bonus. The executive’s employment agreement provides that the executive will receive a lump sum cash payment equal to his or her annual bonus at the target level, prorated through the executive’s termination date.

Equity Awards. The terms of the executives’ applicable award agreements provide that all outstanding and unvested stock options and RSUs (and any related dividend equivalents) then held by the executive will fully vest upon the executive’s death or disability. The award agreements governing the executives’ TSR PSUs provide that, in the event the executive’s employment is terminated due to death or disability (other than within 12 months following a change in control, as described above), any TSR PSUs (and any related dividend equivalents) will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved with respect to the applicable performance criteria through the executive’s termination date.

Restrictive Covenants. Ms. Dykstra’s, Mr. Lord’s and Ms. Lyne’s confidentiality agreements provide that the executive is subject to restrictive covenants that obligate the executive not to disclose any of our confidential information at any time, and for 12 months after termination not to solicit any

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Company employee, or the business of any customer or prospective customer with whom the executive had contact or about whom the executive received or developed confidential information during his or her last year of employment (other than business that does not compete with the Company’s products and services). Each executive’s employment agreement also provides that, during the executive’s employment with us and for 12 months following termination of employment, the executive is not permitted to compete with us by owning (other than as a less than 1% stockholder), controlling, managing or performing services for (i) Time Warner, Inc., Yahoo!, Inc., Google, Inc. (including its YouTube subsidiary), Microsoft Corporation, IAC/Interactive Corp., News Corporation, Facebook, Inc., LinkedIn Corporation, Yelp Inc., or Twitter Inc., or (ii) without the written consent of the CEO or the General Counsel of the Company, any entity that derives 50% or more of its total annual revenues from substantially similar products and services offered by the Company and that engages in any line of business that is substantially the same as any line of business that we engage in, conduct or, to the executive’s knowledge, have definitive plans to engage in or conduct, and have not ceased to engage in or conduct, or any of their respective affiliates, subsidiaries or successors.

Ms. Jacobs

Termination of Employment for Cause or Resignation without Good Reason. With respect to Ms. Jacobs, in the event that the executive’s employment is terminated for “Cause” (generally defined as the executive’s (i) conviction of, or no contest or guilty plea to, a felony, (ii) failure or refusal to perform the executive’s lawful duties for us, if the failure or refusal remains uncured after 30 days’ notice to the executive, (iii) fraud, embezzlement, misappropriation, or material destruction of our property, (iv) breach of any duty of loyalty to us, (v) violation of the executive’s confidentiality agreement or our Standards of Business Conduct, (vi) improper conduct substantially prejudicial to our business, (vii) failure to cooperate in any investigation involving the Company, (viii) indictment for a felony alleging fraud, embezzlement, misappropriation or destruction of our property, or alleging fraud, embezzlement or monetary theft with respect to another party), or the executive resigns without Good Reason (as defined below), the executive’s employment agreement provides the executive will receive her base salary and unused vacation through the effective date of termination, and will also retain any rights pursuant to any of our insurance and other benefit plans, but the executive will not be entitled to any bonus payments.

Termination of Employment without Cause or Resignation for Good Reason. In the event that the Company terminates Ms. Jacobs’ employment without Cause, or the executive resigns for Good Reason (generally defined as (i) the executive no longer reporting to the CEO, (ii) relocation of the executive’s principal office more than 50 miles from its location as of the date of the executive’s employment agreement, without the executive’s written consent, (iii) a material diminution in the executive s duties, responsibilities or authority, (iv) a material diminution of the executive’s base salary, in each case where the notice and cure periods specified in the executive’s employment agreement are also met), the executive will be eligible to receive the following additional severance payments and benefits:

Cash Severance. The executive will receive an amount equal to 18 months of base salary, payable in a lump sum.

Prior Year’s Annual Bonus. If the termination date occurs between January 1 and March 15, the executive will receive the executive’s annual cash bonus for the calendar year prior to the executive’s termination (if not previously paid), payable in a lump sum at the same rate that continuing employees receive their bonuses (but not to exceed 100% of the executive’s target bonus), provided that the Company pays bonuses to eligible employees for that prior calendar year and the executive would have otherwise been eligible for the bonus payment if the executive had remained employed through the bonus payout date.

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Prorated Current Year’s Target Annual Bonus. Under Ms. Jacobs’ employment agreement, Ms. Jacobs will receive a lump-sum cash payment equal to the executive’s target annual bonus for the year of termination, prorated through the termination date, payable on the sixtieth day following termination.

Group Benefits Continuation. If the executive elects medical, dental and/or vision benefit coverage under COBRA, the Company will pay for COBRA coverage for up to 18 months.

Equity Awards. With respect to Ms. Jacobs’ July 2010 RSU grants, her employment agreement and the applicable RSU award agreement provide that a pro rata portion of any unvested RSUs (and any related dividend equivalents) that were scheduled to vest on the next vesting date (and on any vesting date occurring during any severance period) will become fully vested upon her termination of employment without Cause or for Good Reason. With respect to Ms. Jacobs’ stock options, TSR PSUs and her other RSUs, such awards (and any related dividend equivalents) will (to the extent unvested) be forfeited.

Limitations on Payments and Benefits. Under her employment agreement, Ms. Jacobs agrees to assist us in any litigation, investigation or other matter involving the executive’s tenure at the Company; not to encourage or assist any person in litigation against us; and not to make disparaging or untruthful remarks about us. If the executive breaches, to our detriment, any of these or certain other obligations under the executive’s employment agreement, or any of the restrictive covenants described below, or any obligations under the executive’s confidentiality agreement or separation agreement, the Company has the right to seek recovery of any salary and bonus severance (as described above) paid to the executive. In addition, certain payments following termination of the executive’s employment may need to be delayed for six months to address the requirements of Code Section 409A .

Release of Claims. Receipt of the foregoing severance payments and benefits is conditioned on the executive’s timely delivery of an effective and irrevocable separation agreement, which will include a release of claims against us.

Change in Control. Ms. Jacobs’ employment agreement does not provide for any additional benefits as a result of a change in control. The agreements that govern the executive’s stock option and RSU awards provide that their stock options and RSUs (and any related dividend equivalents) will (to the extent then unvested) become fully vested following a change in control upon the earliest of one year after the change in control or the termination of the executive’s employment without Cause or for Good Reason. The award agreements that govern Ms. Jacob’s TSR PSUs provide that, in the event a change in control occurs and the TSR PSU award is outstanding at the earlier of (a) the end of the applicable performance period or (b) termination of employment without Cause, for Good Reason, or due to death or disability, in each case where such termination of employment occurs within 12 months following a change in control, the TSR PSUs (and any related dividend equivalents) will become vested based on the actual performance level achieved as of the date of termination of employment with respect to the applicable performance criteria set forth in the TSR PSU award agreement for the completed portion of the performance period. If, following a change in control, the Company’s shares are no longer publicly traded, then TSR performance will be determined as of the date of the change in control using a per share price based upon the total consideration of the change in control.

Death or Disability. If the executive dies or the executive’s employment is terminated due to disability (as defined in our long-term disability plan and subject to Code Section 409A ), the executive will be eligible for the following payments and benefits, in addition to the payments and benefits described under “—Termination of Employment for Cause or Resignation without Good Reason” above:

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Prorated Bonus. The executive’s employment agreement provides that the executive will receive a lump sum cash payment equal to the executive’s annual bonus at the target level, prorated through the executive’s termination date.

Equity Awards. The terms of the applicable award agreements provide that all outstanding and unvested stock options and RSUs (and any related dividend equivalents) then held by the executive will fully vest upon the executive’s death or disability. The award agreements governing the executive’s TSR PSUs provide that, in the event the executive’s employment is terminated due to death or disability (other than within 12 months following a change in control, as described above), any TSR PSUs (and any related dividend equivalents) will vest pro-rata based on the number of completed months in the performance period and based on the actual performance level achieved with respect to the applicable performance criteria through the executive’s termination date.

Restrictive Covenants. Ms. Jacobs’ confidentiality agreement provides that the executive is subject to restrictive covenants that obligate the executive not to disclose any of our confidential information at any time, and while working for us and for 12 months after termination not to (i) solicit any Company employee or customer unless the business being solicited is not in competition with the services we provide to such customers or (ii) in the U.S. or any country in which we or a license of ours is then operating or preparing to operate, either participate in the ownership, control or management of any business that competes with us, or be employed by any such business where executive’s duties would make such employment competitive with our business interests. Ms. Jacobs’ employment agreement also provides that, for 12 months following termination of employment, the executive is not permitted to compete with us by owning, controlling, managing, performing services for or being employed by Bloomberg, Demand Studios, Time Warner, Inc., Yahoo! Inc., Google Inc., Microsoft Corporation, IAC/InterActiveCorp., News Corporation, Viacom Inc. or The Walt Disney Company, or their respective affiliates, subsidiaries or successors.

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NON-EMPLOYEE DIRECTOR COMPENSATION

Summary Compensation Information

The Nominating and Governance Committee is responsible for reviewing the compensation of our non-employee directors. Only non-employee directors receive compensation for service on the Board. The compensation paid to our non-employee directors is as follows:

•	a cash retainer of $100,000 for service on the Board, with no additional fees for Board or committee meetings attended, paid in quarterly installments;

•	an additional annual cash retainer of $20,000 for the chair of the Nominating and Governance Committee, the Audit and Finance Committee, the Compensation Committee and the Executive Committee, paid in quarterly installments;

•	an additional annual cash retainer of $5,000 for each member of the Executive Committee (not including the Chairman of such committee), paid in quarterly installments;

•	an additional annual cash retainer of $25,000 for the Lead Independent Director, paid in quarterly installments; and

•	an annual equity award with a value of $150,000.

The annual retainer amounts are pro-rated based on the length of time during the year during which the director served on the Board or a Committee, as applicable. Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.

Pursuant to the terms of the Directors’ Deferred Compensation Plan, an unfunded nonqualified deferred compensation plan intended to meet the requirements of Code Section 409A, in connection with their service, our non-employee directors may elect to defer:

•	all, or such percentage or dollar amount, of their annual cash compensation as they specify; and

•	all, or such percentage, dollar amount or number of, their restricted stock unit awards as they specify.

Directors who make an election to defer their cash compensation are credited with fully vested deferred stock units (“DSUs”) in a deferral account established under the terms of the Directors’ Deferred Compensation Plan, with each DSU representing a right to receive in cash the value of one share of the Company’s common stock. Directors who make an election to defer the receipt of their RSU awards are credited with deferred RSUs in their deferral account under the Directors’ Deferred Compensation Plan. Deferred RSUs vest in accordance with the terms of the underlying RSU awards. Deferral accounts reflect the appreciation (or depreciation) in value of our common stock and are adjusted for earnings, if any, in the form of dividends and distributions declared on the Company’s stock.

DSUs, including any related earnings, are payable in cash following the director’s separation from service from the Company based upon the fair market value of a share of the Company’s common stock at such separation. Deferred RSUs, including any related earnings, are payable in shares of common stock to the extent vested at the time of the director’s separation from service from the Company.

The Directors’ Deferred Compensation Plan does not permit withdrawals or distributions of DSUs or deferred RSUs (or any related earnings) under any circumstances than upon separation from

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service from the Company (defined in accordance with Code Section 409A), except as may otherwise be permitted under Code Section 409A in the event the Directors’ Deferred Compensation Plan is terminated. Distributions from directors’ deferral accounts are paid within 30 days following separation from service (but may be delayed for six months following separation from service, if required under Code Section 409A). Ms. Burton, who joined our Board on September 16, 2013, elected to defer cash compensation for the fourth quarter of 2013 pursuant to the terms of the Directors’ Deferred Compensation Plan and, in connection with such deferral, received DSUs.

We currently anticipate that our director compensation program will be similarly structured in future years.

Director Compensation in 2013

For 2013, the annual equity grant to non-employee directors was made on May 31, 2013, and 100% (with a value of $150,000) was in the form of RSUs. The RSUs vest on the earlier of May 31, 2014 or the day before the 2014 Annual Meeting. Pursuant to the terms of the Directors’ Deferred Compensation Plan, all non-employee directors other than Mr. Ibargüen elected to defer their 2013 RSU awards. Tim Armstrong receives no additional compensation for his service as a director. The table below sets forth information regarding compensation earned in 2013 by our non-employee directors. Note that Ms. Lyne served as a non-employee director until March 1, 2013. All amounts earned by Ms. Lyne during 2013, including the amounts payable for her services as a non-employee director, are reported above in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	All Other Compensation ($)	Total ($)
Eve Burton(4)	$4,167	$125,464	$-	$129,631
Richard Dalzell	$100,000	$149,974	$-	$249,974
Alberto Ibargüen	$100,000	$149,974	$-	$249,974
Hugh Johnston	$116,486	$149,974	$-	$266,460
Dawn Lepore	$100,000	$149,974	$-	$249,974
Patricia Mitchell	$125,000	$149,974	$-	$274,974
Fredric Reynolds	$163,857	$149,974	$-	$313,831
James Stengel	$125,000	$149,974	$-	$274,974

(1)	Amounts in the column “Stock Awards” present the aggregate grant date fair value of the awards computed in accordance with FASB ASC 718. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by vesting in a restricted stock unit award). For information on the valuation assumptions used in these computations, refer to Note 8—“Equity-Based Compensation and Employee Benefit Plans” in the Notes to the Consolidated Financial Statements included in our 2012 Form 10-K.
(2)	On May 31, 2013 each of our non-employee directors (with the exception of Ms. Burton, who was not a director at the time) was granted an award of 4,327 RSUs under the AOL Inc. 2010 Stock Incentive Plan. The grant date fair value of each RSU award was $149,974 and was calculated using the closing sale price of the Company’s common stock on the date of grant. On October 1, 2013, Ms. Burton was granted an award of 2,798 RSUs under the AOL Inc. 2010 Stock Incentive Plan. The grant date fair value of the RSU award was $100,476 and was calculated using the closing sale price of the Company’s common stock on the date of grant. All of the non-employee directors, other than Mr. Ibargüen, who received RSUs in 2013 elected to defer the RSU, pursuant to the terms of the Directors’ Deferred Compensation Plan.
(3)	Presented below is the aggregate number of outstanding RSU awards and stock option awards held by each non-employee director on December 31, 2013—the amounts include vested and unvested unexercised stock options and unvested RSUs and vested RSUs that have been deferred (but do not include vested RSUs that were not deferred).

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Name	Outstanding RSUs as of 12/31/13	Outstanding Stock Options as of 12/31/13
Eve Burton	2,798	—
Richard Dalzell	19,652	12,048
Alberto Ibargüen	13,218	—
Hugh Johnston	7,784	—
Dawn Lepore	7,676	—
Patricia Mitchell	19,652	12,048
Fredric Reynolds	23,098	12,048
James Stengel	13,218	12,048

(4)	The annual cash compensation earned by Ms. Burton for 2013 equaled $29,167. Of this amount, Ms. Burton elected to defer $25,000 pursuant to the terms of the Directors’ Deferred Compensation Plan in respect of which she was credited with 536 DSUs on December 31, 2013. The aggregate value of Ms. Burton’s DSUs, equal to $24,988 is included in the “Stock Awards” column and not in the “Fees Earned or Paid in Cash” column.

Non-Employee Director Stock Ownership Guidelines. Pursuant to the Company’s Corporate Governance Policy, as amended, each non-employee director of the Company is expected to own, within five years from the later of his or her initial election to the Board or the date of effectiveness of the guidelines, shares of the Company’s stock equal in value to three times the annual Board cash retainer. Stock owned outright and unvested RSUs count toward satisfaction of the threshold. Outstanding vested or unvested options do not count toward satisfaction of the threshold. As of March 12, 2014, each of our non-employee directors met the guidelines or had time remaining to do so.

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SHARE OWNERSHIP INFORMATION

The following table provides information as of March 14, 2014 with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and director nominees;

•	each of the NEOs; and

•	all of our directors and executive officers, as a group.

Except as otherwise noted in the footnotes below, each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

Percentage computations are based on 79,877,542 shares of our common stock outstanding as of March 14, 2014.

Name	Amount and Nature of Beneficial Ownership	Percentage of Class
Directors and Executive Officers:
Mr. Tim Armstrong(a)	5,102,544	6.1%
Ms. Eve Burton	-	*
Mr. Richard Dalzell(b)	30,502	*
Mr. Alberto Ibargüen(c)	21,106	*
Mr. Hugh Johnston(d)	3,678	*
Ms. Dawn Lepore(e)	3,349	*
Ms. Patricia Mitchell(b)	32,373	*
Mr. Fredric Reynolds(f)	113,948	*
Mr. James Stengel(g)	35,627	*
Ms. Karen Dykstra (h)	69,999	*
Ms. Julie Jacobs (i)	54,914	*
Mr. Robert Lord	-	*
Ms.Susan Lyne(j)	33,422	*
All directors and executive officers as a group (15 individuals) (k)	5,568,705	6.7%
Principal Stockholders:
Dodge & Cox(l)	9,590,836	12.0%
BlackRock, Inc.(m)	8,698,899	10.9%
Iridian Asset Management LLC(n)	7,263,925	9.1%
RS Investment Management Co. LLC(o)	4,755,513	6.0%
The Vanguard Group, Inc.(p)	4,135,210	5.2%

*	Less than 1%.
(a)	Mr. Armstrong has sole voting and investment power with respect to 4,621,244 shares beneficially owned and shared voting and investment power with respect to 481,300 shares held by him and his spouse as joint tenants. The shares over which Mr. Armstrong has sole voting and investment power include 514,300 shares held by Armstrong Family Investments LLC, a limited liability company held solely by Mr. Armstrong and members of his immediate family, and 194,857 shares held by Polar Capital Group, LLC. The amount also includes 3,516,876 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014. The business address of Mr. Armstrong is 770 Broadway, 4th Floor, New York, New York 10003. The business address of each of Armstrong Family Investments LLC and Polar Capital Group, LLC is c/o Greenwich Investment Resources, 30 Nagog Park, Suite 210, Acton, Massachusetts 01720. For additional information, please see Schedule 13D with respect to the Company’s common stock filed by Mr. Armstrong, Armstrong Family Investments LLC and Polar Capital Group, LLC with the SEC on February 8, 2013.

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(b)	Includes for each of Mr. Dalzell and Ms. Mitchell (i) 12,048 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 15,325 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014.
(c)	Includes for Mr. Ibargüen 8,891 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014.
(d)	Includes for Mr. Johnston 499 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014.
(e)	Ms. Lepore has deferred the settlement of each of the vested RSUs pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014.
(f)	Includes for Mr. Reynolds (i) 12,048 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 18,771 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014.
(g)	Includes for Mr. Stengel (i) 12,048 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 1,285 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014.
(h)	Includes for Ms. Dykstra (i) 41,491 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 17,909 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014. Ms. Dykstra served as a member of the Company’s Board of Directors until September 19, 2012. Ms. Dykstra joined the Company as Executive Vice President and Chief Financial Officer as of September 19, 2102 and resigned as a director of the Company immediately thereafter.
(i)	Includes for Ms. Jacobs (i) 25,706 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 18,465 RSUs that will vest within 60 days of March 14, 2014.
(j)	Includes for Ms. Lyne (i) 14,703 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 17,909 RSUs which have vested but the settlement of which has been deferred pursuant to the AOL Inc. 2011 Directors’ Deferred Compensation Plan. Such deferred RSUs would be settled within 60 days of March 14, 2014 in the event of a director’s separation from service within 30 days following March 14, 2014. Ms. Lyne became Executive Vice President and CEO of AOL Brand Group in February 2013 and served as a member of the Company’s Board of Directors until March 1, 2013.
(k)	Includes our current directors as well as individuals listed as Executive Officers in the 2013 Form 10-K. Includes (i) 3,700,799 shares subject to options that are currently exercisable or may be acquired within 60 days of March 14, 2014 and (ii) 18,465 RSUs that will vest within 60 days of March 14, 2014.
(l)	Beneficial ownership information is as of December 31, 2013 and is based on a Schedule 13G/A with respect to the Company’s common stock filed by Dodge & Cox with the SEC on February 13, 2014. Dodge & Cox has sole voting power over 9,036,684 shares of our common stock and sole investment power over 9,590,836 shares of our common stock. The securities reported on such Schedule 13G/A are beneficially owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and other managed accounts. The Schedule 13G/A also states that The Dodge & Cox Stock Fund, an investment company registered under the Investment Company Act of 1940, has an interest in 5,997,054 shares of our common stock. The address of Dodge & Cox is 555 California Street, 40th floor, San Francisco, California 94104.
(m)	Beneficial ownership information is as of December 31, 2013 and is based on a Schedule 13G/A with respect to the Company’s common stock filed by BlackRock, Inc. with the SEC on January 10, 2014. BlackRock, Inc. has sole voting power over 7,727,538 shares of our common stock and sole investment power over 8,698,899 shares of our common stock. The securities reported on such Schedule 13G/A were acquired by the following subsidiaries of BlackRock, Inc.: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Management Ireland Limited; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

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(n)	Beneficial ownership information is as of December 31, 2013 and is based on a Schedule 13G with respect to the Company’s common stock filed by Iridian Asset Management LLC with the SEC on February 4, 2014. Iridian Asset Management LLC has shared voting and investment power over 7,263,925 shares of our common stock. The securities reported on such Schedule 13G were acquired by Iridian Asset Management LLC, David L. Cohen and Harold J. Levy. The address of Iridian Asset Management LLC and of Mr. Cohen and Mr. Levy is 276 Post Road West, Westport, Connecticut 06880-4704.
(o)	Beneficial ownership information is as of December 31, 2013 and is based on a Schedule 13G with respect to the Company’s common stock filed by RS Investment Management Co. LLC with the SEC on February 14, 2014. The Schedule 13G states that RS Investment Management Co. LLC has sole investment power of 4,755,513 shares of our common stock and has sole voting power over 4,578,521 shares of our common stock. The address of RS Investment Management Co. LLC is One Bush Street, Suite 900, San Francisco, California 94104.
(p)	Beneficial ownership information is as of December 31, 2013 and is based on a Schedule 13G with respect to the Company’s common stock filed by The Vanguard Group, Inc. (“The Vanguard Group”) with the SEC on February 11, 2014. The Schedule 13G states that The Vanguard Group has sole investment power of 4,092,384 shares of our common stock and has sole voting power over 48,726 shares of our common stock. The Vanguard Group has shared investment power over 42,826 shares of our common stock. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 42,826 shares of our common stock as a result of VFTC serving as investment manager of collective trust accounts for The Vanguard Group. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, is the beneficial owner of 5,900 shares of our common stock as a result of VIA serving as investment manager of Australian investment offerings for The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern Pennsylvania 19355.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures Governing Related Person Transactions

Our Board has adopted a written policy for the review and approval or ratification of transactions involving related persons, which consist of directors, director nominees, executive officers, persons or entities known to the Company to be the beneficial owner of more than 5% of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons. Under authority delegated by the Board, the Nominating and Governance Committee (or its Chair, under certain circumstances) is responsible for applying the policy with the assistance of the General Counsel or his or her designee (if any). Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 since the beginning of the previous fiscal year; (ii) the Company is, will or may be expected to be a participant; and (iii) any related person has or will have a direct or indirect interest.

Factors which the Nominating and Governance Committee (or the Chair or other Committee member as the case may be) may take into account in its determination to approve or ratify a transaction include:

•	the extent of the related person’s interest in the transaction;

•	whether the transaction would interfere with the objectivity and independence of any related person’s judgment or conduct in fulfilling his or her duties and responsibilities to the Company;

•	whether the transaction is fair to the Company and on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances;

•	whether the transaction is in the best interest of the Company and its stockholders;

•	whether the transaction is consistent with any conflict of interest policies set forth in the Company’s Standard of Business Conduct and Code of Ethics and other policies; and

•	whether in connection with any transaction involving a non-employee director or nominee for director, such transaction would compromise such director’s status as: (i) an independent director under the NYSE listing standards; (ii) an “outside director” under Code Section 162(m) or a “non-employee director” under Rule 16b-3 under the Exchange Act, if such director serves on the Compensation Committee; (iii) an independent director under Rule 10A-3 of the Exchange Act and the NYSE listing standards, if such director serves on the Audit and Finance Committee; or (iv) an independent director under Rule 10C-1 of the Exchange Act and the NYSE listing standards, if such director serves on the Compensation Committee.

The Nominating and Governance Committee (or the Chair as the case may be) may impose such conditions or guidelines as it determines appropriate with respect to any related person transaction it approves or ratifies, including:

•	conditions relating to ongoing reporting to the Committee and other internal reporting;

•	limitations on the dollar amount of the transaction;

•	limitations on the duration of the transaction or the Committee’s approval of the transaction; or

•	other conditions for the protection of the Company and to avoid conferring an improper benefit, or creating the appearance of a conflict of interest.

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Related Person Transactions

Since the beginning of 2013, there were no related person transactions that require disclosure under SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain of our officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such reports, and on written representations from such reporting persons, we believe that during fiscal year 2013 all such reporting persons filed the required reports on a timely basis under Section 16(a).

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

If any stockholder wishes to propose a matter for consideration at our 2015 Annual Meeting of Stockholders, the proposal should be mailed by certified mail return receipt requested to our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2015 Annual Meeting Proxy Statement and form of proxy, a proposal must be received by our Corporate Secretary on or before the close of business on December 9, 2014. In addition, our amended and restated by-laws require advance notice of stockholder proposals to be brought before a stockholders’ meeting (other than proposals under Rule 14a-8), including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2015 Annual Meeting, such a proposal must be received by the Company on or after January 22, 2015 but no later than February 21, 2015. If the date of the 2015 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the anniversary date of the 2014 Annual Meeting, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which the public announcement of the date of such meeting is first made.

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HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single Proxy Statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement in the future, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). If you share an address with another stockholder and have received only one set of this year’s proxy materials and you wish to receive a separate copy, please notify us in writing to our Corporate Secretary at AOL Inc., 770 Broadway, New York, New York 10003, or via phone at (212) 652-6450 and we will deliver a separate copy to you promptly.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If any other matters are properly presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Julie Jacobs

Executive Vice President, General Counsel and Corporate Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.corp.aol.com) and click on “About AOL”. From there, click on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

AOL Inc.

770 Broadway

New York, New York 10003

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Annex A

AOL INC.

2010 STOCK INCENTIVE PLAN

(Amended and Restated Effective as of March 27, 2014)

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors and advisors and to motivate such employees, directors and advisors to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such employees, directors and advisors will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)        “Act” means The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)        “Affiliate” means any entity that is treated as a subsidiary or a parent of the Company for purposes of the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder. Under such rules and as applied to the Company, “parent” is defined as a person controlling the Company directly, or indirectly through one or more intermediates and “subsidiary” is defined as a person controlled by the Company directly, or indirectly through one or more intermediates. Any such entity must also be an entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company has a direct or indirect equity interest of at least twenty percent (20%), measured by reference to vote or value.

(c)        “Assumed Plans” means each of the AOL Inc. Long-Term Incentive Plan for the Employees of the HuffingtonPost Media Group, as amended and restated effective March 7, 2011; the AOL Inc. 2013 Adap.tv Acquisition Stock Incentive Plan, as amended and restated effective September 5, 2013; and the AOL Inc. 2014 Gravity Acquisition Stock Incentive Plan, as amended and restated, effective January 23, 2014.

(d)        “Award” means an Option, Stock Appreciation Right, award of Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Converted Award granted pursuant to the Plan.

(e)        “Board” means the Board of Directors of the Company.

(f)        “Change in Control” means the occurrence of any of the following events:

(i)        any “Person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the “Beneficial Owner” within the meaning of Rule 13d-3 promulgated under the Act of 30% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

(ii)        a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board shall not be deemed a member of the Incumbent Board;

(iii)        a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 60% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

(iv)        the sale, transfer or other disposition of all or substantially all of the assets of the Company.

(g)        “Code” means The Internal Revenue Code of 1986, as amended, or any successor thereto. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

(h)        “Committee” means the Compensation Committee of the Board or its successor, or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan or a subcommittee of the Compensation Committee (or such other committee) established by the Compensation Committee (or such other committee).

(i)        “Company” means AOL Inc., a Delaware corporation, and it successors.

(j)        “Effective Date” means the effective date the Plan, as amended and restated hereby, was adopted by the Board, which date was March 27, 2014.

(k)        “Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate or (iii) a Participant’s services as a consultant or advisor, if the Participant is a consultant or advisor to the Company or any of its Affiliates; provided, however that unless otherwise determined by the Committee, a change in a Participant’s status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

(l)        “Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing sale price of the Shares on the New York Stock Exchange (“NYSE”) Composite Tape, or, if the Shares are listed or admitted on another national securities exchange or national market system on which the average daily trading volume of the Shares is greater, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market (the “NASDAQ”), the closing sales price per Share (or the average of the per Share closing bid price and per Share closing asked price on such date, if no sales were reported) on such other national securities exchange or national market system, including the NASDAQ, or, if no sale of Shares shall have been reported on the NYSE Composite Tape or quoted on another national securities exchange or national market system, including the NASDAQ, on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(m)        “ISO” means an Option that is also an incentive stock option granted pursuant to Section 6(d).

(n)        “OIBDA” has the meaning set forth in Section 10(b).

(o)        “Option” means a stock option granted pursuant to Section 6.

(p)        “Option Price” means the price for which a Share can be purchased upon exercise of an Option, as determined pursuant to Section 6(a).

(q)        “Other Stock-Based Awards” means awards granted pursuant to Section 10.

(r)        “Participant” means an employee, director, consultant or advisor of the Company or an Affiliate who is selected by the Committee to participate in the Plan, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be. A consultant or advisor may only be eligible to be selected to become a Participant if such person is a natural person providing bona fide services to the Company or an Affiliate and such services are not performed in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. A prospective employee of the Company or an Affiliate may be granted an Award so long as the grant date does not occur prior to the date that such person commences employment or the performance of services for the Company or an Affiliate.

(s)        “Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section 10(b).

(t)        “Plan” means the AOL Inc. 2010 Stock Incentive Plan, as amended from time to time.

(u)        “Restricted Stock” means any Share granted under Section 8.

(v)        “Restricted Stock Unit” means an Award granted to a Participant under Section 9.

(w)        “Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

(x)        “Share Authorization” has the meaning set forth in Section 3.

(y)        “Shares” means shares of common stock of the Company, $.01 par value per share.

(z)        “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(aa)      “Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

(bb)      “Substitute Award” means an Award granted under Section 11(b); provided, however, that in no event shall the term “Substitute Award” be construed to refer to or permit an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

3.	Shares Subject to the Plan; Individual Limits

(a)        Share Authorization. Subject to the adjustment as provided in Section 11, the aggregate number of Shares available for issuance under the Plan (the “Share Authorization”) shall be the sum of the following: (I) 31,638,331; (II) the number of authorized but unissued Shares under the Assumed Plans as the Effective Date, which number is 2,776,786; and (III) the number of Shares deemed not issued under the Assumed Plans pursuant to paragraph (i) through (iii) of Section 3(b) from and after the Effective Date. Shares that are issued pursuant to awards that are assumed, converted or substituted in connection with a merger, acquisition, reorganization or similar transaction shall not be treated as having been issued under the Plan unless the terms of such assumption, conversion or substitution expressly so provide. For the avoidance of doubt, the Company shall be entitled to issue Shares under awards granted under the Assumed Plans that were outstanding on the Effective Date and such issuances shall not reduce the foregoing.

(b)        Return of Shares to the Share Authorization. The following Shares will be deemed not issued and will again become available for issuance under the Plan:

(i)        Shares that are potentially deliverable under an Award or an award granted under an Assumed Plan that expires or is canceled, terminated, forfeited, settled in cash or otherwise settled without the delivery or issuance of Shares;

(ii)        Shares that are held back or tendered to cover the exercise price or purchase price of an Award or an award granted under an Assumed Plan or the tax withholding obligations with respect to an Award or an award granted under an Assumed Plan; and

(iii)        Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right.

For the avoidance of doubt, Shares repurchased on the open market with proceeds of an Option exercise (or other payment by a Participant for the issuance of Shares under the terms of an Award agreement) will not be added back to or increase the Share Authorization.

(c)        Incentive Stock Option Limit. Notwithstanding Section 3(b), for purposes of determining the number of Shares available for grant as Incentive Stock Options, such limit shall be equal to the sum of Section 3(a)(I) and 3(a)(II) only.

(d)        Individual Limits. The maximum number of Shares with respect to which Awards (other than Converted Awards) may be granted during a calendar year to any Participant shall be 2,600,000. The grant limit under the preceding sentence shall apply to an Award other than an Option or Stock Appreciation Right only if the Award is intended to be “performance-based” as that term is used in Section 162(m) of the Code.

(e)        Source of Shares. The Shares to be issued pursuant to Awards may be authorized but unissued Shares or treasury Shares.

4.	Administration

(a)        The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “independent directors” within the meaning of the NYSE listed company rules, “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto),

“outside directors” within the meaning thereof. In addition, the Committee may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such grants are consistent with guidelines established by the Committee from time to time.

(b)        The Committee shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to amend or waive any such terms and conditions at any time (including without limitation, accelerating or waiving any vesting conditions).

(c)        The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

(d)        The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. The Committee shall have the right to withhold from any payment required to be made pursuant to the exercise, grant or vesting of an Award an amount sufficient to satisfy any federal, state, local or other taxes, as set forth in further detail in the Award agreement. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company with an aggregate Fair Market Value no greater than the Participant’s minimum statutory withholding tax liability from those Shares that would have otherwise been received by the Participant.

5.	Limitations

(a)        No Award may be granted under the Plan on or after the tenth anniversary of the Effective Date, unless the term of the Plan is extended beyond such date by stockholder approval, but Awards granted prior to such tenth anniversary may extend beyond that date. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

(b)        Notwithstanding any provision herein to the contrary, the repricing of an Option or Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or Stock Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 11(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(c)        With respect to any Awards, other than Awards granted on a discretionary basis for any extraordinary duties or services above those generally performed by other members of the Board, granted to a Participant who is a non-employee member of the Board at the time of grant, such Awards shall be made pursuant to formulas established by the Board in advance of such grant. Any such Awards shall be made at the time such a Participant first becomes a member of the Board and, thereafter, on an annual basis at or following the annual meeting of stockholders. Such formulas may include any one or more of the following: (i) a fixed number of Options or Stock Appreciation Rights, (ii) a fixed number of Shares of Restricted Stock or a number of Shares of Restricted Stock determined by reference to a fixed dollar amount (calculated based on the Fair Market Value of a Share on the date of grant), and (iii) Restricted Stock Units or Other Stock-Based Awards determined either by reference to a fixed number of Shares or to a fixed dollar amount (calculated based on the Fair Market Value of a Share on the date of grant).

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine, and as evidenced by the related Award agreement:

(a)        Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

(b)        Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 16.

(c)        Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. An Option may not be exercised for a fraction of a Share. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with provision for payment of the full purchase price in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Committee, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased and any applicable withholding taxes. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Shares are issued to the Participant. Shares purchased upon the exercise of an Option shall be issued to the Participant as soon as practicable following the effective date on which the Option is exercised.

(d)        ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). An ISO may only be granted to a Participant who is an employee of the Company or a Subsidiary. No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other person) due to the failure of an Option to qualify for any reason as an ISO.

(e)        Attestation. Wherever in the Plan or any agreement evidencing an Award, a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.	Terms and Conditions of Stock Appreciation Rights

(a)        Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)        Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted, and in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right that are being exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares covered by Stock Appreciation Rights until the Shares are issued to the Participant.

(c)        Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 16.

8.	Restricted Stock

(a)        Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)        Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Shares of Restricted Stock may be evidenced in such manner as the Committee shall determine in its sole discretion. If certificates representing Shares of Restricted Stock are registered in the name of the applicable Participant, the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse.

(c)        Dividends. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Committee in its sole discretion.

(d)        Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 8 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 10(b) below. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares. No such restrictions shall lapse for such performance period until such certification is made by the Committee.

9.	Restricted Stock Units

(a)        Grant. Subject to the provisions of the Plan, Restricted Stock Units may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Each grant of Restricted Stock Units shall be evidenced by an Award agreement that shall specify the applicable restrictions, the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

(b)        Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Units and/or the Shares issuable upon the settlement of Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions requiring a minimum period of service as a condition of settlement of any or all Restricted Stock Units, performance-based restrictions requiring the achievement of certain performance goals (including but not limited to those set forth in Section 10(b) below) and/or restrictions under applicable laws or under the requirements of any stock exchange or market or holding requirements or sale restrictions placed on any Shares issued by the Company upon vesting and in settlement of such Restricted Stock Units.

(c)        Dividends and Other Distributions. Shares underlying Restricted Stock Units shall be entitled to Dividend equivalents other distributions only to the extent provided by the Committee.

(d)        Performance-Based Grants. Notwithstanding anything to the contrary herein, certain Restricted Stock Units granted under this Section 9 may, at the discretion of the Committee, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The Restricted Stock Units shall vest based wholly or partially on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 10(b) below. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares. No Restricted Stock Units for such performance period shall vest until such certification is made by the Committee.

10.	Other Stock-Based Awards

(a)        Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares, including, but not limited to, Shares awarded purely as a bonus and not subject to any restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, performance units, free standing dividend equivalent units, stock equivalent units, and deferred stock units. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)        Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 10 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) operating income before depreciation and amortization (“OIBDA”), including adjusted OIBDA; (ii) operating income (either before or after, either or any combination of, interest, taxes, depreciation and/or amortization); (iii) earnings per share or in the aggregate; (iv) return on stockholders’ equity; (v) stock price; (vi) revenues or sales; (vii) advertising revenue or sales; (viii) free cash flow; (ix) return on invested capital; (x) total stockholder return; (xi) net sales or revenue growth; (xii) return on assets; (xiii) return on capital; (xiv) return on sales; (xv) return on revenue; (xvi) operating cash flow; (xvii) cash flow return on equity; (xviii) cash flow return on investment; (xix) earnings before or after taxes, interest, depreciation, and/or amortization; (xx) gross or operating margins; (xxi) productivity ratios; (xxii) expense targets; (xxiii) margins; (xxiv) operating efficiency; (xxv) market share; (xxvi) working capital targets and change in working capital; (xxvii) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (xxviii) reductions in expenses; (xxix) net economic value; (xxx) completion or progress on the achievement of significant transactions, acquisitions, divestitures, product development and/or projects or processes; (xxxi) results of customer satisfaction surveys; (xxxii) product price; (xxxiii) achievement of product and/or service quality goals; and/or (xxxiv) credit rating.

The foregoing criteria may relate to the Company, one or more of its affiliates or one or more of its or their divisions, units, departments or functions or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, and may be based upon a specified increase, positive result, maintenance of the status quo, decrease or negative result, or any combination thereof, and may apply to all or a portion of the designated performance goal or goals, or any combination thereof, and financial metrics may be calculated on a pre-tax and/or after-tax basis, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items as the Committee shall determine. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code and Section 22 below, elect to defer payment of a Performance-Based Award.

11.	Adjustments Upon Certain Events

(a)        Adjustments Upon Certain Events. Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(i)        Generally. In the event of any change in the outstanding Shares (including, without limitation, the value thereof) after the Effective Date by reason of any Share dividend or split, reorganization recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section 22), as to (i) the number or kind of Shares (or other securities or property) issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares (or other securities or property) for which Awards may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

(ii)        Change in Control. In the event of a Change in Control after the Effective Date, the Committee may (subject to Section 22), but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (B) cancel Awards for fair value (as determined in the sole discretion of the Committee) which in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (D) provide that for a period of at least 30 days prior to the Change in Control, such Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Options or Stock Appreciation Rights shall terminate and be of no further force and effect. The Committee shall neither be obligated to treat all Awards in the same manner under this Section 11(a)(ii) nor to take any action with respect to all Awards if it determines to take action with respect to any Award under this Section 11(a)(ii).

(b)        Substitute Awards. The Company, from time to time, also may substitute or assume any outstanding award granted by the Company, any of its Affiliates or another company, whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock or otherwise, by either: (A) granting an Award under the Plan in substitution of such award or (B) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the granting company had applied the rules of the Plan to such grant. In the event the Company assumes an award pursuant to this Section 11(b), the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code and Section 409A). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Option Price. In the event the Company elects to grant a new Stock Appreciation Right rather than assuming an existing Stock Appreciation Right, such new Stock Appreciation Right may be granted with a similarly adjusted exercise price. The number of Shares underlying Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

12.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the Employment of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.	Nontransferability of Awards

Unless otherwise determined by the Committee (and subject to the limitation that in no circumstances may an Award may be transferred by the Participant for consideration or value), an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

15.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the stockholders of the Company (i) if such action would (except as is provided in Section 11 of the Plan) increase the total number of Shares reserved for the purposes of the Plan or the maximum number of Shares for which Awards may be granted to any Participant, or (ii) if stockholder approval for such action is otherwise required by any applicable law or regulation or the rules of the NYSE or any successor exchange or quotation system on which the Shares may be then listed or quoted or Section 162(m) of the Code (taking into consideration the exception provided by Treas. Reg. § 1.162-27(f)(iii)(4)), (b) without the consent of a Participant, if such action would materially diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) subject to Section 5(b), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, the Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A, prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A.

16.	International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

17.	Other Benefit Plans

All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

18.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, and except as otherwise provided in the pertinent Award agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

19.	Effectiveness of the Plan

The Plan, as amended and restated, shall be effective as of the Effective Date on the date it is approved by the stockholders of the Company at the regularly scheduled meeting of the stockholders of the Company in 2014.

20.	Code Section 162(m) Approval

If so determined by the Committee, the provisions of the Plan regarding Performance-Based Awards shall be disclosed and reapproved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

21.	Securities Law Compliance

(a)        If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or other form of securities market upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or other form of securities market upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state or foreign securities law or unless she or she shall have furnished an opinion to the Company, in form and substance satisfactory to the Company, that such registration is not required.

(b)        If the Committee determines that the exercise, nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any securities exchange or other form of securities market on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

22.	Section 409A

(a)        In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable only, of Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.

(b)        Elective Deferrals. No elective deferrals or re-deferrals of compensation (as defined under Section 409A) other than in regard to Restricted Stock Units granted under the Plan are permitted hereunder.

(c)        Applicable Requirements. To the extent an Award granted under the Plan is deemed to be “deferred compensation” subject to Section 409A, the following rules shall apply to such Awards:

(i)        Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then at the grant of the Award to which such payment relates, the Company shall specify in the Award agreement the date(s) on which such compensation will be paid.

(ii)        Initial Deferral Elections. For Awards of Restricted Stock Units where the Participant is given the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied (e.g., retirement), the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A and Treas. Reg. § 1.409A-2.

(iii)        Subsequent Deferral Elections. To the extent the Company or Committee allows Participants to elect to re-defer (after an initial deferral election has become irrevocably effective) deferred compensation that is subject to Section 409A, then the requirements of Treas. Reg. § 1.409A-2(b) must be met. Generally those requirements provide that: (1) such election will not take effect until at least 12 months after the date on which it is made; (2) in the case of an election not related to a payment on account of disability, death, or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than 5 years from the date such payment would otherwise have been paid; and, (3) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. § 1.409A-3(a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.

(iv)        Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. § 1.409A-3. Generally, such events and times include: a Participant’s separation from service; a Participant’s becoming disabled; a Participant’s death; a time or a fixed schedule specified in the Plan (including an Award agreement); a change in the ownership or effective control, or in the ownership of a substantial portion of the assets, of a corporation; or the occurrence of an unforeseeable emergency, in each case as defined and provided for under Section 409A.

(v)        Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A, then such payment may be delayed without causing such amount to be subject to Section 409A if the requirements of Treas. Reg. § 1.409A-1(b)(4)(ii) are met.

(vi)        Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. §1.409A-3(j)(4).

(vii)        Installment Payments. To the extent any amount made under the Plan to which Section 409A applies is payable in two or more installments, each installment payment shall be treated as a separate and distinct payment for purposes of Section 409A.

(d)        Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A:

(i)        In applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Sections 1563(a)(1), (2) and (3) of the Code;

(ii)        In applying Treas. Reg. § 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treas. Reg. § 1.414(c)-2; and

(iii)        Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. § 1.409A-1(b)(5)(E)(1), then the language “at least 50 percent” in clauses (i) and (ii) above shall instead be “at least 20 percent.”

(e)        Specified Employees; Payment Delay. Notwithstanding anything above to the contrary, in the event that an amount that is subject to Section 409A is to be paid under the Plan to a “specified employee” upon such employee’s “separation from service” (as those terms are defined under Section 409A), then such payment shall be made on the first day of the seventh month following the month in which the separation from service occurred.

23.	Plan History

The Plan was originally adopted by the Company on November 20, 2009. The Board approved an amendment to the Plan on January 28, 2010 to remove the minimum vesting schedule for Restricted Stock and Other Stock-Based Awards. The Committee approved an amendment and restatement of the Plan on March 15, 2010 to (a) increase the number of Shares reserved for issuance pursuant to Awards from 11,308,831 Shares to 16,608,831 Shares and (b) provide for a limit of 7,800,000 on the number of Restricted Stock or Other Stock-Based Awards payable in Shares, which amended and restated Plan was approved by stockholders on April 29, 2010. The Plan was further amended and restated following stockholder approval on June 14, 2012 to (a) increase the number of Shares reserved for issuance pursuant to Awards by 5,200,000 Shares, (b) change the manner in which certain types of Awards under the Plan count against the number of Shares authorized for issuance under the Plan, thereby eliminating the separate limit for Awards of Restricted Stock or Other Stock-Based Awards hereunder, (c) provide that the number of Shares underlying any Award settled in cash shall again be available for Awards under the Plan, (d) provide additional performance criteria pursuant to which performance-based Awards may be granted under the Plan, (e) provide that Awards may be granted under the Plan for ten years from the date the Plan was first adopted by the Board, and (f) make other clarifying and administrative amendments.

The Board approved an amendment and restatement of the Plan effective as of March 27, 2014 to (a) increase the number of Shares reserved for issuance hereunder, (b) change the manner in which certain types of Awards under the Plan count against the number of Shares authorized for issuance under the Plan, thereby treating all Awards under the Plan in the same manner, (c) provide that certain Shares underlying Awards shall again be available for Awards under the Plan, (d) provide expressly for the award of Restricted Stock Units, (e) extend the term of the Plan until March 26, 2024, and (f) make other clarifying and administrative amendments. The amendment and restatement of the Plan in 2014 is subject to and contingent upon, the approval of the stockholders of the Company, which approval is being sought at the 2014 Annual Meeting of Stockholders.

Annex B

Reconciliation of Non-GAAP Financial Measures

The following table presents our reconciliation of Adjusted OIBDA to operating income (in millions):

2013
Operating income	$190.3
Add (less):
Depreciation	128.9
Amortization of intangible assets	45.1
Restructuring costs	41.3
Non-cash equity-based compensation	47.0
Losses / (gains) on disposals of assets, net	(2.5)
Non-cash asset impairments and write-offs	30.6
Special items	-

Adjusted OIBDA	$480.7

The following table presents our reconciliation of Free Cash Flow to cash provided by operating activities (in millions):

2013
Cash provided by operating activities	$318.9
Add (less):
Capital expenditures and product development costs	(65.7)
Principal payments on capital leases	(61.1)

Free cash flow	$192.1

The following table presents our reconciliation of Revenue Net of TAC to consolidated revenue (in millions):

2013
Consolidated revenue	$2,319.9
Add (less):
Total TAC	(479.4)

Revenue Net of TAC	$1,840.5

B-1

The following table presents our reconciliation of Adjusted Earnings per Share to net income attributable to AOL (in millions, except per share amount):

2013
Net income attributable to AOL	$92.4
Add (less):
(a) Restructuring costs	41.3
(b) Gains and losses on all disposals of assets	(2.5)
(c) Non-cash asset impairments and write-offs	30.6
(d) Special items	1.0

Subtotal of items (a) through (d)	70.4
Tax effect of deductible items at the Company’s marginal tax rate	(19.9)

Items to exclude, net of tax	50.5

Adjusted net income attributable to AOL	$142.9
Divided by:
Diluted weighted average common shares outstanding	82.0

Adjusted Earnings per Share	$1.74

B-2

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Pacific Time, on May 21, 2014.
Vote by Internet
Go to www.envisionreports.com/AOL
Or scan the QR code with your smartphone
Follow the steps outlined on the secure website
Vote by telephone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Follow the instructions provided by the recorded message
X
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
A Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed in Proposal (1) and
FOR Proposals (2), (3), and (4).
1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain
01 - Tim Armstrong 02 - Eve Burton 03 - Richard Dalzell
04 - Alberto Ibargüen 05 - Hugh Johnston 06 - Dawn Lepore
07 - Patricia Mitchell 08 - Fredric Reynolds 09 - James Stengel
For Against Abstain For Against Abstain
2. To ratify the appointment of Ernst & Young LLP as our 3. To approve the Company’s executive compensation on an independent registered public accounting firm for 2014. advisory basis.
4. To approve the Company’s AOL Inc. 2010 Stock Incentive Note: In their discretion, the proxies are authorized to vote upon such
Plan, as amended and restated. other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
B Non-Voting Items
Change of Address — Please print new address below. Meeting Attendance
Mark box to the right if
you plan to attend the
Annual Meeting.
C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
01SIXG

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — AOL Inc.
Notice of 2014 Annual Meeting of Stockholders
Proxy Solicited by AOL Inc. Board of Directors for Annual Meeting — May 22, 2014
The undersigned hereby appoints Tim Armstrong and Julie M. Jacobs, and each of them, the true and lawful proxies of the undersigned, with full power of substitution, to each independently without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of
Stockholders of AOL Inc. to be held on May 22, 2014 at The L.A. Hotel Downtown, 333 South Figueroa Street, Los Angeles, CA 90071, at 9:00 a.m.,
Pacific Time, and at any and all adjournments or postponements thereof, in accordance with the ballot on the reverse side, and in accordance with their best judgment in connection with such other business as may properly come before the Annual Meeting and at any and all adjournments or postponements thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DESIGNATED ON THE REVERSE SIDE. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS APPEARING ON THE PROXY, PROXIES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1), FOR PROPOSALS (2), (3), AND (4), AND IN THE DISCRETION OF THE PROXIES, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.